CONFORMED COPY

1 SEPTEMBER 2004

US$500,000,000

CREDIT FACILITY AGREEMENT

between

TEEKAY SHIPPING CORPORATION
as Parent Guarantor

TEEKAY NORDIC HOLDINGS INCORPORATED
as Original Borrower

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Bookrunner

NORDEA BANK FINLAND PLC, NEW YORK BRANCH and DNB NOR BANK ASA
as Lead Arrangers

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Administrative Agent and as Security Trustee

THE SUBSIDIARY GUARANTORS

and

THE LENDERS

WHITE & CASE
 7-11 Moorgate
London EC2R 6HH

TABLE OF CONTENTS

THIS AGREEMENT is dated 1 September 2004 (this “Agreement”) and made between:

(1)     TEEKAY SHIPPING CORPORATION, a Republic of Marshall Islands corporation (the “Parent Guarantor”)'

(2)     TEEKAY NORDIC HOLDINGS INCORPORATED, a Republic of Marshall Islands corporation (the “Original Borrower”);

(3)     NORDEA BANK FINLAND PLC, NEW YORK BRANCH (the “Bookrunner”);

(4)     NORDEA BANK FINLAND PLC, NEW YORK BRANCH and DNB NOR BANK ASA (the “Lead Arrangers”);

(5)     NORDEA BANK FINLAND PLC, NEW YORK BRANCH (as agent for and on behalf of the Finance Parties, the “Administrative Agent”);

(6)     NORDEA BANK FINLAND PLC, NEW YORK BRANCH (as security trustee for and on behalf of the Finance Parties, the “Security Trustee”);

(7)      THE SUBSIDIARY GUARANTORS (as defined below); and

(8)      THE LENDERS (as defined below).

1.       DEFINITIONS AND INTERPRETATION

1.1     Definitions

Except as otherwise defined, in this Agreement the following terms have the meanings set out below.

“Accession Notice” means a duly completed accession notice in the form of Part II of Schedule 6 (Form of Accession Notice).

“Additional Appraisal Package” means an appraisal relating to a Collateral Vessel provided or to be provided pursuant to and in accordance with Clause 17.6 (Additional Appraisal Package).

“Additional Obligor” means the Leaseback Borrower or any Substitute Vessel Owner, in each case, as the context may require.

“Advance” means, save as otherwise provided in this Agreement, an advance made or to be made (as from time to time reduced by repayment) by the Lenders under Tranche A and/or Tranche B, as the case may be.

“Affiliate” means in relation to a person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with that person, and for these purposes “control” shall be construed so as to include the ownership, either directly or indirectly and legally or beneficially, of more than 33% of the issued share capital of a company or the ability to control, either directly or indirectly, the affairs or the composition of the board of directors (or equivalent of it) of a company and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

“Annual Appraisal Package” means an appraisal prepared in relation to a Collateral Vessel provided or to be provided pursuant to Clause 17.5 (Annual Appraisal Packages).

“Appraisal Package” means in respect of a Collateral Vessel, the Initial Appraisal Package or if applicable, the most recent Annual Appraisal Package or Additional Appraisal Package (as the case may be), relating to such Collateral Vessel.

“Approved Valuer” means any one of H. Clarkson & Co Ltd, Simpson Spence & Young Shipbrokers Ltd, Fearnley AS, R.S. Platou AS or P. Bassoe AS or such other valuer as may be approved from time to time by the Administrative Agent.

“Associated Costs Rate” means, in relation to any Advance or Unpaid Sum, the rate determined in accordance with Schedule 5 (Associated Costs Rate).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available Commitments” means the aggregate of the Tranche A Available Commitments and the Tranche B Available Commitments.

“Available Credit” means, on any day, the sum of Free Liquidity and the aggregate of all amounts available to be drawn by members of the Group under any revolving credit lines (excluding undrawn revolving credit lines with less than 6 months to maturity) including, as applicable, pursuant to this Agreement.

“Bareboat Charters” means the bareboat charter arrangements in force at the date of this Agreement relating to the Collateral Vessels ‘Nordic Brasilia’, ‘Nordic Spirit’, ‘Petroatlantic’ and ‘Petronordic’, together with any other bareboat charters entered into from time to time pursuant to and in accordance with Clause 19.10(a) (Chartering).

“Borrowers” means the Original Borrower and (if applicable) the Leaseback Borrower and “Borrower” means either of them, as the context requires.

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period or Term in respect of that Advance or Unpaid Sum, had the principal amount of such Advance or Unpaid Sum received been paid on the last day of that Interest Period or Term;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period or Term.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open for business in London and New York.

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) NO 1346/2000 of 29 May, 2000 on Insolvency Proceedings.

“Change of Control” means:

(a)	in respect of the Parent Guarantor, any person or two or more persons acting in concert (excluding Resolute Investments Inc. or any successor thereto) acquires:

(i)	legally or beneficially and either directly or indirectly, more than 50% of the entire issued share capital of the Parent Guarantor; or

(ii)	the right or ability to control, either directly or indirectly, the affairs or the composition of the majority of the board of directors (or equivalent of it) of the Parent Guarantor;

(b)	in respect of the Original Borrower, the Parent Guarantor ceases to own:

(i)	legally or beneficially and either directly or indirectly, the entire issued share capital of the Original Borrower; or

(ii)	the right or ability to control, either directly or indirectly, the affairs or the composition of the board of directors (or equivalent of it) of the Original Borrower; and

(c)	in respect of the Leaseback Borrower, any change in the constitution or identity of the partnership of the Leaseback Borrower which has not been previously approved by the Administrative Agent (acting reasonably), provided that this paragraph shall not apply to a transfer of an equity interest in the Leaseback Borrower by an entity (x) to another member of its group or (y) to a member of the Group, if the completion of such transfer has been notified to the Administrative Agent within 10 Business Days following the occurrence of the same, in each case by virtue of ownership of share capital, contract or otherwise.

“Charterer” means, from time to time, each member of the Group or (if applicable) the Leaseback Group which has entered into a Relevant Third Party Charter with a third party in respect of a Collateral Vessel to the extent that such Relevant Third Party Charter remains in effect at the relevant time.

“Collateral Vessels” means the Tranche A Vessels and the Tranche B Vessels.

“Collateral Vessel Provisions” means each of the terms and conditions contained in Schedule 10 (Collateral Vessel Provisions).

“Commitment” means, in relation to a Lender at any time, its Tranche A Commitment and/or its Tranche B Commitment, as the context may require.

“Commitment Reduction Date” means each of the dates referred to in the applicable column of Schedule 8 (Commitment Reduction Schedule), provided that if any such day is not a Business Day, the Commitment Reduction Date will be the next succeeding Business Day in the then current calendar month (if there is one) or the immediately preceding Business Day (if there is not).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Credit Facility” means the credit facility to be provided to the Borrowers pursuant to Clause 2.1 (Revolving Credit Facility) and Clause 2.2 (Consolidation on Leaseback Completion Date).

“Cross Guarantee Obligations” means, from time to time, the aggregate of:

(a)	the Tranche A Obligations;

(b)	the Tranche B Obligations; and

(c)	all other amounts due and payable to any Finance Party by the Borrowers (or either of them) under the Finance Documents,

in each case, as applicable at the relevant time.

“Cross Guarantors” means the Original Borrower and the Subsidiary Guarantors (excluding the Tranche A Vessel Owners).

“Default” means an Event of Default or any event or circumstance which (with the expiry of a grace period, the giving of notice, the making of any determination under any of the Finance Documents or any combination of any of the foregoing) would be an Event of Default.

“Disposal Date” in relation to a sale or other disposal to a third party of a Collateral Vessel and except as otherwise provided, means the date on which such sale or other disposal is completed by delivery of that Collateral Vessel to the relevant person acquiring such Collateral Vessel.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Drawdown Date” means the date on which an Advance is (or is requested to be) made under this Agreement.

“Drawdown Request” means a duly completed notice in the form set out in Schedule 4 (Form of Drawdown Request).

“Earnings” in relation to a Collateral Vessel, means:

(a)	all freights, hires and any other moneys whatsoever which may at any time be earned by, or become payable to or for the account of, its owner and which arise out of or as a result of the ownership or operation of the relevant Collateral Vessel by such owner or its agents (net of normal brokerage commissions);

(b)	all moneys and claims for moneys due and to become due to its owner under, and all claims for damages arising out of the breach of, any charter or contract of affreightment which may be entered into in relation to the relevant Collateral Vessel and any and all claims and causes of action for money, losses or damages that may accrue to or belong to such owner and which arise out of or which are in any way connected with the present or future use, operation or management of such Collateral Vessel; and

(c)	all moneys and claims for moneys due and to become due to its owner, and all claims for damages in respect of a requisition for hire (other than a requisition for hire constituting a total loss) or use of the relevant Collateral Vessel or its owner’s interest therein.

“Encumbrance” means:

(a)	a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(b)	any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(c)	any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect.

“Event of Default” means any of the events or circumstances described as such in Clause 22 (Events of Default).

“Environmental Affiliate” means an agent or employee of a Subsidiary Guarantor or a person in a contractual relationship with a Subsidiary Guarantor in respect of the Collateral Vessel owned by it (including, without limitation, the operation of or the carriage of cargo of such Collateral Vessel).

“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Laws.

“Environmental Claim” means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident.

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Collateral Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than such Collateral Vessel and which involves a collision between that Collateral Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the relevant Collateral Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any guarantor, any manager (or any sub-manager of such Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from such Collateral Vessel and in connection with which that Collateral Vessel is actually or potentially liable to be arrested and/or where any guarantor, any manager (or any sub-manager of the relevant Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Laws” means all present and future laws, regulations, treaties and conventions of any applicable jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment;

(b)	relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)	provide remedies or compensation for harm or damage to the environment; or

(d)	relate to Environmentally Sensitive Materials or health or safety matters.

“Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

“Facility Office” means:

(a)	in relation to the Administrative Agent, the office identified with its signature below or such other office as it may, from time to time, select for performance of its agency function under this Agreement; and

(b)	in relation to a Lender, the office from time to time designated by it to the Administrative Agent for the purposes of this Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as such Lender may from time to time select.

“Fees Letter” means the fees letter dated 11 June 2004 from Nordea Bank Finland Plc, New York Branch (as Bookrunner, Lead Arrangers and Administrative Agent) to the Borrower.

“Finance Documents” means:

(a)	this Agreement, any Novation Deeds, Accession Notices, Transfer Certificates and the Fees Letter;

(b)	the Security Trust Deed;

(c)	the Security Documents;

(d)	any other agreement or document entered into or executed pursuant to or contemplated by any of the foregoing documents; and

(e)	any other agreement or document designated a “Finance Document” in writing by the Administrative Agent with the agreement of an Obligor.

“Finance Parties” means the Administrative Agent, the Bookrunner, the Lead Arrangers, the Security Trustee and the Lenders and “Finance Party” means any of them.

“Financial Indebtedness” means any Indebtedness of any person for or in respect of:

(a)	moneys borrowed or raised;

(b)	amounts raised under any acceptance credit facility;

(c)	amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

(d)	amounts raised pursuant to any issue of shares of the relevant person which are expressed to be redeemable;

(e)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with GAAP, be treated as finance or capital leases;

(f)	the amount of any liability in respect of any purchase price for assets or services, the payment of which is deferred for a period in excess of one hundred and eighty (180) days;

(g)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument;

(h)	all interest rate, currency swap and similar agreements obliging the making of payments, whether periodically or upon the happening of a contingency (and the value of such Indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(i)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)	any guarantee of Indebtedness falling within paragraphs (a) to (i) above.

“Financial Quarter” means the period commencing on the day immediately following any Quarter Date in each year, and ending on the next succeeding Quarter Date.

“Free Liquidity” means, on any date, the aggregate of:

(a)	cash and cash equivalents; and

(b)	marketable securities,

to which the Parent Guarantor shall have free, immediate and direct access and as may be ascertained from the balance sheets contained in the annual or quarterly statements for the Group provided to the Lenders under this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“GMT”means Greenwich Mean Time.

“Group” means the Parent Guarantor and its Subsidiaries from time to time.

“Guarantors” means the Subsidiary Guarantors, the Parent Guarantor and following the Leaseback Completion Date, the Original Borrower and “Guarantor” means any one of them, as the context requires.

“Holding Company” means a company, corporation or partnership of which another company, corporation or partnership is a Subsidiary.

“Increased Cost”means:

(a)	any reduction in the rate of return from the Credit Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)	any additional or increased cost; or

(c)	any reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having agreed to make available its Commitment or having funded or performed its obligations under any Finance Document.

“Indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (including interest and other charges relating to it).

“Initial Appraisal Package” means, in relation to a Collateral Vessel, a written estimate (to be provided pursuant to Clause 3.1 (Conditions Precedent)) confirmed in writing by an Approved Valuer and dated no more than 30 days prior to its delivery to the Administrative Agent as to inter alia the Market Value of the relevant Collateral Vessel as at the date of such estimate.

“Initial Security Documents” means the documents listed in Part IV of Schedule 3 (Initial Security Documents).

“Instructing Group”means:

(a)	before the making of any Advance under this Agreement, a Lender or group of Lenders whose Available Commitments amount in aggregate to more than 66 2/3% of all the Available Commitments; and

(b)	thereafter, a Lender or group of Lenders to whom in aggregate more than 66 2/3% of the aggregate amount of the Outstandings are (or if there are no Outstandings at such time, immediately prior to repayment of all such Outstandings, were then) owed.

“Interest Period” means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 9.1 (Interest Periods following Leaseback Completion Date).

“Intra-Group Charter Party” means each of the persons being party to an Intra-Group Charter from time to time.

“Intra-Group Charters” means the chartering agreements or other arrangements between members of the Group in effect from time to time in respect of the Collateral Vessels.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation.

“Law” means any:

(a)	common or customary law;

(b)	constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

(c)	present or future directive, regulation, practice, concession or requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

“Leaseback Borrower” has the meaning given to it in Part I of Schedule 6 (Permitted Sale and Leaseback).

“Leaseback Completion Date” means the Business Day specified by the Administrative Agent in the Leaseback Completion Date Notice on which the completion of the Permitted Sale and Leaseback is deemed to have occurred for the purposes of this Agreement.

“Leaseback Completion Date Notice” has the meaning given to it in Clause 20.3 (Leaseback Completion Date).

“Leaseback Disclosures” means the documents and other information relating to the Permitted Sale and Leaseback provided by the Parent Guarantor to the Lenders (through the Administrative Agent) prior to the date of this Agreement.

“Leaseback Group” means the Leaseback Borrower and each of the Tranche A Vessel Owners.

“Leaseback Period” means the period commencing on the date of this Agreement and ending on the first anniversary of such date.

“Lender” means a person which:

(a)	is named in Schedule 1 (Lenders and Commitments); or

(b)	has become a party to this Agreement in accordance with the provisions of Clause 31 (Assignments and Transfers),

which (in each case) has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any amount owed by an Obligor under this Agreement on which interest for a given period is to accrue:

(a)	the rate per annum which appears on the Telerate page 3750 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions dated August 1985)) for such period at or about 11.00 a.m. on the Quotation Date for such period; or

(b)	if no such rate is displayed, the arithmetic mean (rounded upwards, if not already such a multiple, to one sixteenth of a percent) of the rates (as notified to the Administrative Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in dollars for such period at or about 11.00 a.m. on the Quotation Date for such period.

“Loss or Sale Commitment Reduction” in relation to a total loss or sale (or other disposal to a third party) of a Collateral Vessel, means an amount equal to:

(a)	the Total Tranche A Commitments (in the case of a Tranche A Vessel) or the Total Tranche B Commitments (in the case of a Tranche B Vessel); multiplied by

(b)	the applicable fraction,

and for the purposes of this definition, “applicable fraction” shall mean the Market Value of the relevant Collateral Vessel divided by the aggregate Market Value of all such Tranche A Vessels or Tranche B Vessels (as the case may be).

“MAP Pollution” means mortgagee additional perils (pollution) insurance.

“Margin” means 0.70% per annum.

“Market Value” means, in relation to one or more Collateral Vessels (as the context may require) at any time, the appraised value thereof in dollars determined on the basis of a sale (for cash and prompt delivery) by a willing seller to a willing buyer, free of any contract of affreightment, charter and encumbrances and at arm’s length on normal commercial terms, being the appraised value referred to in the Appraisal Package relating to each such Collateral Vessel.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect on:

(a)	the financial condition, assets, prospects or business of any Obligor or on the consolidated financial condition, assets, prospects or business of the Group;

(b)	the ability of any Obligor (or if applicable, the Parent Guarantor on its behalf) to perform and comply with its obligations under any Finance Document or to avoid any Default;

(c)	the validity, legality or enforceability of any Finance Document; or

(d)	the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or the priority and ranking of any such Security,

provided that, in determining whether any of the foregoing circumstances shall constitute such a material adverse change or material adverse effect for the purposes of this definition, the Finance Parties shall consider such circumstance in the context of (x) the Group taken as a whole and (y) the ability of the Parent Guarantor to perform each of its obligations under the Finance Documents.

“Material Subsidiary”means:

(a)	the Original Borrower and each Subsidiary Guarantor; and

(b)	any other Subsidiary of the Parent Guarantor or of the Leaseback Borrower (as the case may be) whose assets, as determined in accordance with GAAP and as shown from the most recent financial statements available to the Administrative Agent relating to it, as multiplied by the Relevant Percentage in respect of such Subsidiary, equal or exceed 10% of the aggregate value of the assets of the Group or the Leaseback Group (as the case may be) as determined in accordance with GAAP and as shown from the most recently available financial statements of the Group or the Leaseback Group (as applicable), provided that:

(i)	in respect of any Subsidiary of the Parent Guarantor or of the Leaseback Borrower (as applicable), only the value of its assets as multiplied by the Relevant Percentage in respect of such Subsidiary shall be taken into account in the computation of the value of the assets of the Group or the Leaseback Group (as the case may be); and

(ii)	a statement by the auditors of the Parent Guarantor or (if applicable) the Leaseback Borrower to the effect that, in their opinion, a Subsidiary of the Parent Guarantor or the Leaseback Borrower (as the case may be) is or is not or was or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on each of the parties to this Agreement.

“Maturing Advance” has the meaning given to it in Clause 5.1(d) (Commitment Reduction and Repayment).

“Maturity Date” means the date falling on the tenth anniversary of this Agreement.

“Member State” means a member of the European Community.

“MII” means mortgagee interest insurance.

“Necessary Authorisations” means all Authorisations of any person including any government or other regulatory authority required by applicable Law to enable it to:

(a)	lawfully enter into and perform its obligations under the Transaction Documents to which it is party;

(b)	ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents to which it is party; and

(c)	carry on its business from time to time.

“New Vessel” means any vessel which:

(a)	is a conventional tanker or shuttle tanker, of aframax or suezmax size, with a double hull;

(b)	has a Market Value equal to or greater than;

(i)	1 times (in the case of a vessel built in 1998 or later);

(ii)	1.25 times (in the case of a vessel built in 1997 or 1996); or

(iii)	1.50 times (in the case of a vessel built in 1995 or earlier),

that of the Collateral Vessel or Collateral Vessels (taken together) which such vessel substitutes or is to substitute, pursuant to Clause 19.12(b)(ii) (Disposal of Assets and Collateral Vessel Substitution);

(c)	is registered with a Pre-Approved Flag and has a classification with a Pre-Approved Classification Society (or such other flag and/or classification society as may be acceptable to the Administrative Agent); and

(d)	has been built no earlier than 1992,

in each case, as determined by the Administrative Agent (in consultation with the Parent Guarantor) on the basis of such information as may be required by the Administrative Agent for the purposes of such determination pursuant to Clause 17.6 (Additional Appraisal Package) or otherwise provided that, notwithstanding the foregoing criteria, for the purposes of a substitution of the Nordic Sarita for the Collateral Vessel ‘Falster Spirit’ pursuant to and in accordance with Clause 19.12(b)(ii) (Disposal of Assets and Collateral Vessel Substitution), the Nordic Sarita shall constitute a “New Vessel” for the purposes of this Agreement.

“Nordic Sarita” means the Suezmax double hull shuttle tanker built in 1986 at the Daewoo yard with a dwt of 124,472 which (as at the date of this Agreement) is owned by Ugland Nordic Shipping AS and is registered on Norwegian flag.

“Novation Deed” means a duly completed novation deed substantially in the form of Part IV of Schedule 6 (Form of Novation Deed).

“Obligors” means the Borrowers and the Guarantors and “Obligor” means any of them.

“Obligors’ Agent” means the Parent Guarantor in its capacity as agent for the Obligors, pursuant to Clause 25.17 (Obligors’ Agent).

“Original Consolidated Financial Statements” means the audited consolidated financial statements of the Parent Guarantor in respect of its financial year ended 31 December 2003.

“Original Guarantors” means the Subsidiary Guarantors being original parties to this Agreement.

“Original Obligors” means the Original Guarantors, the Parent Guarantor and the Original Borrower.

“Other Parties” has the meaning given to it in Clause 21.2 (Novation of Leaseback Borrower).

“Outstandings” means, at any time, the aggregate outstanding amount (if any) of all Advances, at such time.

“Participating Member State” means any member of the European Community that at the relevant time has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Permitted Liens” in relation to a Collateral Vessel, means:

(a)	liens for master and crew’s wages, liens in respect of salvage (including contract salvage) and general average; and

(b)	other liens covered by insurance, repairer’s liens and liens incurred in the ordinary course of trading such Collateral Vessel, of an aggregate amount not exceeding $5,000,000.

“Permitted Sale and Leaseback” means a sale and leaseback transaction entered into or to be entered into pursuant to and in accordance with Clause 20 (Sale and Leaseback).

“Petrobras” means Petróleo Brasileiro S.A. and/or any of its Subsidiaries and Affiliates.

“Pre-Approved Classification Societies” means Det Norske Veritas, Lloyd’s Register of Shipping and The American Bureau of Shipping.

“Pre-Approved Flag” means a vessel registration in a Pre-Approved Jurisdiction, NIS or (solely in the case of the Collateral Vessels ‘Nordic Brasilia’ and ‘Nordic Spirit’ or any other Collateral Vessels on bareboat charter to Petrobras in accordance with this Agreement) Brazil.

“Pre-Approved Jurisdiction” means the Marshall Islands, the Bahamas, Liberia and the Cayman Islands.

“Proportion” in relation to a Lender, means:

(a)	in relation to an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitments in respect of the Credit Facility to all the Available Commitments;

(b)	in relation to an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of such Advance or Advances to the amount of all Advances for the time being;

(c)	if paragraph (a) does not apply and there are no Outstandings, the proportion borne by the aggregate of such Lender’s Available Commitments to all the Available Commitments (or if the Available Commitments are then zero, by its Available Commitment to all of the Available Commitments immediately prior to their reduction to zero); and

(d)	if paragraph (b) does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the Outstandings to the amount of all the Outstandings for the time being.

“Quarter Date” means any of 31 March, 30 June, 30 September and 31 December.

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, 2 Business Days before the first day of that period.

“Recovering Finance Party” has the meaning given to it in Clause 29.1 (Payments to Finance Parties).

“Reference Banks” means the principal London offices of HSBC Bank plc, The Royal Bank of Scotland plc and Lloyds TSB Bank plc or such other bank or banks as may be appointed as such by the Administrative Agent after consultation with the Parent Guarantor.

“Relevant Percentage” means, in respect of any Subsidiary of the Parent Guarantor or the Leaseback Borrower (as applicable) at any time, the percentage of the equity share capital or the partnership capital, as the case may be, of such Subsidiary which is beneficially owned (free from Encumbrances) by the Parent Guarantor or the Leaseback Borrower (as the case may be) at such time.

“Relevant Third Party Charters” means the Third Party Time Charters and the Bareboat Charters which, from time to time, have an unexpired term in excess of 36 months, at such time.

“Rollover Advance” has the meaning given to it in Clause 5.1(d) (Commitment Reduction and Repayment).

“Rollover Date” means in relation to any Advance (or if the Leaseback Completion Date has occurred, any Tranche B Advance), the last day of its Term provided that, if any such day is not a Business Day, the Rollover Date will be the next succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not).

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Security” means a mortgage, charge, pledge, lien or encumbrance or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)	each of the Initial Security Documents;

(b)	any other document (executed at any time) conferring or evidencing any Encumbrance, guarantee or other assurance against financial loss for, or in respect of, any of the obligations of the Obligors (or any of them) under this Agreement (including, but not limited to, any vessel mortgage or deed of covenant delivered in respect of such obligations pursuant to this Agreement which is not an Initial Security Document); and

(c)	any other document executed at any time pursuant to any covenant in any of the Security Documents referred to in paragraph (a) or (b) above.

“Security Trust Deed” means the security trust deed entered into or to be entered into in relation to this Agreement between the Parent Guarantor and the Finance Parties.

“Sharing Payment” has the meaning given to it in Clause 29.1 (Payments to Finance Parties).

“Subsidiary” of a company, corporation or partnership means any company, corporation or partnership:

(a)	more than 50% of the issued share capital or equity capital of which is legally or beneficially owned, directly or indirectly, by the first-mentioned company, corporation or partnership; or

(b)	where the first-mentioned company, corporation or partnership owns the right or ability to control directly or indirectly the affairs or the composition of the board of directors (or equivalent of it, if applicable) of such company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first-mentioned company, corporation or partnership.

“Subsidiary Guarantors” means the entities named under the heading ‘Vessel and Owner’ in Schedule 9 (Collateral Vessels) as the owners of the relevant Collateral Vessels and each Substitute Vessel Owner which has acceded to this Agreement as a Subsidiary Guarantor (excluding any Superseded Guarantor or other entity which has ceased to be a Subsidiary Guarantor in accordance with this Agreement).

“Substitute Vessel Owner” means a Subsidiary (or entity which is to become a Subsidiary) of the Parent Guarantor or the Leaseback Borrower (as applicable) to whom ownership of a Collateral Vessel is (or is to be) transferred pursuant to and in accordance with sub-paragraph (i) or (ii) (as the case may be) of Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution), in each case, as the context may require.

“Superseded Guarantor” means a Subsidiary Guarantor which has transferred (or is to transfer) the Collateral Vessel owned by it pursuant to and in accordance with sub-paragraph (i) or (ii) (as the case may be) of Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution).

“Supplemental Leaseback Disclosures” means any documents or other information relating to the Permitted Sale and Leaseback delivered from time to time following the execution of this Agreement pursuant to Clause 20.4 (Supplemental Leaseback Disclosures).

“Term” in relation to an Advance, means the period for which such Advance is borrowed, as specified in the relevant Drawdown Request or as otherwise provided pursuant to this Agreement.

“Third Party Time Charters” means each time charter from time to time entered into in respect of a Collateral Vessel between a member of the Group or (if applicable) the Leaseback Group and a third party.

“Total Debt” means the aggregate of:

(a)	the amount calculated in accordance with GAAP shown as each of “long term debt”, “short term debt” and “current portion of long term debt” on the latest consolidated balance sheet of the Parent Guarantor; and

(b)	the amount of any liability in respect of any lease or hire purchase contract entered into by the Parent Guarantor and/or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease.

“Total Loss Date” in relation to the total loss of a Collateral Vessel, means:

(a)	if it consists of an actual total loss, at noon GMT on the actual date of loss or, if that is not known, on the date on which the Collateral Vessel was last heard of;

(b)	if it consists of a requisitioning for title, at noon GMT on the date on which the same is expressed to take effect by the person making the same; and

(c)	if it consists of a constructive, compromised, arranged or agreed total loss, at noon GMT on the date on which a notice of abandonment of the Collateral Vessel is given to her insurers for the time being or (if her insurers for the time being do not admit liability in respect of such claim for total loss) at the time on which a total loss is subsequently adjudged to have occurred by a competent court or arbitration tribunal or liability in respect thereof as a total loss is admitted by insurers.

“Total Tranche A Commitments” means, at any time, the aggregate of the Tranche A Commitments of the Lenders at such time.

“Total Tranche B Commitments” means, at any time, the aggregate of the Tranche B Commitments of the Lenders at such time.

“Tranche A” has the meaning given to it in Clause 2.1(a) (Revolving Credit Facility).

“Tranche A Available Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Tranche A Commitment at such time adjusted to take account of:

(a)	any cancellation or reduction of it or any transfer by such Lender or any transfer to it, in each case, pursuant to the terms of this Agreement; and

(b)	in the case of any proposed Advance, the proportion of any other Advance corresponding to Tranche A which, pursuant to any other Drawdown Request, is to be made on or before the proposed Drawdown Date, less the amount of its share of the Tranche A Outstandings at such time, provided always that such amount shall not be less than zero.

“Tranche A Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement (including by virtue of the operation of Clause 20.6(b)(i) (Collateral Vessel Conversion)), the amount set opposite its name in the relevant column of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Certificate pursuant to which such Lender becomes a party to this Agreement.

“Tranche A Commitment Reduction” means the amount referred to in the applicable column in Schedule 8 (Commitment Reduction Schedule) in respect of Tranche A for such Commitment Reduction Date, adjusted to reflect the effect of the operation (if any) of Clause 20.6(b)(ii) (Collateral Vessel Conversion).

“Tranche Adjustment Amount” means:

(a)	the aggregate Market Value of the Tranche B Vessels which are to be the subject of the relevant conversion; divided by

(b)	the aggregate Market Value of all the Tranche B Vessels immediately prior to such conversion; multiplied by

(c)	the aggregate Tranche B Commitments or (for the purposes of an adjustment to the Tranche A Outstandings or Tranche B Outstandings (as the case may be) under Clause 20.6(b)(i) (Collateral Vessel Conversion)) the Tranche B Outstandings immediately prior to such conversion, as determined by the Administrative Agent (in consultation with the Parent Guarantor) on the basis of the Additional Appraisal Packages required by the Administrative Agent for the purposes of such determination pursuant to Clause 17.6 (Additional Appraisal Package) or such other Appraisal Packages as the Administrative Agent may select.

“Tranche A Obligations” means, at any time, the Tranche A Outstandings and all interest (including default interest) accrued but unpaid in respect of Tranche A at the relevant time pursuant to this Agreement.

“Tranche A Outstandings” means, at the relevant time, the aggregate outstanding principal amount of the Tranche A Advances, at such time.

“Tranche A Vessel Owners” means, as applicable from time to time, the Subsidiary Guarantors being the owners of the Tranche A Vessels.

“Tranche A Vessels” means the vessels referred to under the heading ‘Vessel and Owner’ in Schedule 9 (Collateral Vessels) (subject to any substitution (in relation to a New Vessel) or conversion (from a Tranche B Vessel) or disposal from time to time of such vessels pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution) and/or Clause 20.6 (Collateral Vessel Conversion)).

“Tranche B” has the meaning given to it in Clause 2.1(b) (Revolving Credit Facility).

“Tranche B Available Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Tranche B Commitment at such time adjusted to take account of:

(a)	any cancellation or reduction of it or any transfer by such Lender or any transfer to it, in each case, pursuant to the terms of this Agreement; and

(b)	in the case of any proposed Advance, the proportion of any other Advance corresponding to Tranche B which, pursuant to any other Drawdown Request, is to be made on or before the proposed Drawdown Date, less the amount of its share of the Tranche B Outstandings at such time, provided always that such amount shall not be less than zero.

“Tranche B Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement (including by virtue of the operation of Clause 20.6(b)(i) (Collateral Vessel Conversion)), the amount set opposite its name in the relevant column of Part I of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Certificate pursuant to which such Lender becomes a party to this Agreement.

“Tranche B Commitment Reduction” means the amount referred to in the applicable column in Schedule 8 (Commitment Reduction Schedule) in respect of Tranche B for such Commitment Reduction Date, adjusted to reflect the operation (if any) of Clause 20.6(b)(ii) (Collateral Vessel Conversion).

“Tranche B Obligations” means, at any time, the Tranche B Outstandings, together with all interest (including default interest) accrued but unpaid in respect of Tranche B at the relevant time pursuant to this Agreement.

“Tranche B Outstandings” means, at any time, the aggregate outstanding amount of the Tranche B Advances, at such time.

“Tranche B Vessels” means the vessels referred to under the heading ‘Vessel and Owner’ in Schedule 9 (Collateral Vessels) (subject to any substitution (in relation to a New Vessel) or conversion (to a Tranche A Vessel) or disposal from time to time of such vessels pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution) and/or Clause 20.6 (Collateral Vessel Conversion)).

“Transaction Documents”means:

(a)	the Finance Documents; and

(b)	the Relevant Third Party Charters.

“Transfer Certificate” means a duly completed transfer certificate in the form set out in Schedule 2 (Form of Transfer Certificate) and signed by a Lender and a Transferee whereby such Lender seeks to procure the transfer to such Transferee of all or a part of such Lender’s rights, benefits and obligations under this Agreement as contemplated in Clause 31 (Assignments and Transfers).

“Transfer Date” means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

“Transferee” means a person to which a Lender seeks to transfer all or part of its rights, benefits and obligations under this Agreement pursuant to and in accordance with Clause 31 (Assignments and Transfers).

“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document but unpaid.

1.2     Accounting Expressions

All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with GAAP.

1.3     Construction (General)

Unless a contrary indication appears, any reference in this Agreement to:

the “Administrative Agent”, the “Bookrunner”, a “Lead Arranger”, the “Security Trustee” or a “Lender” shall be construed so as to include their respective and any subsequent successors, transferees and permitted assigns in accordance with their respective interests;

“continuing” in relation to a Default shall be construed as meaning that (a) the circumstances constituting such Default continue unremedied and (b) neither the Administrative Agent (being duly authorised to do so) nor the Lenders have waived such of its or their rights under this Agreement as arise as a result of that event;

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Administrative Agent’s spot rate of exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11a.m. on such date;

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed accordingly);

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“tax” shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions or withholdings of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed together with any penalties, additions, fines, surcharges or interest relating to it and “taxes” and “taxation” shall be construed accordingly;

“VAT” shall be construed as value added tax including any equivalent or analogous tax which may apply from time to time in the relevant place;

a “wholly-owned Subsidiary” of a company, corporation or partnership shall be construed as a reference to any company, corporation or partnership which has no other members or partners except that other company, corporation or partnership and that other company’s, corporation’s or partnership’s wholly-owned Subsidiaries or nominees for that other company, corporation or partnership or its wholly-owned Subsidiaries; and

the “winding-up”, “dissolution”, “administration” or “reorganisation” of a company, corporation or partnership shall be construed so as to include any equivalent or analogous proceedings under the Law of the jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

1.4     Construction (Maritime)

Unless the contrary indication appears, any reference in this Agreement to:

“arrest” (as a noun) includes any arrest, detention, attachment, distraint, restraint, impounding or filing of a libel and “arrest” (as a verb) shall be construed accordingly;

“contract of affreightment” means any contract or engagement of affreightment or for the carriage or transportation of cargo relating to a vessel or vessels entered from time to time by the owner of such vessel or any person on its behalf;

“requisition for title” (as a verb) includes, in relation to an asset, to compulsorily acquire, expropriate, nationalise, seize, capture, forfeit, condemn as a prize or otherwise act so as to divest the owner thereof of title thereto and noun forms of such verb shall be construed accordingly;

“total loss” in relation to a vessel, shall be construed so as to include (a) any actual, constructive, agreed, arranged or compromised total loss of such vessel including such as may occur during a requisition for hire of that vessel and (b) the requisition for title of such vessel (otherwise than by requisition for hire) by any government or other competent authority or by any person acting or purporting to act by the authority of the same and from which such vessel has not been released within a period of ninety days following the occurrence of such event; and

a “vessel” or a “Collateral Vessel” includes her boilers, engines, machinery, masts, spares, boats, anchors, chains, tackle, apparel, furniture, fittings, freights, computers and other equipment and all other appurtenances belonging or appertaining to her (whether owned at the date of this Agreement or acquired later and whether or not on board but excluding such as may be leased to the owner of such vessel) and all additions, replacements and improvements thereto.

1.5     Currency

“US$", “$” and “dollar” denote the lawful currency for the time being of the United States of America and “€” and “euro” denote the lawful currency for the time being of each Participating Member State.

1.6     Statutes

Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.7     Time

Any reference in this Agreement to a time shall, unless otherwise specified, be construed as a reference to New York time.

1.8     References to Agreements

Unless otherwise stated, any reference in this Agreement to any agreement or document (including any reference to this Agreement) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)	any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

2.       THE CREDIT FACILITY

2.1     Revolving Credit Facility

The Lenders grant to the Original Borrower, upon the terms and subject to the conditions of this Agreement, a revolving credit facility in a maximum aggregate amount of US$500,000,000 comprising two tranches as follows:

(a)	US$320,000,000 (“Tranche A”); and

(b)	US$180,000,000 (“Tranche B”),

in each case, subject to any adjustment to the amount of such tranches during the Leaseback Period pursuant to and in accordance with Clause 20.6 (Collateral Vessel Conversion).

2.2     Consolidation on Leaseback Completion Date

On the Leaseback Completion Date, each Tranche A Advance shall be converted and consolidated into a single Advance, which shall be deemed to have been advanced to the Leaseback Borrower (in place of the Original Borrower) on the Leaseback Completion Date and shall have a single Term commencing on such date and ending on the Maturity Date.

2.3     Purpose

(a)	The Credit Facility is to be applied by the Borrowers:

(i)	to refinance existing Indebtedness relating to the Collateral Vessels; and

(ii)	for the general corporate purposes of the Parent Guarantor and its Subsidiaries and following the occurrence of the Leaseback Completion Date, those of the Leaseback Group.

(b)	The Borrowers shall apply all amounts borrowed under this Agreement in or towards satisfaction of the purposes referred to in paragraph (a) above and none of the Finance Parties shall be obliged to concern themselves with such application.

2.4     Several Obligations

The obligations of each Finance Party under this Agreement are several and the failure by a Finance Party to perform any of its obligations under this Agreement shall not affect the obligations of any of the Obligors towards any other party to this Agreement nor shall any other party be liable for the failure by such Finance Party to perform its obligations under this Agreement.

2.5     Several Rights

The rights of each Finance Party are several and any debt arising under this Agreement at any time from an Obligor to any Finance Party shall be a separate and independent debt. Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

3.       CONDITIONS

3.1     Conditions Precedent

(a)	The obligations of the Finance Parties to make an Advance under this Agreement shall be conditional upon the Administrative Agent having confirmed to the Parent Guarantor that it has received the documents and other evidence listed in Part I of Schedule 3 (Conditions Precedent to first Drawdown) (excluding the Relevant Documents, in the case of an Advance to be made solely under Tranche A but without prejudice to Clause 11.1 (Commitment Fee)) and that each is satisfactory, in form and substance, to the Administrative Agent. The Administrative Agent shall notify the Parent Guarantor and the Lenders promptly upon being so satisfied.

(b)	For the purposes of this Clause 3.1, “Relevant Documents” means:

(i)	any documents and other evidence to be executed and/or delivered by Golar-Nor Offshore AS, Fronape International Company or Petrobras (in each case) as third party charterer under the Relevant Third Party Charter to which such entity is a party;

(ii)	deeds of covenant in respect of the Collateral Vessels being subject to a Bareboat Charter as at the date of this Agreement; and

(iii)	any notices to be delivered by members of the Group to any of the third parties referred to in the foregoing sub-paragraph (i),

in each case, to the extent required by paragraphs 5(c) or 10 under Part I or paragraphs 2 and 4 under Part IV of Schedule 3 (Conditions Precedent to first Drawdown).

3.2     Conditions Subsequent

The Parent Guarantor shall procure (and each relevant Obligor shall ensure) that as soon as practicable after the initial Drawdown Date and in any event within 10 days thereafter, there shall have been delivered to the Administrative Agent each of the documents listed in Part II of Schedule 3 (Conditions Subsequent Documents), each in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall notify the Parent Guarantor and the Lenders promptly upon being so satisfied.

4.       DRAWDOWN

4.1     Conditions to each Advance

Save as otherwise provided in this Agreement, an Advance will be made by the Lenders to the Original Borrower if:

(a)	the Administrative Agent has received from the Original Borrower a duly completed Drawdown Request for that Advance not later than 10.00 a.m. on a day which is not more than 10 nor less than 3 Business Days prior to the proposed Drawdown Date for such Advance, receipt of which shall oblige the Original Borrower to borrow the amount requested on the date stated upon the terms and subject to the conditions contained in this Agreement;

(b)	the proposed Drawdown Date for the Advance is a Business Day which precedes the Maturity Date;

(c)	immediately following the making of such Advance, there will be no more than 6 Advances outstanding;

(d)	the proposed amount of such Advance is equal to the amount of the corresponding Available Commitments or less than such amount but equal to a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000;

(e)	each of the representations and warranties made in Clause 16 (Representations and Warranties) is true and will continue to be true, in each case, in all respects, following the making of the relevant Advance, provided that, any such representation which expressly relates to a given date or period shall be required to be true solely in respect of that date or period;

(f)	the proposed Term or Interest Period (as applicable) of such Advance is a period of 1, 3 or 6 months or such other period as each of the Lenders may agree (but in each such case) ending on or before the Maturity Date;

(g)	no Default (or in the case of a Rollover Advance, Event of Default) has occurred and is continuing or would result from the making of the relevant Advance; and

(h)	in the case of an Advance, other than in the case of a Rollover Advance, the interest rate applicable to such Advance’s first Interest Period or Term (as the case may be) will not have to be determined under Clause 10 (Market Disruption and Alternative Interest Rates).

4.2     Lenders’ Participations

Each Lender will participate through its Facility Office in each Advance made pursuant to Clause 4.1 (Conditions to each Advance) in its respective Proportion.

5.       SCHEDULED COMMITMENT REDUCTIONS AND REPAYMENTS

5.1     Commitment Reduction and Repayment

(a)	The Original Borrower shall repay the full amount of each Advance made to it on the last day of its Term.

(b)	The Leaseback Borrower shall repay the Advance made to it in instalments by repaying an amount equal to the Tranche A Commitment Reduction on each Commitment Reduction Date.

(c)	Without prejudice to the obligations of the Borrowers in sub-paragraph (a) and (b) above, the Total Tranche A Commitments and the Total Tranche B Commitments of the Lenders shall be reduced (on the basis of each Lender’s Proportion) pursuant to a cancellation thereof in an amount equal to the Tranche A Commitment Reduction or Tranche B Commitment Reduction as applicable on such Commitment Reduction Date and each Borrower shall (in respect of each Advance made to it) repay an amount necessary to ensure that the Tranche A Outstandings and the Tranche B Outstandings applicable on such date do not exceed the Total Tranche A Commitments and the Total Tranche B Commitments respectively, in each case, in effect following such cancellation.

(d)	Without prejudice to the Original Borrower’s obligation to repay the full amount of each Advance made to it on the last day of its Term, where, on the same day on which the Original Borrower is due to repay an Advance (a “Maturing Advance”) it has also requested that an Advance be made to it (a “Rollover Advance”), subject to the Lenders being obliged to make such Rollover Advance under Clause 4.1 (Conditions to each Advance) (taking into account the amount of the Maturing Advance, for the purposes of paragraph (d) of such Clause, but without prejudice to paragraph (c) of this Clause 5.1 (Commitment Reduction and Repayment)), the amount to be so repaid and the amount to be so drawn down shall be netted off against each other so that the amount which the Original Borrower is actually required to repay or, as the case may be, the amount which the Lenders are actually required to advance to the Original Borrower, shall be the net amount remaining after such netting off.

5.2     Cancellation on Maturity Date

Without prejudice to the provisions of Clause 5.1 (Commitment Reduction and Repayment), on the Maturity Date, the Borrowers shall repay the Tranche A Obligations and the Original Borrower shall repay the Tranche B Obligations (if any) which remain due and payable by them respectively on such date.

5.3     Confirmation

Prior to each Commitment Reduction Date, the Administrative Agent shall confirm, by notice to the Borrowers, the amounts (if any) which are to fall due from them on such Commitment Reduction Date under this Clause 5 (Scheduled Commitment Reductions and Repayments) provided that, a failure on the part of the Administrative Agent to deliver such a notice, shall not affect the obligations of the relevant Borrower in respect of such amounts which have fallen due.

5.4     Reborrowing

(a)	Without prejudice to paragraph (b) of this Clause 5.4, the Leaseback Borrower may not reborrow any part of Tranche A which is repaid or prepaid.

(b)	Subject to Clause 4.1 (Conditions to each Advance) and the other provisions of this Agreement, the Original Borrower may reborrow any part of the Credit Facility which is repaid (provided that, for the avoidance of doubt, this paragraph (b) shall not apply to Tranche A if the Leaseback Completion Date has occurred).

6.       CANCELLATION

6.1     Voluntary Cancellation

The Original Borrower may, by giving to the Administrative Agent not less than 3 Business Days’ prior written notice to that effect, cancel the whole or any part of the Available Commitments and any such cancellation shall reduce the relevant Available Commitments of the Lenders rateably, provided that, such cancellation shall be in respect of the aggregate of all Available Commitments or an integral multiple of US$5,000,000.

6.2     Notice of Cancellation

Any notice of cancellation given by the Original Borrower pursuant to Clause 6.1 (Voluntary Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

6.3     Cancellation of Available Commitments

(a)	On the Maturity Date, any Available Commitments in respect of the Credit Facility shall automatically be cancelled and the Commitment of each Lender in relation to the Credit Facility shall automatically be reduced to zero.

(b)	On the Leaseback Completion Date, any Tranche A Available Commitments shall automatically be cancelled and the Commitment of each of the Lenders representing such Tranche A Available Commitments shall automatically be reduced to zero.

7.       VOLUNTARY PREPAYMENT

7.1     Voluntary Prepayment

A Borrower owing any Outstandings shall, if it has given the Administrative Agent at least 5 Business Days’ prior written notice to that effect, prepay such Outstandings, in whole or in part (but if in part, in a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000), together with accrued interest on the amount prepaid without premium or penalty but subject to the payment of any Break Costs.

7.2     Right of Prepayment and Cancellation in relation to a single Lender

If any sum payable to any Lender by an Obligor is required to be increased under Clause 12.1 (Tax Gross-up) or a Lender claims indemnification from an Obligor under the provisions of Clause 12.2 (Tax Indemnity) or Clause 14.1 (Increased Costs) and within six months thereafter the Administrative Agent receives from such Obligor, while the circumstances giving rise to such increase or indemnification continue, at least 5 Business Days’ prior notice of its intention to repay or to cause to be repaid such Lender’s share of the Outstandings, the relevant Obligor shall immediately upon the expiry of such 5 Business Day period (or if earlier, in the case of any particular Advance, on the last day of the then current Interest Period or Term (as the case may be) relating to such Advance), repay such Lender’s portion of each Advance together with any Break Costs accruing in relation thereto.

7.3     Application of Voluntary Prepayments

(a)	Any amounts prepaid pursuant to Clause 7.1 (Voluntary Prepayment), shall be applied by the Administrative Agent, in or towards the repayment of the relevant Outstandings, following which (solely in respect of Tranche A Outstandings, if the Leaseback Completion Date has occurred and otherwise without prejudice to Clause 5.4 (Reborrowing)) each of the Tranche A Commitment Reductions shall immediately be reduced on a pro rata basis, pursuant to a cancellation thereof in an amount equal to such prepayment.

(b)	Any amounts prepaid pursuant to Clause 7.2 (Right of Prepayment and Cancellation in relation to a single Lender), shall be applied by the Administrative Agent, in or towards the discharge of the applicable share of the Outstandings owed to the relevant Lender on the date of such repayment until the same are repaid in full, following which each of the remaining Tranche A Commitment Reductions and Tranche B Commitment Reductions shall immediately be reduced on a pro rata basis in an aggregate amount equal to the Commitment of such Lender, pursuant to a cancellation thereof.

7.4     Notice of Prepayment

Any notice of prepayment given by a Borrower or the Parent Guarantor as the case may be pursuant to Clause 7.1 (Voluntary Prepayment) shall be irrevocable, shall specify the date upon which such repayment is to be made and the amount of such repayment and shall oblige the relevant Borrower to make such repayment, and the Parent Guarantor to ensure that such repayment is made, on such date.

7.5     Restrictions on Repayment

No Obligor shall repay or prepay all or any part of any Advance, except at the times and in the manner expressly provided for in this Agreement.

8.       MANDATORY COMMITMENT REDUCTIONS AND PREPAYMENTS

8.1     Total Loss or Sale

(a)	If a Collateral Vessel is sold or otherwise disposed of to a third party, including a deemed disposal pursuant to Clause 19.14(b)(ii) (Registration) or an indirect disposal by way of a transfer of a controlling interest in the relevant person being the owner of such Collateral Vessel or any of its Holding Companies (other than pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution)), or is the subject of a total loss, the Total Tranche A Commitments (in the case of a Tranche A Vessel) or the Total Tranche B Commitments (in the case of a Tranche B Vessel) shall be reduced pursuant to a cancellation thereof in an amount equal to the Loss or Sale Commitment Reduction and the Original Borrower or (in respect of a Tranche A Vessel following the Leaseback Completion Date), the Leaseback Borrower, shall prepay an amount necessary to ensure that the Tranche A Outstandings or the Tranche B Outstandings (as applicable) do not exceed the Total Tranche A Commitments or the Total Tranche B Commitments (as the case may be), such amount to be applied in or towards the discharge of such Tranche A Outstandings or Tranche B Outstandings at such time, in accordance with Clause 8.2 (Application of Mandatory Prepayments), together with accrued interest on the amount prepaid without premium or penalty but subject to the payment of any Break Costs arising in respect of such prepayment, provided that, no prepayment shall be required to be made under this Clause 8.1 (Total Loss or Sale) if:

(i)	on the Disposal Date or the Total Loss Date (as the case may be), the aggregate Market Value of (x) all the remaining Collateral Vessels, exceeds 143% of the aggregate Commitments at such time (if the Leaseback Completion Date has not occurred and/or if the relevant Collateral Vessel is a Tranche A Vessel) or (y) all the remaining Tranche B Vessels, exceeds 143% of the aggregate Tranche B Commitments at such time (if the Leaseback Completion Date has occurred and the relevant Collateral Vessel is a Tranche B Vessel); or

(ii)	the relevant Collateral Vessel has been replaced by one or more other vessels pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution) (x) in the case of a total loss, within six months of the Total Loss Date or (y) in the case of a sale or other disposal to a third party, on or before the Disposal Date.

(b)	A prepayment required under this Clause 8.1 shall be payable:

(i)	in the case of a sale or other disposition of a Collateral Vessel, on the Disposal Date (provided that in the case of a deemed disposal pursuant to Clause 19.14(b) (Registration), such prepayment shall be payable within 30 days following the relevant Disposal Date); or

(ii)	in the case of a total loss of a Collateral Vessel, on the earlier of the date on which the requisition compensation or insurance proceeds in respect of the relevant total loss have been received by or on behalf of an Obligor or the Security Trustee and the date which falls six months after the Total Loss Date.

8.2     Application of Mandatory Prepayments

Any amount prepaid pursuant to Clause 8.1 (Total Loss or Sale), shall be applied by the Administrative Agent, in or towards the discharge of the Tranche A Outstandings or the Tranche B Outstandings (as the case may be) pro rata to the aggregate amount of such Outstandings on the date of such prepayment until the same are repaid in full, following which each of the Tranche A Commitment Reductions or Tranche B Commitment Reductions (as applicable) shall immediately be reduced on a pro rata basis, pursuant to a cancellation thereof in an amount equal to such prepayment.

9.       INTEREST

9.1     Interest Periods following Leaseback Completion Date

With effect from the Leaseback Completion Date, the period for which the Tranche A Advance is outstanding shall be divided into successive periods (each an “Interest Period”) each of which (other than the first) shall start on the last day of the preceding such period.

9.2     Duration

(a)	The duration of each Interest Period or Term (as applicable) shall, save as otherwise provided in this Agreement, be 1, 3 or 6 months, in each case as the relevant Borrower may, by not less than 5 Business Days’ prior notice to the Administrative Agent, select or such other period as the Lenders may agree, provided that, if that Borrower fails to give such notice of selection in relation to an Interest Period or Term (as the case may be), the duration of that Interest Period or Term shall, subject to the other provisions of this Clause 9 (Interest), be 3 months.

(b)	Any Interest Period or Term that would otherwise end during the month preceding or extend beyond a Commitment Reduction Date or (if applicable) the Leaseback Completion Date relating to the relevant Outstandings, shall be of such duration that it shall end on the Commitment Reduction Date or the Leaseback Completion Date (as the case may be).

9.3     Payment of Interest

(a)	On the last day of its Term (and, if such Term of any Advance exceeds 3 months, on the expiry of each period of 3 months during such Term) the Original Borrower shall pay accrued interest on each Advance made to it (or, following the Leaseback Completion Date, each Tranche B Advance).

(b)	On the last day of each Interest Period (or if such day is not a Business Day, on the immediately succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not)), and if the relevant Interest Period exceeds 3 months, on the expiry of each 3 month period during that Interest Period, the Leaseback Borrower shall pay accrued interest on the Tranche A Advance made to it.

9.4     Interest Rate for Advances

The rate of interest applicable to an Advance during each Term or Interest Period (as applicable) relating to it shall be the rate per annum which is the sum of:

(a)	the Margin;

(b)	the Associated Costs Rate for such Advance; and

(c)	LIBOR,

for such Interest Period or Term (as the case may be).

10.       MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

10.1     Market Disruption

If, in relation to any Interest Period or Term:

(a)	at or about 11.00 a.m. on the Quotation Date for such Interest Period or Term, paragraph (b) of the definition of LIBOR applies and none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant period; or

(b)	before the close of business in London on the Quotation Date for such Interest Period or Term, the Administrative Agent has been notified by a Lender to whom, or each of a group of Lenders, to whom in aggregate, 35% or more of the relevant Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the cost to it of obtaining matching deposits for the relevant Advance in the London interbank market would be in excess of LIBOR, then the Administrative Agent shall notify the Parent Guarantor and the Lenders of such event and, notwithstanding anything to the contrary in this Agreement, Clause 10.2 (Substitute Interest Period and Interest Rate) shall apply (if the relevant Advance is a Rollover Advance). If either paragraph (a) or (b) applies to a proposed Advance (other than a Rollover Advance), such Advance shall not be made.

10.2     Substitute Interest Period and Interest Rate

(a)	If paragraph (a) of Clause 10.1 (Market Disruption) applies, the duration of the relevant Interest Period or Term shall be 1 month or, if less, such that it shall end on the next succeeding Commitment Reduction Date.

(b)	If either paragraph of Clause 10.1 (Market Disruption) applies to an Advance, the rate of interest applicable to each Lender’s Portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 10.3 (Alternative Rate)) be the rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate per annum notified to the Administrative Agent by such Lender as soon as practicable after the commencement of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may select its portion of such Advance during such Interest Period or Term; and

(iii)	the Associated Costs Rate, if any, applicable to such Lender’s participation in the relevant Advance.

10.3     Alternative Rate

If:

(a)	Clause 10.1 (Market Disruption) applies; or

(b)	by reason of circumstances affecting the London interbank market during any period of 3 consecutive Business Days, LIBOR is not available to prime banks in the London interbank market,

then, if the Administrative Agent or the Parent Guarantor so requires, the Administrative Agent and the Parent Guarantor shall enter into negotiations with a view to agreeing an alternative basis:

(a)	for determining the rate of interest from time to time applicable to Advances; and/or

(b)	upon which the Advances may be maintained (whether in dollars or some other currency) thereafter,

and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement, provided that the Administrative Agent may not agree any such alternative basis without the prior consent of each Lender.

11.       FEES

11.1     Commitment Fee

The Original Borrower shall pay to the Administrative Agent for distribution to the Lenders on the basis of each such Lender’s Proportion, an annual commitment fee equal to 0.40% which shall accrue on a daily basis for the period from the date of this Agreement up to and including the Maturity Date in respect of the aggregate of the Available Commitments applicable on each such day and shall be payable quarterly in arrears.

11.2     Other Fees

The Parent Guarantor shall pay to the Administrative Agent (or shall procure the payment of) the other fees specified in the Fees Letter, at the times, and in the manner, set out in such letter.

12.       TAXES

12.1     Tax Gross-up

All sums payable by an Obligor under any Finance Document shall be paid in full without set-off or counterclaim or any restriction or condition and, except to the extent required by any law or regulation, free and clear of any deduction or withholding on account of tax or otherwise. If an Obligor or any other related person is required by any law or regulation to make any such deduction or withholding, the relevant Obligor shall, together with the relevant payment, pay such additional amount as will ensure that the person to which the relevant sum is owed receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received if no such deduction or withholding had been required.

12.2     Tax Indemnity

Without prejudice to the provisions of Clause 12.1 (Tax Gross-up), if any Finance Party (or its Affiliate) or the Administrative Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on and calculated by reference to the net income paid to and received by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such Finance Party or Affiliate or the Administrative Agent on its behalf (including any sum received or receivable under this Clause 12 (Taxes)) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Finance Party or Affiliate or the Administrative Agent on its behalf, the Parent Guarantor shall, upon demand of the Administrative Agent, promptly indemnify such Finance Party or Affiliate against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

12.3     Claims by Finance Parties

A Lender intending to make a claim pursuant to Clause 12.2 (Tax Indemnity) shall notify the Administrative Agent of the event by reason of which it is entitled to do so and provide a reasonable written explanation of the basis and calculation of such claim, whereupon the Administrative Agent shall notify the Parent Guarantor, provided that nothing herein shall require such Lender to disclose any confidential information relating to the organisation of its affairs.

12.4     Tax Credits

In the event that an additional payment is made under Clause 12.1 (Tax Gross-up) or Clause 12.2 (Tax Indemnity) and a Finance Party, in its sole discretion, determines that it has received or been granted a credit against relief or remission for, or repayment of, any relevant tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to the relevant payment or liability, that Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the relevant Obligor such amount as that Finance Party shall, in its sole discretion, have concluded to be attributable to the relevant payment or liability. Any such payment shall be conclusive evidence of the amount due to the relevant Obligor hereunder and shall be accepted by such Obligor in full and final settlement of its rights of reimbursement hereunder in respect of the relevant payment or liability. Nothing herein contained shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of the relevant payment or liability in priority to any other claims, reliefs, credits or deductions available to it. Any such reimbursement to be made by a Finance Party pursuant to this Clause 12.4 shall be made as soon as possible after such credit or remission or repayment has, in the reasonable opinion of the relevant Finance Party, been received or granted.

13.       TAX RECEIPTS

13.1     Notification of Requirement to Deduct Tax

If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Administrative Agent.

13.2     Evidence of Payment of Tax

If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Administrative Agent for each Finance Party, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) or other appropriate document issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Finance Party’s share of such payment.

14.       INCREASED COSTS

14.1     Increased Costs

Subject to Clause 14.3 (Exceptions), the Parent Guarantor shall, within 3 Business Days of a demand by the Administrative Agent, pay for the account of a Finance Party, the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result (directly or indirectly) of:

(a)	the introduction or implementation of or any change in (or in the interpretation, administration or application of) any Law, regulation, practice or concession or any directive, requirement, request or guidance (whether or not having the force of Law) of any central bank, including the European Central Bank, the Financial Services Authority or any other fiscal, monetary, regulatory or other authority; or

(b)	compliance with any Law, regulation, practice, concession or any such directive, requirement, request or guidance made after the date of this Agreement.

14.2     Increased Costs Claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall, as soon as reasonably practicable after becoming aware of the circumstances giving rise to such claim, notify the Administrative Agent of the event giving rise to the claim and provide a reasonable written explanation of the basis and calculation of such claim to the Administrative Agent, following which the Administrative Agent shall promptly notify the Parent Guarantor.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount (if any) of its Increased Costs.

14.3     Exceptions

Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	compensated for by Clause 12.2 (Tax Indemnity);

(b)	compensated for by the payment of the Associated Costs Rate; or

(c)	attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any Law or regulation.

15.       ILLEGALITY

If it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)	that Lender shall promptly notify the Administrative Agent upon becoming aware of that event;

(b)	upon the Administrative Agent notifying the Parent Guarantor, the Available Commitments of that Lender will immediately be cancelled and its Commitments reduced to zero and such Lender shall not thereafter be obliged to participate in any Advance; and

(c)	each Borrower shall repay that Lender’s participation in the Advances made to that Borrower on the last day of the current Interest Period or Term for each Advance occurring after the Administrative Agent has notified the Parent Guarantor or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Law), together with accrued interest and all other amounts owing to that Lender under the Finance Documents.

16.       REPRESENTATIONS AND WARRANTIES

Each Obligor (and in the case of Clause 16.18(d) (Ownership, Security, Intra-Group Charters and Relevant Third Party Charters), the Parent Guarantor on behalf of each Intra-Group Charter Party) makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement, on each Drawdown Date and on the last day of each Interest Period and Term (other than Clause 16.2 (No Deductions or Withholding) which shall be made only on the date of this Agreement) by reference to the facts and circumstances then existing on such date, and acknowledges that each Finance Party has entered into this Agreement in reliance on such representations and warranties.

16.1     Status and Due Authorisation

It is a corporation or limited liability company (or in the case of the Leaseback Borrower, a limited liability partnership) duly organised or formed under the laws of its jurisdiction of incorporation, organisation or formation (as the case may be) with power to enter into the Finance Documents and to exercise its rights and perform its obligations under the Finance Documents and all corporate and other action required to authorise its execution of the Finance Documents and its performance of its obligations thereunder has been duly taken.

16.2     No Deductions or Withholding

Under the laws of its jurisdiction of incorporation or organisation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any of the Finance Documents.

16.3     Claims Pari Passu

Under the laws of its jurisdiction of incorporation or organisation in force at the date hereof, its Indebtedness hereunder will, to the extent that it exceeds the realised value of any Security granted in respect of its Indebtedness hereunder, rank at least pari passu with all its other unsecured Indebtedness save that which is preferred solely by any bankruptcy, insolvency or other similar laws of general application.

16.4     No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to any of the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

16.5     Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or organisation in relation to any of the Finance Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced.

16.6     Validity and Admissibility in Evidence

As at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents, (b) to ensure that the obligations expressed to be assumed by it in the Transaction Documents are legal, valid and binding and (c) to make the Transaction Documents admissible in evidence in its jurisdiction of incorporation or organisation, have been done, fulfilled and performed.

16.7     No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or organisation in force at the date hereof, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or organisation (other than the Registrar of Companies for England and Wales or the relevant maritime registry, to the extent applicable, in respect of any Security Document) or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents.

16.8     Binding Obligations

The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations, binding on it in accordance with the terms of the Finance Documents and no limit on its powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents or the performance by it of any of its obligations thereunder.

16.9     No Winding-up

Neither the Parent Guarantor nor the Leaseback Borrower (if applicable) nor any Material Subsidiary have taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Parent Guarantor’s (and if applicable, the Leaseback Borrower’s) knowledge and belief) threatened against the Parent Guarantor, the Leaseback Borrower or any Material Subsidiary for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a material adverse effect on the business or financial condition of the Group or (if applicable) the Leaseback Group taken as a whole.

16.10     Solvency

(a)	Neither the Parent Guarantor nor the Leaseback Borrower (as applicable) nor any Material Subsidiary is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts.

(b)	Neither the Parent Guarantor nor the Leaseback Borrower (as applicable) nor any Material Subsidiary, by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

(c)	The value of the assets of each of the Parent Guarantor and the Leaseback Borrower (as applicable) and of each Material Subsidiary of the Parent Guarantor or the Leaseback Borrower (as the case may be) is not less than its liabilities (taking into account contingent and prospective liabilities).

(d)	No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any Indebtedness of the Parent Guarantor, the Leaseback Borrower or any Material Subsidiary.

16.11     No Material Defaults

(a)	Without prejudice to paragraph (b) of this Clause 16.11, neither the Parent Guarantor nor the Leaseback Borrower (if applicable) nor any Material Subsidiary is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on the business or financial condition of the Group or the Leaseback Group (as the case may be) taken as a whole.

(b)	No Default is continuing or might reasonably be expected to result from the making of any Advance.

16.12     No Material Proceedings

No action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a material adverse effect on the business or financial condition of the Group or (if applicable) the Leaseback Group taken as a whole has been started or is reasonably likely to be started.

16.13     Original Consolidated Financial Statements

The Original Consolidated Financial Statements and all other annual financial statements relating to the Group and (if applicable) the Leaseback Group required to be delivered under Clause 17.1 (Annual Financial Statements), were each prepared in accordance with GAAP and such annual financial statements and all quarterly financial statements (as applicable) required to be delivered under Clause 17.2 (Quarterly Financial Statements) give (in conjunction with the notes thereto) a true and fair view of (in the case of annual financial statements) or fairly represent (in the case of quarterly financial statements) the financial condition of the Group and (if applicable) the Leaseback Group at the date as of which they were prepared and the results of the Group’s and (if applicable) the Leaseback Group’s operations during the financial year then ended.

16.14     No Material Adverse Change

Since the publication of the last financial statements relating to the Group or (if applicable) the Leaseback Group delivered pursuant to this Agreement, there has been no material adverse change in the business or financial condition of the Group or the Leaseback Group (as the case may be) taken as a whole.

16.15     No Undisclosed Liabilities

As at the date to which the Original Consolidated Financial Statements were prepared neither the Parent Guarantor nor the Leaseback Borrower (as applicable) nor any Material Subsidiary had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against therein.

16.16     No Obligation to Create Security

Its execution of the Finance Documents and its exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige the Parent Guarantor nor the Leaseback Borrower (as applicable) nor any Material Subsidiary to create any Encumbrance over all or any of its present or future revenues or assets, other than pursuant to the Finance Documents.

16.17     No Breach

Its execution of the Finance Documents and its exercise of its rights and performance of its obligations under any of the Finance Documents do not constitute and will not result in any breach of any agreement or treaty to which it is a party.

16.18     Ownership, Security, Intra-Group Charters and Relevant Third Party Charters

(a)	Each Obligor (other than the Parent Guarantor and (if the Leaseback Completion Date has occurred) any Tranche A Vessel Owner and the Leaseback Borrower) is a wholly-owned Subsidiary of the Parent Guarantor.

(b)	Subject to the occurrence of the Leaseback Completion Date, each Tranche A Vessel Owner is or (pursuant to the Permitted Sale and Leaseback) will be a wholly-owned Subsidiary of the Leaseback Borrower.

(c)	Each Obligor is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective Security having the ranking expressed in those Security Documents.

(d)	Without prejudice to the generality of Clause 16.1 (Status and Due Authorisation), Clause 16.6 (Validity and Admissibility in Evidence) and Clause 16.8 (Binding Obligations):

(i)	each Intra-Group Charter Party is a wholly-owned Subsidiary of the Parent Guarantor and the Parent Guarantor has the right and/or ability to control, either directly or indirectly, the affairs or composition of the board of directors (or equivalent of it) of such Intra-Group Charter Party;

(ii)	in respect of each Collateral Vessel being subject to a Relevant Third Party Charter, such Relevant Third Party Charter together with each applicable Intra-Group Charter comprise the only chartering arrangements relating to such Collateral Vessel to which any member of the Group is a party and the Intra-Group Charter Parties are the only persons being party to such Intra-Group Charters;

(iii)	pursuant to and in accordance with the Intra-Group Charters and under applicable Law, each Charterer has a valid and enforceable right to enter into and perform its obligations under each of the Relevant Third Party Charters to which it is a party and to provide valid, enforceable and perfected Security in favour of the Security Trustee in respect of such Relevant Third Party Charters; and

(iv)	the copies of the Relevant Third Party Charters which are delivered to the Administrative Agent from time to time, represent all of the Relevant Third Party Charters in effect at such time.

16.19     Necessary Authorisations

The Necessary Authorisations required by it, are in full force and effect, and it is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation.

16.20     Money Laundering

Any amount borrowed hereunder, and the performance of its obligations hereunder and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

16.21     Centre of Main Interests

Where an Obligor is incorporated in a Member State, its Centre of Main Interests is the place in which its registered office is situated.

16.22     Representations Limited

The representation and warranties of the Obligors in this Clause 16 (Representations and Warranties) are subject to:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

(b)	the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors;

(c)	the time barring of claims under any applicable limitation acts;

(d)	the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar; and

(e)	any other reservations or qualifications of law expressed in any legal opinions obtained by the Lenders in connection with the Credit Facility.

17.       FINANCIAL INFORMATION

17.1     Annual Financial Statements

The Parent Guarantor shall, as soon as the same become available, but in any event within 120 days after the end of its financial year, deliver to the Administrative Agent for distribution to the Lenders, its audited consolidated financial statements and if the Leaseback Completion Date has occurred, the audited consolidated financial statements of the Leaseback Borrower, in each case, for such financial year.

17.2     Quarterly Financial Statements

The Parent Guarantor shall, as soon as the same become available, but in any event within 90 days after the end of each Quarter Date, deliver to the Administrative Agent for distribution to the Lenders, its unaudited consolidated financial statements for such quarterly period (and if the Leaseback Completion Date has occurred, the unaudited consolidated financial statements of the Leaseback Borrower for such quarterly period).

17.3     Other Financial Information

The Parent Guarantor shall from time to time, promptly on the request of the Administrative Agent, furnish the Administrative Agent for distribution to the Lenders, with such information about the business and financial condition of the Group and (if applicable) the Leaseback Group as the Administrative Agent may reasonably require.

17.4     Requirements as to Financial Statements

The Parent Guarantor shall ensure that:

(a)	each set of financial statements delivered by it pursuant to Clause 17.1 (Annual Financial Statements) and Clause 17.2 (Quarterly Financial Statements), is certified by a duly authorised representative of the Parent Guarantor (in the case of annual financial statements) as giving a true and fair view of (or in the case of quarterly financial statements, as fairly representing), its financial condition or, as the case may be, the financial condition of the Group or (if applicable) the Leaseback Group as at the end of the period to which those financial statements relate and of the results of its operations or, as the case may be, those of the Group or the Leaseback Group (as the case may be), during such period; and

(b)	each set of financial statements delivered by it pursuant to Clause 17.1 (Annual Financial Statements) and (in the case of sub-paragraph (i) and (iii) below), Clause 17.2 (Quarterly Financial Statements):

(i)	is prepared in accordance with GAAP, consistently applied;

(ii)	has been audited by an internationally recognised firm of independent auditors qualified to audit accounts in accordance with GAAP; and

(iii)	is accompanied by a Compliance Certificate signed by a duly authorised representative of the Parent Guarantor.

17.5     Annual Appraisal Packages

The Parent Guarantor shall, on each date on which it is required to deliver annual financial statements under Clause 17.1 (Annual Financial Statements), deliver to the Administrative Agent a written estimate of the Market Value of each of the Collateral Vessels made by an Approved Valuer on a date not more than thirty days prior to such date for delivery to the Administrative Agent, such estimate to be provided at the sole cost of the Parent Guarantor.

17.6     Additional Appraisal Package

Without prejudice to Clause 17.5 (Annual Appraisal Packages), prior to the substitution of a New Vessel for an existing Collateral Vessel pursuant to Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution), the conversion of a Tranche B Vessel to a Tranche A Vessel pursuant to Clause 20.6 (Collateral Vessel Conversion) or the sale or other disposal to a third party of a Collateral Vessel pursuant to Clause 8.1 (Total Loss or Sale), the Parent Guarantor shall deliver to the Administrative Agent promptly upon request, a written estimate of the Market Value of the Collateral Vessels (including, as applicable, any New Vessel) made by an Approved Valuer on a date not more than thirty days prior to such date for delivery to the Administrative Agent, such estimate to be provided at the sole cost of the Parent Guarantor.

17.7     Appraisals Binding

Any Appraisal Package delivered pursuant to this Agreement shall be binding and conclusive as regards each of the Obligors.

17.8     Information Concerning Appraisals

The Obligors shall (and the Parent Guarantor shall procure that each other Obligor shall) promptly provide the Administrative Agent and the Approved Valuer with any information which the Administrative Agent or such Approved Valuer may reasonably request in relation to the preparation of an Appraisal Package (or part thereof) and, if the Obligors fail to provide the information by the date specified in the relevant request, such Appraisal Package may be prepared on any basis which the Approved Valuer or the Administrative Agent considers prudent.

17.9     Information Concerning Collateral Vessels, Subsidiary Guarantors and Borrowers

The Parent Guarantor will:

(a)	provide to the Administrative Agent on request, copies of the classification certificates of each Collateral Vessel and her machinery and of all material damage or survey reports on such Collateral Vessel;

(b)	keep full, proper and up-to-date books of account, documents, records, data and other information (including, if applicable, computer programmes) in respect of the Collateral Vessel, each Subsidiary Guarantor and each Borrower or procure that such managers and other officers of such Collateral Vessel, Subsidiary Guarantor or Borrower do so, and permit the Administrative Agent for itself and as agent for and on behalf of the other Finance Parties or any persons nominated by the Administrative Agent in such capacity on reasonable notice to inspect and (subject to the provision by the Administrative Agent of a confidentiality undertaking acceptable to the Parent Guarantor (acting reasonably)) copy and make extracts from the same, or procure that such managers or other officers do so and promptly upon request of the Administrative Agent, furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the master and crew are being promptly and regularly paid;

(c)	promptly notify the Administrative Agent of any occurrence whereby a Collateral Vessel has become, or is, with the passage of time or otherwise, likely to become, a total loss and furnish the Administrative Agent with full information of any casualty or other accident or damage to such Collateral Vessel involving an amount in excess of US$3,000,000 (or its equivalent in any other currency);

(d)	notify the Administrative Agent of any material requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within any time limit specified by such person (as such requirement or reccomendation may be extended or modified from time to time) or, if no such time limit is specified, as soon as reasonably practicable; and

(e)	notify the Administrative Agent of any intention to lay-up a Collateral Vessel.

17.10     Other Information

Without prejudice to the other provisions of this Clause 17 (Financial Information), each Obligor shall (and the Parent Guarantor shall procure that each of the other Obligors shall) from time to time on the request of the Administrative Agent, provide the Administrative Agent with such information about the business of the Group and (if applicable) the Leaseback Group and its financial condition or any member of the Group or the Leaseback Group, as the case may be (including such member’s business) as the Administrative Agent may reasonably require.

17.11     “Know your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender in accordance with Clause 31 (Assignments and Transfers) of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) promptly upon the request of the Administrative Agent or such Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of such Lender) or such Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender, to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

18.       FINANCIAL CONDITION

The Parent Guarantor shall ensure that, at all times, the financial condition of the Group, as evidenced by the financial statements of the Parent Guarantor provided pursuant to Clause 17.1 (Annual Financial Statements) and Clause 17.2 (Quarterly Financial Statements) shall be such that:

(a)	Free Liquidity is at least US$100,000,000; and

(b)	Available Credit is at least 7.5% of Total Debt,

provided that, following any change in GAAP, the Administrative Agent (on the instructions of an Instructing Group and in consultation with the Parent Guarantor) may require an amendment to the foregoing financial covenants which it deems logical and necessary having regard to the nature of such changes in policy and the intended substance of such financial covenants.

19.       COVENANTS

19.1     Stock Exchange

The Parent Guarantor shall maintain a listing of its equity share capital on a recognised stock exchange acceptable to the Administrative Agent.

19.2     Consolidation

(a)	Subject to paragraph (b) of this Clause 19.2, no member of the Group or (if the Leaseback Completion Date has occurred) the Leaseback Group shall merge or consolidate with any other entity.

(b)	Paragraph (a) of this Clause 19.2 shall not apply in the case of a merger or consolidation between:

(i)	the Parent Guarantor and any other entity where the Parent Guarantor is to be the only surviving entity; or

(ii)	the Original Borrower (or any of its Subsidiaries) and the Parent Guarantor in accordance with the foregoing sub-paragraph (i) of this Clause 19.2.

19.3     Maintenance of Legal Validity

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation or organisation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Finance Documents in its jurisdiction of incorporation or organisation and all other applicable jurisdictions.

19.4     Notification of Default

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) promptly, upon becoming aware of the same, inform the Administrative Agent of the occurrence of any Default and, upon receipt of a written request to that effect from the Administrative Agent, confirm to the Administrative Agent that, save as previously notified to the Administrative Agent or as notified in such confirmation, no Default has occurred.

19.5     Claims Pari Passu

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) ensure that at all times the claims of the Finance Parties against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application.

19.6     Management of Collateral Vessels

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) ensure that each Collateral Vessel which it owns is at all times technically and commercially managed by a member of the Group or (if applicable) the Leaseback Group (excluding any Collateral Vessels being the subject of a Bareboat Charter).

19.7     Classification

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) ensure that each Collateral Vessel which it owns maintains the highest classification required for the purpose of the relevant trade of such Collateral Vessel which shall be with a Pre-Approved Classification Society or such other society as may be acceptable to the Administrative Agent, in each case, free from any overdue recommendations and conditions affecting that Collateral Vessel’s class.

19.8     Financial Indebtedness

(a)	Subject to paragraph (d) of this Clause 19.8, other than pursuant to the Finance Documents, neither the Leaseback Borrower (if applicable) nor any Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) incur any Financial Indebtedness except (subject to paragraph (b) of this Clause 19.8) any such Indebtedness owed to any member of the Group or the Leaseback Group (if any), provided that:

(i)	such inter-group Financial Indebtedness is unsecured and fully subordinated in right of payment to the rights of each of the Finance Parties under the Finance Documents in accordance with paragraph (c) of this Clause 19.8; and

(ii)	each Subsidiary Guarantor and the Leaseback Borrower may incur Financial Indebtedness in the ordinary course of operating the Collateral Vessel owned by it provided that in respect of each such Subsidiary Guarantor or the Leaseback Borrower (as the case may be), the aggregate of such Financial Indebtedness does not exceed US$1,000,000 in the case of each such Collateral Vessel at any time.

(b)	No member of the Leaseback Group may incur any Financial Indebtedness to any member of the Group (other than for the purposes of an investment in the Leaseback Borrower, which (subject to paragraph (c) of this Clause 19.8) is fully subordinated to the rights of each of the Finance Parties under the Finance Documents, by a member of the Group pursuant to the Permitted Sale and Leaseback) and no member of the Group other than the Parent Guarantor may incur any Financial Indebtedness to any member of the Leaseback Group.

(c)	To the extent permitted under the foregoing provisions of this Clause 19.8, any member of the Group and/or the Leaseback Group (as applicable) may service Financial Indebtedness owed to any other member of the Group and/or the Leaseback Group (as the case may be) in accordance with the terms of such Financial Indebtedness, provided that, on any day on which an amount remains due and payable by an Obligor under any Finance Document, such amount shall be discharged in preference to any such Financial Indebtedness owed by such Obligor to another member of the Group and/or (as applicable) the Leaseback Group which is also due and payable on such day and notwithstanding the foregoing provisions of this Clause 19.8, following the occurrence of an Event of Default which is continuing, any payment by an Obligor in respect of Financial Indebtedness owed to another member of the Group and/or (as applicable) the Leaseback Group shall require the prior consent of the Security Trustee.

(d)	Any Obligor may enter into an interest rate hedge, currency swap or similar arrangement for a notional amount not exceeding the Outstandings as applicable from time to time.

19.9     Certificate of Financial Responsibility

Each Subsidiary Guarantor shall (and the Parent Guarantor shall procure that each Subsidiary Guarantor shall) obtain and maintain a certificate of financial responsibility in relation to any Collateral Vessel which it owns, which is to call the United States of America.

19.10     Chartering

(a)	Subject to paragraph (b) of this Clause 19.10 and without prejudice to any other Security required to be provided in connection with any charter or contract of affreightment for a Collateral Vessel pursuant to the Finance Documents, each Obligor may enter into any charter party (including one or more bareboat charters) and/or contract of affreightment of any type or duration, in respect of any vessel, provided that, the entry into a bareboat charter with Petrobras in respect of a Collateral Vessel after the date of this Agreement shall require the prior consent of an Instructing Group.

(b)	In relation to each Relevant Third Party Charter in effect from time to time (to the extent that the same was not required to be provided pursuant to and in accordance with Clause 3.1 (Conditions Precedent)), the Parent Guarantor shall procure the delivery to the Security Trustee of an Encumbrance in relation to such Relevant Third Party Charter (including in respect of the Earnings of the relevant Collateral Vessel), such Encumbrance to be provided in form and substance reasonably satisfactory to the Security Trustee, provided that such Encumbrance shall not restrict the operation by the relevant Obligors of the accounts into which such Earnings are to be paid from time to time unless an Event of Default has occurred and is continuing, in which case, the Parent Guarantor shall pay (or shall procure that) all amounts standing to the credit of such accounts representing such Earnings shall be applied promptly, as the Security Trustee may direct.

(c)	Without prejudice to paragraph (d) of this Clause 19.10, following the occurrence of an Event of Default which is continuing, each Subsidiary Guarantor being the owner of a Collateral Vessel which is the subject of one or more Intra-Group Charters shall (and the Parent Guarantor shall procure that each Subsidiary Guarantor and any other Intra-Group Charter Party shall):

(i)	effect the immediate and unconditional suspension of each and every right and remedy whatsoever available to it (whether in respect of charter hire due and payable for the time being or otherwise);

(ii)	except as otherwise permitted with the prior consent of the Security Trustee, at all times thereafter, maintain such suspension in full; and

(iii)	take all such steps as are necessary in the reasonable determination of the Security Trustee in connection with any enforcement of the Security created in respect of the relevant Collateral Vessel pursuant to the Security Documents (including, without limitation, to terminate any Intra-Group Charters relating to such Collateral Vessel and to ensure that the Security Trustee is able to freely deal with that Collateral Vessel for the purposes of such enforcement).

(d)	The Parent Guarantor (for itself and on behalf of each Intra-Group Charter Party) and each Subsidiary Guarantor acknowledges and agrees that each of the rights and remedies of the Intra-Group Charter Parties which arise from time to time pursuant to the Intra-Group Charters are and shall at all times be fully subordinate in right of payment to the rights and remedies of the Finance Parties under the Finance Documents so that the Intra-Group Charter Parties may make payments falling due and payable from time to time under the Intra-Group Charters to which they are a party in accordance with the terms of such Intra-Group Charters but on any day on which an amount remains due and payable by an Obligor or a Charterer under a Finance Document, such amount shall be discharged in preference to any such amount owed by such Obligor or such Charterer to an Intra-Group Charter Party which is also due and payable on such day.

19.11     Negative Pledge

Neither the Leaseback Borrower (if applicable) nor any Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) create, or permit to subsist, any Encumbrance (other than pursuant to the Finance Documents) over all or any part of its present or future revenues or assets, other than:

(a)	an Encumbrance which has been the subject of the prior approval of an Instructing Group;

(b)	an Encumbrance arising either by operation of law or in the ordinary course of business of such Subsidiary Guarantor or the Leaseback Borrower (as the case may be) which is discharged in the ordinary course of business; or

(c)	a Permitted Lien.

19.12     Disposal of Assets and Collateral Vessel Substitution

(a)	Subject to paragraph (b) of this Clause 19.12, neither the Leaseback Borrower (if applicable) nor any Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) sell, lease, transfer or otherwise dispose of, by one or more transactions (whether related or not), the whole or any part of its revenues or assets (and the Parent Guarantor shall procure that no member of the Group or (if applicable) the Leaseback Group otherwise disposes of a Collateral Vessel, including indirectly by way of a transfer of any equity interest), other than:

(i)	the sale of a Collateral Vessel to a third party where (x) the net proceeds of such sale will be sufficient for the relevant Borrower to make any prepayment required pursuant to and in accordance with Clause 8.1 (Total Loss or Sale) (when taken together with any additional portion of such prepayment to be funded by the Group or (if applicable) the Leaseback Group in accordance with this Agreement) or (y) no prepayment will be required in relation to such sale by virtue of sub-paragraph (i) or (ii) of Clause 8.1(a) (Total Loss or Sale); or

(ii)	pursuant to the Permitted Sale and Leaseback.

(b)	Subject to compliance with Clause 17.6 (Additional Appraisal Package) and Clause 21 (Additional Obligors and New Vessels) (and provided that no Default has occurred and is continuing), the Parent Guarantor may at any time (by notice to the Lenders (through the Administrative Agent)) elect:

(i)	to transfer the ownership of a Tranche A Collateral Vessel from the Subsidiary Guarantor being the current owner of such vessel to another entity (such other entity to be (x) incorporated or established in a Pre-Approved Jurisdiction or other jurisdiction acceptable to the Administrative Agent and (y) a Subsidiary of the Parent Guarantor); or

(ii)	to substitute one or more New Vessels for any of the existing Collateral Vessels by way of a transfer of the ownership of such New Vessel (or the entity which owns it) to the Parent Guarantor or any of its Subsidiaries (provided that, any such Subsidiary is incorporated or established in a Pre-Approved Jurisdiction or other jurisdiction acceptable to the Administrative Agent), following which, the Security Trustee at the expense of the Parent Guarantor shall effect the release of such existing Collateral Vessel from the mortgage and other Security (as applicable) created over it pursuant to the Security Documents.

19.13     Sale and Leaseback

Except pursuant to the Permitted Sale and Leaseback, no Obligor shall (and the Parent Guarantor shall procure that no other Obligor shall) sell, transfer or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to or reacquired or acquired by any member of the Group or (if applicable) the Leaseback Group, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition cost of an asset, except for assets acquired in the ordinary course of trade.

19.14     Registration

(a)	No Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) change or permit a change to the flag of the Collateral Vessel which it owns other than to a Pre-Approved Flag or such other flag as may be acceptable to the Administrative Agent.

(b)	In relation to any Collateral Vessel from time to time on charter to Petrobras and (provided that such charter has been entered into in accordance with this Agreement) subject to the prior delivery by the Security Trustee to the Parent Guarantor of a quiet enjoyment undertaking satisfactory to the Parent Guarantor in favour of Petrobras in respect of such Collateral Vessel:

(i)	where pursuant to any Law a registration is required to be effected and maintained at the Brazilian Special Registry in respect of such Collateral Vessel, within 60 days of the completion of such registration (or if later, within 60 days of the delivery by the Security Trustee of the aforementioned quiet enjoyment undertaking relating to such Collateral Vessel), the Parent Guarantor shall procure the delivery to the Security Trustee by the relevant Subsidiary Guarantor in form and substance satisfactory to the Security Trustee, of a power of attorney authorising the Security Trustee to cancel such registration or de-register such Collateral Vessel from such register following the occurrence of any event which entitles the relevant member of the Group or Leaseback Group to withdraw that Collateral Vessel from such charter or otherwise repossess it or to terminate such charter; and

(ii)	if the Parent Guarantor fails to deliver any such power of attorney in accordance with sub-paragraph (i) above, immediately upon the expiry of such 60 day period, the relevant Collateral Vessel shall for the purposes of this Agreement be deemed to have been disposed of (the day immediately following such expiry being the Disposal Date) and the relevant Borrower shall comply with its obligations under Clause 8 (Mandatory Commitment Reductions and Prepayments).

19.15     ISM Compliance

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) comply (and procure that the manager of each Collateral Vessel which it owns, if not managed by it, complies) in all material respects with the ISM Code or any replacement thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that it holds (or procures that such other manager holds) a valid and current Document of Compliance issued pursuant to the ISM Code and a valid and current Safety Management Certificate issued in respect of such Collateral Vessel pursuant to the ISM Code and such Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall), promptly upon request, supply the Administrative Agent with copies of the same.

19.16     Necessary Authorisations

Without prejudice to Clause 19.15 (ISM Compliance) or any other specific provision of the Finance Documents relating to an Authorisation, each Obligor shall (and the Parent Guarantor shall procure that each other member of the Group and (if applicable) the Leaseback Group shall):

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations (if a failure to do the same may cause a Material Adverse Effect); and

(b)	promptly upon request, supply certified copies to the Administrative Agent of all Necessary Authorisations.

19.17     Compliance with Applicable Laws

Each Obligor shall (and the Parent Guarantor shall procure that each other member of the Group and (if applicable) each member of the Leaseback Group shall) comply with all applicable laws to which it may be subject, if a failure to do the same may have a Material Adverse Effect.

19.18     Loans and Guarantees

Neither the Leaseback Borrower (if applicable) nor any Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except pursuant to the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, otherwise than to another member of the Group and/or the Leaseback Group in accordance with Clause 19.8 (Financial Indebtedness).

19.19     Dividends

Following the occurrence of a Default which is continuing, no Obligor shall (and the Parent Guarantor shall procure that no other Obligor shall) pay, make or declare any dividend or other distribution.

19.20     Financial Assistance and Fraudulent Conveyance

The Parent Guarantor will ensure that all payments and provision of guarantees, security and other assistance by and between members of the Group and/or (if applicable) the Leaseback Group have been and will be made in compliance with applicable local laws and regulations concerning fraudulent conveyance, financial assistance by a company for the acquisition of or subscription for its own shares or the shares of its parent or any other company or concerning the protection of shareholders’ capital.

19.21     Other Business

Except to the extent expressly permitted by the Finance Documents, neither of the Borrowers nor any Subsidiary Guarantor shall (and the Parent Guarantor shall procure that no Subsidiary Guarantor shall) carry on any business other than that of owning, chartering and operating vessels or, in the case of the Borrowers, being a Holding Company or other owner of persons doing the same.

19.22     Insurance

(a)	The Obligors shall (and the Parent Guarantor shall procure that the other Obligors shall) maintain hull and machinery insurance and war risks in respect of:

(i)	the Collateral Vessels, in an aggregate amount equal to not less than the greater of (x) 110% of the aggregate of the Commitments and (y) the aggregate Market Value of such Collateral Vessels; and

(ii)	each Collateral Vessel, in an amount equal to not less than the Market Value of such Collateral Vessel.

(b)	The Obligors shall (and the Parent Guarantor shall procure that the other Obligors shall) maintain oil pollution and protection and indemnity insurance on the Collateral Vessels in an aggregate amount equal to at least US$1,000,000,000 in respect of each incident or where (in the reasonable opinion of an Instructing Group, which shall take into consideration the price at which such cover can be obtained in the market) such insurance cannot be obtained in the international insurance market following due diligence (other than where the absence of available cover is caused by a history of accidents and/or spillage in respect of certain of the Collateral Vessels and/or their owners), such insurance shall be for an aggregate amount equal to at least US$500,000,000 in respect of each incident (or such other amount as may be agreed by an Instructing Group).

(c)	For the avoidance of doubt, the Obligors shall not be required to maintain MII or MAP Pollution in respect of any Collateral Vessel.

19.23     Collateral Vessel Provisions

(a)	Each deed of covenant or (if a deed of covenant is not required in the relevant jurisdiction) each mortgage to be delivered in relation to a Collateral Vessel pursuant to this Agreement (other than each Collateral Vessel being subject to a Bareboat Charter as at the date of this Agreement), shall incorporate all of the Collateral Vessel Provisions, subject only to such amendments as are necessary for the purposes of the governing law of such deed of covenant or mortgage (as the case may be).

(b)	Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) comply with each such mortgage and (if applicable) deed of covenant to which it is a party, including (without limitation) the Collateral Vessel Provisions (as applicable) contained therein.

19.24     Centre of Main Interests

No Obligor shall (and the Parent Guarantor shall procure that no other Obligor shall), without the prior written consent of an Instructing Group, transfer or allow to change its Centre of Main Interests.

19.25     Further Assurance

Each Obligor shall (and the Parent Guarantor shall procure that each other Obligor shall) at its own expense, promptly take all such action as the Administrative Agent or the Security Trustee may reasonably require for the purpose of perfecting or protecting any Finance Party’s rights with respect to the Security created or evidenced (or intended to be created or evidenced) by the Security Documents.

20.       SALE AND LEASEBACK

20.1     Permitted Sale and Leaseback

On or before the expiry of the Leaseback Period and subject to Clause 20.2 (Conditions), the Parent Guarantor may enter into a sale and leaseback transaction in respect of all of the Tranche A Vessels.

20.2     Conditions

A sale and leaseback transaction under Clause 20.1 (Permitted Sale and Leaseback) shall require the approval of an Instructing Group unless in relation to such transaction:

(a)	each of the representations made in Clause 16 (Representations and Warranties) is true and will continue to be true, in each case, in all respects, following the completion of such transaction, provided that any such representation which expressly relates to a given date or period shall be required to be true solely in respect of that date or period;

(b)	no Default has occurred and is continuing or will result from the completion of such transaction;

(c)	the structure of such transaction reflects the description contained in Part I of Schedule 6 (Permitted Sale and Leaseback) as further supplemented by the Leaseback Disclosures;

(d)	on (or where applicable, prior to, if the same will not materially prejudice the interests of the Lenders) the completion of such transaction:

(i)	pursuant to and in accordance with Clause 21.2 (Novation of Leaseback Borrower), the Original Borrower will be released from and the Leaseback Borrower will assume its rights and obligations in respect of each of the Tranche A Obligations;

(ii)	to the extent applicable (but without prejudice to Clause 24.10 (Limitation upon Permitted Sale and Leaseback)), pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution), the relevant Subsidiary Guarantors will be released from (and the relevant Substitute Vessel Owners will assume) liability as Guarantors in respect of the Tranche A Obligations;

(iii)	to the extent necessary, the relevant Obligors shall (and the Parent Guarantor shall procure that each other Obligor shall) provide such additional or alternative security in favour of the Security Trustee and such other documents (in each case, in a form and substance satisfactory to it) as will be required to ensure inter alia that on (and if applicable, prior to) completion of such transaction, the Lenders have the benefit of a security package substantially the same as that which the Obligors purported to provide pursuant to the Security Documents prior to such completion, including (to the extent applicable in the relevant jurisdiction where the ownership of a Collateral Vessel is to be transferred by a Subsidiary Guarantor for the purposes of such transaction), but not limited to, a vessel mortgage and deed of covenant in respect of such Collateral Vessel from the relevant Substitute Vessel Owner (each of which complies with Clause 19.23(a) (Collateral Vessel Provisions)); and

(iv)	the Administrative Agent has received a legal opinion (in form and substance satisfactory to it) relating to the Leaseback Borrower in respect of each of (x) the relevant local law applicable to (aa) the jurisdiction of incorporation or establishment of the Leaseback Borrower and (bb) such transaction (y) the tax structure and treatment of the Leaseback Group and (z) the Finance Documents (including, without limitation, the Novation Deed, any Accession Notice and any Security Document) entered into by the Obligors for the purposes of the completion of the Permitted Sale and Leaseback in accordance with this Agreement; and

(e)	the interest rate applicable to the first Interest Period of the Tranche A Advance will not have to be determined under Clause 10 (Market Disruption and Alternative Interest Rates),

provided that (x) it shall be the sole responsibility of the Parent Guarantor to demonstrate that the conditions in this Clause 20.2 have been met in relation to the Permitted Sale and Leaseback (y) any determination by the Administrative Agent under this Clause 20.2 shall be made solely on the basis of the relevant evidence made available to it at the applicable time by any person and (z) without prejudice to Clause 25.9(a) (Exclusion of Liability), the Administrative Agent shall be entitled to rely on the prima facie accuracy, completeness and efficacy of any such evidence, without incurring any liability to any person in connection with the same.

20.3     Leaseback Completion Date

Subject to (i) the satisfaction of the conditions contained in Clause 20.2 (Conditions) and (ii) the receipt of all information required by the Administrative Agent under Clause 20.5 (Information Required by Administrative Agent), the Administrative Agent, by notice to the Parent Guarantor and each Lender (the “Leaseback Completion Date Notice”), shall confirm the Leaseback Completion Date (which shall be a date falling no earlier than 10 Business Days following the delivery of such notice by the Administrative Agent).

20.4     Supplemental Leaseback Disclosures

Promptly upon receipt of any information whatsoever which would warrant a material change to the description of the Permitted Sale and Leaseback as contained in Part I of Schedule 6 (Permitted Sale and Leaseback) and/or the Leaseback Disclosures, the Parent Guarantor shall procure the prompt delivery of such information to the Lenders (through the Administrative Agent).

20.5     Information Required by Administrative Agent

In addition to any Supplemental Leaseback Disclosures, during the Leaseback Period, the Parent Guarantor shall regularly provide the Administrative Agent with such accurate and up to date information relating to the preparations for the completion of the Permitted Sale and Leaseback (whether or not requested by the Administrative Agent) for the purposes of its compliance with the provisions of Clause 20.3 (Leaseback Completion Date), including (but not limited to) any information concerning the proposed timing for the completion of the Permitted Sale and Leaseback and any steps required to be taken by any party to a Finance Document in relation to such completion.

20.6     Collateral Vessel Conversion

(a)	At any time during the Leaseback Period, a Subsidiary Guarantor (or the Parent Guarantor on its behalf) may elect to convert the Tranche B Vessel (if any) owned by it into a Tranche A Vessel (subject to the provision of at least 10 Business Days prior notice to the Administrative Agent, such notice to specify the date on which the conversion is to take effect in accordance with this Clause 20.6).

(b)	Immediately upon such conversion:

(i)	the Total Tranche A Commitments and the Tranche A Outstandings shall be increased, and the Total Tranche B Commitments and the Tranche B Outstandings shall be reduced; and

(ii)	each Tranche A Commitment Reduction shall be increased and each Tranche B Commitment Reduction shall be reduced,

in each case, on the basis of each Lender’s Proportion by an aggregate amount equal to the Tranche Adjustment Amount. Following an adjustment pursuant to this paragraph (b), the Administrative Agent shall deliver to the Borrowers and the Lenders, details of the principal repayments required to be made from time to time under Clause 5 (Scheduled Commitment Reductions and Repayments) in the form of Schedule 8 (Commitment Reduction Schedule), as amended to reflect such adjustment provided that, a failure on the part of the Administrative Agent to deliver such a notice, shall not affect the obligations of the relevant Borrower in respect of such amounts which are to fall due.

21.       ADDITIONAL OBLIGORS AND NEW VESSELS

21.1     Accession Documents

(a)	Prior to any disposal of a Collateral Vessel to a Substitute Vessel Owner pursuant to Clause 19.12(b)(i) (Disposal of Assets and Collateral Vessel Substitution) (whether in relation to the Permitted Sale and Leaseback or otherwise), the Parent Guarantor shall procure that there is delivered to the Administrative Agent an Accession Notice duly executed by itself, each Borrower (as applicable) and the relevant Substitute Vessel Owner, together with the documents set out in Part III of Schedule 6 (Accession Documents) (in each case, to the extent reasonably required by the Administrative Agent).

(b)	Prior to any substitution of a New Vessel for one or more existing Collateral Vessels pursuant to Clause 19.12(b)(ii) (Disposal of Assets and Collateral Vessel Substitution) (whether in relation to the Permitted Sale and Leaseback or otherwise), the Parent Guarantor shall procure that there is delivered to the Administrative Agent the documents set out in Part III of Schedule 6 (Accession Documents) (in each case, to the extent reasonably required by the Administrative Agent).

21.2     Novation of Leaseback Borrower

Without prejudice to the liability of the Parent Guarantor and the Cross Guarantors in respect of the Cross Guarantee Obligations and subject to the delivery to the Administrative Agent of a duly executed Novation Deed and to the provisions of Clause 21.1 (Accession Documents), with effect from the Leaseback Completion Date:

(a)	the Original Borrower and the other parties to this Agreement (the “Other Parties”), shall be released from any further obligations towards one another in respect of Tranche A and their respective rights against one another in relation to Tranche A and the Tranche A Obligations shall be cancelled (such rights and obligations being referred to in this Clause 21.2 as “relevant obligations”);

(b)	the Leaseback Borrower and the Other Parties shall assume obligations towards one another and/or acquire rights against one another which differ from the relevant obligations only insofar as the Leaseback Borrower and the Other Parties have assumed and/or acquired the same in place of the Original Borrower and the Other Parties;

(c)	the Leaseback Borrower and the Other Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Leaseback Borrower been an original party to this Agreement as a Borrower in respect of Tranche A and the Tranche A Obligations, with the rights, benefits and obligations acquired or assumed by it as a result of such transfer (but subject always to Clause 24.10 (Limitation upon Permitted Sale and Leaseback)); and

(d)	the Leaseback Borrower shall become a party to this Agreement as the Borrower in respect of Tranche A and the Tranche A Obligations.

21.3     Accession of Substitute Vessel Owners

In respect of any Substitute Vessel Owner, upon delivery of a duly executed Accession Notice to the Administrative Agent (but subject to compliance by the Parent Guarantor with Clause 21.1 (Accession Documents)), the Substitute Vessel Owner being party to it, the other Obligors (including, if applicable, the Leaseback Borrower) and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Substitute Vessel Owner been an original party to this Agreement as a Guarantor, such Substitute Vessel Owner shall become a party to this Agreement as a Guarantor and in relation to any Superseded Guarantor, such Superseded Guarantor shall cease to be a party to this Agreement and to be liable in respect of any obligations which would otherwise accrue to it from the date of such release under Clause 24 (Guarantee and Indemnity).

22.       EVENTS OF DEFAULT

Each of Clauses 22.1 (Failure to Pay) to Clause 22.18 (Change of Control) describes the circumstances which constitute an Event of Default for the purposes of this Agreement.

22.1     Failure to Pay

(a)	An Obligor fails to pay any amount of principal due from it under this Agreement at the time, in the currency and otherwise in the manner specified herein provided that, if such Obligor can demonstrate to the reasonable satisfaction of the Administrative Agent that it has given all necessary instructions to effect such payment and the non-receipt thereof is attributable solely to an error in the banking system, such payment shall instead be deemed to be due, solely for the purposes of this paragraph (a), within 3 Business Days of the date on which it actually fell due under this Agreement.

(b)	An Obligor fails to pay any other amount due from it under a Finance Document and such failure continues unremedied for 5 Business Days or, in the case of sums payable on demand, 10 Business Days, after such demand has been duly made on the relevant Obligor.

22.2     Misrepresentation

Any representation or statement made by any Obligor in any Finance Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading, where the circumstances causing the same give rise to a Material Adverse Effect.

22.3     Specific Covenants

An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it under Clause 19.1 (Stock Exchange), Clause 19.2 (Consolidation), Clause 19.3 (Maintenance of Legal Validity), Clause 19.5 (Claims Pari Passu), Clause 19.6 (Management of Collateral Vessels), Clause 19.8 (Financial Indebtedness), Clause 19.11 (Negative Pledge), Clause 19.12 (Disposal of Assets and Collateral Vessel Substitution), Clause 19.13 (Sale and Leaseback), Clause 19.18 (Loans and Guarantees), Clause 19.20 (Financial Assistance and Fraudulent Conveyance) or Clause 19.22 (Insurance).

22.4     Financial Condition

An Obligor fails duly to perform or comply with any of its obligations under Clause 18 (Financial Condition) at any time.

22.5     Other Obligations

An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Transaction Document (other than those referred to in Clause 22.3 (Specific Covenants) or Clause 22.4 (Financial Condition)) and such failure is not remedied within 30 days after the Administrative Agent has given notice thereof to the Parent Guarantor.

22.6     Cross Default

Any Indebtedness of a member of the Group or (if applicable) the Leaseback Group is not paid when due (or within any applicable grace period) or any Indebtedness of a member of the Group or (as the case may be) the Leaseback Group is declared to be or otherwise becomes due and payable prior to its specified maturity where (in either case) the aggregate of all such unpaid or accelerated Indebtedness of members of the Group or (if applicable) the Leaseback Group is equal to or greater than US$50,000,000 or its equivalent in any other currency.

22.7     Insolvency and Rescheduling

An Obligor is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors.

22.8     Winding-up

An Obligor takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets or any moratorium is declared or sought in respect of any of its Indebtedness.

22.9     Execution or Distress

(a)	Any Obligor fails to comply with or pay any sum due from it (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate amount equal to or greater than US$50,000,000 (or its equivalent in any other currency), being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired.

(b)	Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of an Obligor in an aggregate amount equal to or greater than US$50,000,000 (or its equivalent in any other currency), other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released.

(c)	Notwithstanding the foregoing paragraphs of this Clause 22.9, any levy of any distress on or any arrest, condemnation, confiscation, requisition for title or use, compulsory acquisition, seizure, detention or forfeiture of a Collateral Vessel (or any part thereof) or any exercise or purported exercise of any lien or claim on or against a Collateral Vessel where the release of or discharge the lien or claim on or against such Collateral Vessel has not been procured within 30 days.

22.10     Similar Events

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clause 22.7 (Insolvency and Rescheduling), Clause 22.8 (Winding-up) or Clause 22.9 (Execution or Distress).

22.11     Insurance

Insurance is not maintained in respect of any Collateral Vessel in accordance with the terms of the Collateral Vessel Provisions or (in the case of each Collateral Vessel being subject to a Bareboat Charter as at the date of this Agreement) the applicable agreements (if any) delivered to the Administrative Agent pursuant to paragraph 5 under Part IV of Schedule 3 (Initial Security Documents).

22.12     Environmental Matters

(a)	Any Environmental Claim is pending or made against it or any of its Environmental Affiliates or in connection with a Collateral Vessel, where such Environmental Claim has a Material Adverse Effect.

(b)	Any actual Environmental Incident occurs in connection with a Collateral Vessel, where such Environmental Incident has a Material Adverse Effect.

22.13     Repudiation

Any Obligor repudiates any Finance Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Finance Document.

22.14     Validity and Admissibility

At any time any act, condition or thing required to be done, fulfilled or performed in order:

(a)	to enable any Obligor lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Finance Documents;

(b)	to ensure that the obligations expressed to be assumed by each Obligor in the Finance Documents are legal, valid and binding; or

(c)	to make the Finance Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within 30 days after notification from the Administrative Agent to the relevant Obligor requiring the same to be done, fulfilled or performed.

22.15     Illegality

At any time it is or becomes unlawful for any Obligor to perform or comply with any or all of its obligations under the Finance Documents to which it is a party or any of the obligations of the relevant Obligor hereunder are not or cease to be legal, valid and binding and such illegality is not remedied or mitigated to the satisfaction of the Administrative Agent within 30 days after it has given notice thereof to the relevant Obligor.

22.16     Material Adverse Change

At any time there shall occur a change in the financial condition of any Obligor which, in the reasonable opinion of an Instructing Group, materially impairs such Obligor’s ability to discharge its obligations under the Finance Documents to which it is a party in the manner provided therein and such change, if capable of remedy, is not so remedied within 15 Business Days of the delivery of a notice confirming such change by the Administrative Agent to the relevant Obligor.

22.17     Qualifications of Financial Statements

The auditors of the Group or the Leaseback Group qualify their report on any audited consolidated financial statements of the Group or the Leaseback Group (as the case may be) in any regard which, in the opinion of the Administrative Agent, is material in the context of the Finance Documents and the transactions contemplated thereby.

22.18     Change of Control

A Change of Control occurs in relation to the Parent Guarantor or either Borrower.

22.19     Acceleration

Upon the occurrence of an Event of Default and while the same is continuing at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Parent Guarantor:

(a)	declare all or any part of the Outstandings to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or declare all or any part of the Outstandings to be due and payable on demand of the Administrative Agent; and/or

(b)	declare that any undrawn portion of the Credit Facility shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitment of each Lender shall be reduced to zero; and/or

(c)	exercise or direct the Security Trustee to exercise any rights and remedies in existence or arising under the Finance Documents.

22.20     Repayment on Demand

If, pursuant to paragraph (a) of Clause 22.19 (Acceleration), the Administrative Agent declares all or any part of the Outstandings to be due and payable on demand of the Administrative Agent, then, and at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Parent Guarantor:

(a)	require repayment of all or the relevant part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

(b)	select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of 6 months or less.

23.       DEFAULT INTEREST

23.1     Consequences of Non-Payment

If any sum due and payable by an Obligor under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 28 (Payments) or if any sum due and payable by an Obligor pursuant to a judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the Business Day on which the obligation of such Obligor to pay the Unpaid Sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period (which shall be a Business Day) and the duration of each of which shall (except as otherwise provided in this Clause 23 (Default Interest)) be selected by the Administrative Agent.

23.2     Default Rate

During each such period relating thereto as is mentioned in Clause 23.1 (Consequences of Non-Payment) an Unpaid Sum shall bear interest at the rate per annum which is the sum from time to time of 2%, the Margin, the Associated Costs Rate at such time and LIBOR on the Quotation Date therefor, provided that:

(a)	if, for any such period, LIBOR cannot be determined, the rate of interest applicable to each Lender’s portion of such Unpaid Sum shall be the rate per annum which is the sum of 2%, the Margin and the Associated Costs Rate at such time and the rate per annum shall be that notified to the Administrative Agent by such Lender as soon as practicable after the beginning of such period as being that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may select its portion of such Unpaid Sum during such period; and

(b)	if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto, the first Interest Period applicable to it shall be of a duration equal to the unexpired portion of that Interest Period or Term and the rate of interest applicable thereto from time to time during such Interest Period shall be that which exceeds by 2% the rate which would have been applicable to it had it not so fallen due.

23.3     Maturity of Default Interest

Any interest which shall have accrued under Clause 23.2 (Default Rate) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other dates as the Administrative Agent may specify by written notice to such Obligor.

23.4     Construction of Unpaid Sum

Any Unpaid Sum shall (for the purposes of this Clause 23 (Default Interest), Clause 14 (Increased Costs), Clause 26 (Borrowers’ Indemnities) and Schedule 5 (Associated Costs Rate)) be treated as an advance and accordingly in those provisions the term “Advance” includes any Unpaid Sum and the term “Interest Period” and “Term”, in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 23.1 (Consequences of Non-Payment).

24.       GUARANTEE AND INDEMNITY

24.1     Guarantee

Subject to Clause 24.10 (Limitation upon Permitted Sale and Leaseback), each Guarantor irrevocably and unconditionally guarantees, jointly and severally, to each of the Finance Parties the due and punctual payment by the Borrowers (and either of them) (or in the case of the Original Borrower in its capacity as a Guarantor, by the Leaseback Borrower) of all sums payable by any of them under each of the Finance Documents and agrees that promptly on demand it will pay to the Administrative Agent each and every sum of money which either Borrower (or in the case of the Original Borrower in its capacity as a Guarantor, the Leaseback Borrower) is at any time liable to pay to any Finance Party under or pursuant to any Finance Document which is due but unpaid.

24.2     Indemnity

Subject to Clause 24.10 (Limitation upon Permitted Sale and Leaseback), each Guarantor irrevocably and unconditionally agrees, jointly and severally, as primary obligor and not only as surety, to indemnify and hold harmless each Finance Party on demand by the Administrative Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of either Borrower (or in the case of the Original Borrower in its capacity as a Guarantor, the Leaseback Borrower) under or pursuant to any Finance Document being or becoming void, voidable, unenforceable or ineffective as against that Borrower for any reason whatsoever (whether or not known to that Finance Party or any other person) the amount of such loss being the amount which the Finance Party suffering it would otherwise have been entitled to recover from such Borrower.

24.3     Continuing and Independent Obligations

Subject to Clause 24.10 (Limitation upon Permitted Sale and Leaseback), the obligations of each Guarantor under this Agreement shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of all or any of the obligations of either Borrower under the Finance Documents, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of all amounts owing by either Borrower under each of the Finance Documents and are in addition to and independent of, and shall not prejudice or merge with, any other security (or right of set-off) which any Finance Party may at any time hold in respect of such obligations or any of them.

24.4     New Accounts

If the Administrative Agent makes demand of the Guarantors or any of them pursuant to this Clause 24 (Guarantee and Indemnity):

(a)	the Administrative Agent may open a new account or accounts in respect of the liabilities of either Borrower to which this guarantee relates or any of them (and if it does not do so it shall be treated as if it had done so at the time it made such demand); and

(b)	thereafter any amounts paid by a Borrower (or any other person) to the Administrative Agent in respect of the liabilities of either Borrower under any of the Finance Documents shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of such liabilities or any of them.

24.5     Avoidance of Payments

Where any release, discharge or other arrangement in respect of any obligation of a Borrower, or any Security any Finance Party may hold therefor, is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise and whether or not any Finance Party has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), the provisions of this Clause 24 (Guarantee and Indemnity) shall continue as if such release, discharge or other arrangement had not been given or made.

24.6     Immediate Recourse

None of the Finance Parties shall be obliged, before exercising or enforcing any of the rights conferred upon them in respect of the Guarantors by this Agreement or by Law, to seek to recover amounts due from either Borrower or to exercise or enforce any other rights or Security any of them may have or hold in respect of any of the obligations of the Borrowers (or either of them) under any of the Finance Documents.

24.7     Waiver of Defences

Neither the obligations of the Guarantors contained in this Agreement nor the rights, powers and remedies conferred on the Finance Parties in respect of the Guarantors by this Agreement or by Law shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or re-organisation of either Borrower or any other person or any change in the status, function, control or ownership of either Borrower or any such other person;

(b)	any of the obligations of either Borrower or any other person under any Finance Document or any security held by any Finance Party therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	any time or other indulgence being granted to or agreed (i) to or with a Borrower or any other person in respect of its obligations or (ii) in respect of any security granted under any Finance Document;

(d)	any amendment to, or any variation, waiver or release of, any obligation of, or any security granted by, a Borrower or any other person under any Finance Document;

(e)	any total or partial failure to take, or perfect, any security proposed to be taken in respect of the obligations of a Borrower or any other person under a Finance Document;

(f)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by any Finance Party in respect of a Borrower’s obligations under any Finance Document; or

(g)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors under the Finance Documents or any of the rights, powers or remedies conferred upon the Finance Parties or any of them thereby or by Law.

24.8     No Competition

Any rights which any Guarantor may at any time have by way of contribution or indemnity in relation to any of the obligations of a Borrower under any of the Finance Documents or to claim or prove as a creditor of a Borrower or any other person or its estate in competition with the Finance Parties or any of them, shall (so long as there remains any sums owed by the Borrowers or either of them under any of the Finance Documents) be exercised by such Guarantor only if and to the extent that the Administrative Agent so requires and in such manner and upon such terms as the Administrative Agent may specify and each Guarantor shall hold any moneys, rights or Security held or received by it as a result of the exercise of any such rights on trust for the Administrative Agent for application in or towards payment of any sums at any time owed by the Borrowers or either of them under any of the Finance Documents as if such moneys, rights or Security were held or received by the Administrative Agent under this Agreement.

24.9     Appropriation

No Finance Party shall be obliged to apply any sums held or received by it in respect of the obligations of the Borrowers (or either of them) under any of the Finance Documents in or towards payment of amounts owing under any of the Finance Documents, and any such sum may, in the relevant Finance Party’s discretion (but always acting in good faith), be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the relevant Finance Party may think fit) of such sums in or towards the discharge of such liabilities owed to it under the Finance Documents as such Finance Party may select.

24.10     Limitation upon Permitted Sale and Leaseback

With effect from the Leaseback Completion Date (if any), but without prejudice to the obligations of the Parent Guarantor and the Cross Guarantors in respect of the Cross Guarantee Obligations, the obligations of the Tranche A Vessel Owners under this Clause 24 (Guarantee and Indemnity) shall be limited to the Tranche A Obligations outstanding from time to time, any payment by a Tranche A Vessel Owner pursuant to this Clause 24 (Guarantee and Indemnity) shall be applied as and when required pursuant to this Agreement in or towards the discharge of the Tranche A Obligations and it is agreed and acknowledged that the maximum amount recoverable from the Tranche A Vessel Owners collectively under Clause 24.1 (Guarantee) and Clause 24.2 (Indemnity) with effect from the Leaseback Completion Date shall not exceed the aggregate of the Tranche A Obligations.

25.       ADMINISTRATIVE AGENT AND OBLIGORS’ AGENT

25.1     Appointment of the Administrative Agent

Each of the other Finance Parties appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents and authorises the Administrative Agent to exercise the rights, powers, authorities and discretions specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2     Duties of the Administrative Agent

(a)	The Administrative Agent shall promptly inform each Lender of the contents of any notice or document received by it in its capacity as Administrative Agent from any of the Obligors under this Agreement.

(b)	The Administrative Agent shall promptly notify the Lenders of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document upon becoming aware of the same.

(c)	If so instructed by an Instructing Group, the Administrative Agent shall refrain from exercising any power or discretion vested in it as agent under any Finance Document.

(d)	The duties of the Administrative Agent under the Finance Documents are, save to the extent otherwise expressly provided, solely mechanical and administrative in nature.

25.3     Role of Bookrunner and Lead Arrangers

Except as specifically provided in the Finance Documents, the Bookrunner and the Lead Arrangers shall have no obligations of any kind to any other party under or in connection with any Finance Document.

25.4     No Fiduciary Duties

(a)	Nothing in the Finance Documents constitutes the Administrative Agent, either of the Lead Arrangers or the Bookrunner as a trustee or fiduciary of any other person.

(b)	The Administrative Agent, the Lead Arrangers or the Bookrunner shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5     Business with the Group

The Administrative Agent, the Lead Arrangers and the Bookrunner may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and (if applicable) the Leaseback Group.

25.6     Discretion of the Administrative Agent

(a)	The Administrative Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Administrative Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in this Agreement upon any party, the Lenders or an Instructing Group has not been exercised; and

(iii)	any notice or request made by the Parent Guarantor is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Administrative Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Administrative Agent may act in relation to the Finance Documents through its personnel and agents.

25.7     Instructing Group’s Instructions

(a)	Unless a contrary indication appears in a Finance Document, the Administrative Agent shall (i) act in accordance with any instructions given to it by an Instructing Group (or, if so instructed by an Instructing Group, refrain from acting or exercising any right, power, authority or discretion vested in it as Administrative Agent) and (ii) shall not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of an Instructing Group.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by an Instructing Group will be binding on all the Finance Parties.

(c)	The Administrative Agent may refrain from acting in accordance with the instructions of an Instructing Group (or, if appropriate, all the Lenders) until it has received such security or collateral as it may require for any cost, loss or liability which it may incur in complying with such instructions.

(d)	In the absence of instructions from an Instructing Group (or, if appropriate, the Lenders), the Administrative Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Administrative Agent is not authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document without first obtaining the Lender’s consent to do so.

25.8     No Responsibility

The Administrative Agent and the Lead Arrangers are not responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person in or in connection with any Finance Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9     Exclusion of Liability

(a)	Without limiting paragraph (b) of this Clause 25.9, the Administrative Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	Each of the Lenders agrees that it will not take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and agrees that any officer, employee or agent of the Administrative Agent may enforce this provision.

(c)	The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

25.10     Lender’s Indemnity

Each Lender shall (in its relevant Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”)) indemnify the Administrative Agent from time to time on demand by the Administrative Agent against any cost, loss or liability incurred by the Administrative Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Administrative Agent under the Finance Documents (unless it has been reimbursed therefor by an Obligor pursuant to the terms of the Finance Documents).

25.11     Resignation

(a)	The Administrative Agent may resign and appoint one of its Affiliates acting through an office in New York City or London as successor Administrative Agent by giving notice to the Lenders and the Parent Guarantor.

(b)	Alternatively, the Administrative Agent may resign without having designated a successor as agent under paragraph (a) above (and shall do so if so required by an Instructing Group) by giving notice to the Lenders and the Parent Guarantor, in which case an Instructing Group (after consultation with the Parent Guarantor) may appoint a successor Administrative Agent.

(c)	If an Instructing Group has not appointed a successor Administrative Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Administrative Agent (after consultation with the Parent Guarantor) may appoint a successor Administrative Agent (acting through an office in New York City or London).

(d)	The retiring Administrative Agent shall, at the Parent Guarantor’s cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Administrative Agent under the Finance Documents.

(e)	The resignation notice of the Administrative Agent shall only take effect upon the appointment of a successor Administrative Agent.

(f)	Upon the appointment of a successor, the retiring Administrative Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (Administrative Agent and Obligors’ Agent). The Administrative Agent’s successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor Administrative Agent had been an original party as the Administrative Agent.

25.12     Confidentiality

(a)	The Administrative Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its respective agency division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Administrative Agent, it may be treated as confidential to that division or department and the Administrative Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Finance Parties are not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any Law.

25.13     Facility Office

The Administrative Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office, unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.14     Lenders’ Associated Costs Details

Each Lender shall supply the Administrative Agent with any information required by the Administrative Agent in order to calculate the Associated Costs Rate in accordance with Schedule 5 (Associated Costs Rate).

25.15     Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Agent, the Lead Arrangers and the Bookrunner that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group and (if applicable) the Leaseback Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the Administrative Agent, the Lead Arrangers, the Bookrunner or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16     Deduction from Amounts Payable by the Administrative Agent

If any party owes an amount to the Administrative Agent under any Finance Document, the Administrative Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Administrative Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that party shall be regarded as having received such payment without any such deduction.

25.17     Obligors’ Agent

(a)	Each Obligor (other than the Parent Guarantor) irrevocably authorises the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent Guarantor on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect such Obligor, without further reference to or the consent of such Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent Guarantor on its behalf,

and in each such case, such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions, executed such Finance Document and agreement or received any such notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent under any Finance Document, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such Obligor became an Obligor under this Agreement), shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

25.18     Co-operation with the Administrative Agent

Each Lender and each Obligor will co-operate with the Administrative Agent to complete any legal requirements imposed on the Administrative Agent in connection with the performance of its duties under this Agreement and shall supply any information requested by the Administrative Agent in connection with the proper performance of those duties.

26.       BORROWERS’ INDEMNITIES

26.1     General Indemnities

Each Borrower undertakes to indemnify:

(a)	each of the Finance Parties against any cost, claim, loss, expense (including legal fees and disbursements) or liability, which any of them may sustain or incur as a consequence of the occurrence of any Default; and

(b)	each Lender against any loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by a Borrower under this Agreement but not made by reason of the operation of any one or more of the provisions of this Agreement (save as a result of the gross negligence or wilful default of the relevant Lender).

26.2     Break Costs

(a)	Each Borrower shall, within 3 Business Days of demand by the Administrative Agent on behalf of a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of any Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period or Term for that Advance or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period or Term in which they accrue.

27.       CURRENCY OF ACCOUNT

27.1     Currency

The dollar is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement provided that:

(a)	each repayment of any Outstandings or Unpaid Sum (or part of it) shall be made in the currency in which those Outstandings or Unpaid Sum are denominated on their due date;

(b)	interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest accrued;

(c)	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(d)	each payment pursuant to Clause 12.2 (Tax Indemnity) or Clause 14.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it.

27.2     Currency Indemnity

If any sum due from an Obligor under this Agreement or any order or judgment given or made in relation to this Agreement has to be converted from the currency (the “first currency”) in which the same is payable under this Agreement or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the Parent Guarantor shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (x) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (y) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

28.       PAYMENTS

28.1     Payment to the Administrative Agent

On each date on which this Agreement requires an amount to be paid by an Obligor or any of the Lenders under this Agreement, such Obligor or, as the case may be, such Lender shall make the same available to the Administrative Agent by payment in same day funds (or such other funds as may for the time being be customary for the settlement of transactions in the relevant currency) to such account or bank as the Administrative Agent may have specified for this purpose and any such payment which is made for the account of another person shall be made in time to enable the Administrative Agent to make available such person’s portion of it to such other person in accordance with Clause 28.2 (Same Day Funds).

28.2     Same Day Funds

Save as otherwise provided in this Agreement, each payment received by the Administrative Agent for the account of another person shall be made available by the Administrative Agent to such other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in London or New York as such person shall have previously notified to the Administrative Agent for this purpose.

28.3     Clear Payments

Any payment required to be made by an Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

28.4     Partial Payments

If the Administrative Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Administrative Agent shall, unless otherwise instructed by an Instructing Group, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses incurred by the Administrative Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under any Finance Document;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under any Finance Document; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

and such application shall override any appropriation made by an Obligor.

28.5     Indemnity

Where a sum is to be paid under this Agreement to the Administrative Agent for the account of another person, the Administrative Agent shall not be obliged to make the same available to that other person (or to enter into or perform any exchange contract in connection therewith) until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum (or the proceeds of such exchange contract) was (or were) so made available shall on request refund the same to the Administrative Agent together with an amount sufficient to indemnify and hold harmless the Administrative Agent from and against any cost or loss it may have suffered or incurred by reason of its having paid out such sum (or the proceeds of such exchange contract) prior to its having received such sum.

29.       SHARING AMONG THE FINANCE PARTIES

29.1     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payments) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Administrative Agent;

(b)	the Administrative Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Administrative Agent and distributed in accordance with Clause 28.4 (Partial Payments), without taking account of any tax which would be imposed on the Administrative Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within 3 Business Days of demand by the Administrative Agent, pay to the Administrative Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.4 (Partial Payments).

29.2     Redistribution of Payments

The Administrative Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.4 (Partial Payments).

29.3     Recovering Finance Party’s Rights

(a)	On a distribution by the Administrative Agent under Clause 29.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4     Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of Payments) shall, upon the request of the Administrative Agent, pay to the Administrative Agent for the account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5     Exceptions

(a)	This Clause 29 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party under any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)	such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

30.       CALCULATIONS AND ACCOUNTS

30.1     Day Count Convention

Interest and commitment fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

30.2     Reference Banks

Save as otherwise provided in this Agreement, on any occasion a Reference Bank or Lender fails to supply the Administrative Agent with an interest rate quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Administrative Agent.

30.3     Maintain Accounts

Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

30.4     Control Accounts

The Administrative Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)	the amount of any Advance or Unpaid Sum and each Lender’s share in it;

(b)	the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Finance Documents and each Lender’s share in it; and

(c)	the amount of any sum received or recovered by the Administrative Agent under this Agreement and each Lender’s share in it.

30.5     Prima Facie Evidence

In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 30.3 (Maintain Accounts) and Clause 30.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

30.6     Certificate of Finance Party

A certificate of a Finance Party as to the amount for the time being required to indemnify it against any Tax Liability pursuant to Clause 12.2 (Tax Indemnity) or any Increased Cost pursuant to Clause 14.1 (Increased Costs) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

30.7     Certificate of the Administrative Agent

A certificate of the Administrative Agent as to the amount at any time due from either Borrower under this Agreement (or the amount which, but for any of the obligations of either Borrower under this Agreement being or becoming void, unenforceable or ineffective, at any time, would have been due from such Borrower under this Agreement) shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 24 (Guarantee and Indemnity).

31.       ASSIGNMENTS AND TRANSFERS

31.1     Successors and Assignees

This Agreement shall be binding upon and enure to the benefit of each party to this Agreement and its or any subsequent successors, permitted assignees and Transferees.

31.2     Assignment or Transfers by Obligors

Except pursuant to and in accordance with Clause 20 (Sale and Leaseback) and Clause 21 (Additional Obligors and New Vessels), none of the rights, benefits and obligations of an Obligor under this Agreement shall be capable of being assigned or transferred, and each Obligor undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement.

31.3     Assignments or Transfers by Lenders

Any Lender may, at any time and at its own cost, assign all or any of its rights and benefits under the Finance Documents in accordance with Clause 31.4 (Assignments) or transfer all or any of its rights, benefits and obligations under the Finance Documents in accordance with Clause 31.5 (Transfer Certificate) provided that such assignment or transfer:

(a)	is the subject of the prior approval of the Borrowers (which approval shall not be unreasonably withheld); and

(b)	the principal amount to be assigned or transferred by the relevant Lender:

(i)	is at least US$5,000,000; and

(ii)	consists of Tranche A Commitment and Tranche B Commitment (in each case, if any) which corresponds pro rata to such Lender’s respective participation in the Tranche A Commitments and Tranche B Commitments of all the Lenders, as applicable immediately prior to such assignment or transfer.

31.4     Assignments

If any Lender wishes to assign all or any of its rights and benefits under the Finance Documents, unless and until the relevant assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Lender, such assignment shall not become effective and the other Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

31.5     Transfer Certificate

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents, such transfer may be effected by novation through the delivery to the Administrative Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Administrative Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Administrative Agent:

(a)	to the extent that in such Transfer Certificate the Lender party to it seeks to transfer its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 31.5 as “discharged rights and obligations”);

(b)	each of the Obligors and the Transferee party to it shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Lender;

(c)	the other Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of such transfer; and

(d)	such Transferee shall become a party to this Agreement as a Lender,

provided that, such transfer shall be conditional upon the performance by the Administrative Agent of all “know your customer” or other checks relating to any person that it is required to carry out where the transfer is to a new Lender.

31.6     Transfer Fee

On the date upon which a transfer takes effect pursuant to Clause 31.5 (Transfer Certificate) the Transferee in respect of such transfer shall pay to the Administrative Agent for its own account a transfer fee of US$3,000.

31.7     Disclosure of Information

Any Lender may disclose to any of its Affiliates, to any actual or potential assignee or Transferee, to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or any person to whom, and to the extent that, information is required to be disclosed by any applicable Law, such information about the Obligors, the Group and (if applicable) the Leaseback Group as such Lender shall consider appropriate. Provided that the Parent Guarantor may require such Lender to obtain from its relevant Affiliate or such actual or potential assignee or transferee or such other person, a confidentiality undertaking in substantially the form previously delivered to the Parent Guarantor by the Lenders being original parties to this Agreement in relation to such information concerning the Group and (if applicable) the Leaseback Group which has been supplied to such Lender on a confidential basis.

32.       COSTS AND EXPENSES

32.1     Transaction Costs

The Borrowers shall, from time to time on demand of the Administrative Agent, reimburse the Administrative Agent, the Security Trustee and each of the Lead Arrangers for all costs and expenses (including legal fees and disbursements) reasonably incurred by them in connection with the negotiation, preparation and execution of the Finance Documents, the completion of the transactions therein contemplated and primary syndication of the Facilities (including publicity expenses).

32.2     Preservation and Enforcement Costs

The Borrowers shall, from time to time on demand of the Administrative Agent, reimburse each Finance Party for all costs and expenses (including legal fees and disbursements) reasonably incurred in or in connection with the preservation and/or enforcement of any of the rights of such Finance Party under the Finance Documents.

32.3     Stamp Taxes

The Borrowers shall pay all stamp, registration, documentary and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto) to which any of the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Administrative Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying those taxes. The Administrative Agent shall be entitled (but not obliged) to pay those taxes (whether or not they are its primary responsibility) and to the extent that it does so, claim under this Clause 32.3.

32.4     Amendments and Waivers

If an Obligor requests any amendment or waiver in accordance with Clause 37 (Amendments), the relevant Obligor shall, on demand of the Administrative Agent, reimburse the Finance Parties for all costs and expenses (including legal fees and disbursements) reasonably incurred by any of the Finance Parties in responding to or complying with such request.

32.5     Lenders’ Indemnity

If any Obligor fails to perform any of its obligations under this Clause 32 (Costs and Expenses), each Lender shall indemnify and hold harmless each of the Administrative Agent, the Lead Arrangers and/or the Security Trustee from and against its Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) of any loss incurred by any of them as a result of such failure and the relevant Obligor shall forthwith reimburse each Lender for any payment made by it pursuant to this Clause 32.5.

32.6     Value Added Tax

(a)	All amounts expressed to be payable under any Finance Document by any Obligor to a Finance Party shall be exclusive of any VAT. If VAT is chargeable on any supply made by a Finance Party to any Obligor under any Finance Document (whether that supply is taxable pursuant to the exercise of an option or otherwise), that Obligor shall pay to that Finance Party (in addition to and at the same time as paying that consideration) an amount equal to the amount of the VAT as further consideration.

(b)	No payment or other consideration to be made or furnished to any Obligor pursuant to or in connection with any Finance Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

(c)	Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also pay any amount of those costs or expenses incurred referable to VAT chargeable thereon.

32.7     Indemnity Payments

Where under any Finance Document an Obligor has an obligation to indemnify or reimburse any Finance Party in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely tax treatment in the hands of that Finance Party (as determined by it) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

33.       REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

34.       NOTICES AND DELIVERY OF INFORMATION

34.1     Writing

Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

34.2     Giving of Notice

Subject to Clause 34.3 (Use of Websites) and to Clause 34.4 (Electronic Communication), any communication or document to be made or delivered by one person to another pursuant to this Agreement shall in the case of any person other than a Lender or the Leaseback Borrower (unless that other person has by 15 days’ written notice to the Administrative Agent specified another address) be made or delivered to that other person at the address identified with its signature below or, in the case of a Lender, at the address from time to time designated by it to the Administrative Agent for the purpose of this Agreement (or, in the case of a Transferee at the end of the Transfer Certificate to which it is a party as Transferee) or, in the case of the Leaseback Borrower, at the address designated in the applicable Novation Deed or such other address as may from time to time be designated by it to the Administrative Agent for such purpose (by notice to the Administrative Agent at least 15 days prior to which such address is to take effect for such purpose) and shall be deemed to have been made or delivered (in the case of any communication made by fax) when despatched and the transmission report of the sender indicates that the fax transmission has been received by the addressee or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Administrative Agent shall be effective only when received by the Administrative Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Administrative Agent’s signature below (or such other department or officer as the Administrative Agent shall from time to time specify for this purpose). Any communication which would otherwise be deemed to have been received on a day which is not a Business Day shall be deemed to have been received on the next succeeding Business Day.

34.3     Use of Websites

(a)	Without prejudice to the obligation of each Obligor when providing information to a Lender to do so (in each case) through the Administrative Agent, any information required to be delivered to the Lenders, may be delivered to those Lenders (the “Website Lenders”) who accept such method of communication by posting the relevant information onto an electronic website designated by the Parent Guarantor and the Administrative Agent (the “Designated Website”) if:

(i)	the Administrative Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent Guarantor and the Administrative Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent Guarantor and the Administrative Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of such information electronically then the Administrative Agent shall notify the Parent Guarantor accordingly and the Parent Guarantor shall supply the information to the Administrative Agent (in sufficient copies for each Paper Form Lender) in paper form.

(b)	The Administrative Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Parent Guarantor and the Administrative Agent.

(c)	The Administrative Agent shall, as soon as reasonably practicable after becoming aware of the occurrence of such event, notify the other parties to this Agreement if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	it becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Administrative Agent notifies the other parties to this Agreement under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by any Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Administrative Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Administrative Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The relevant Obligor shall comply with any such request within 10 Business Days.

34.4     Electronic Communication

(a)	Any communication to be made between the Administrative Agent and a Lender or between an Obligor and the Administrative Agent under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Administrative Agent, the relevant Lender and/or the Parent Guarantor (as the case may be):

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receiving of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Administrative Agent and a Lender or between the Administrative Agent and an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Administrative Agent only if it is addressed in such a manner as the Administrative Agent shall specify for this purpose.

35.       ENGLISH LANGUAGE

Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or (if requested by the Administrative Agent) accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation of it.

36.       PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

37.       AMENDMENTS

37.1     Amendments

Except as provided in Clauses 37.2 (Consent), 37.3 (Technical Amendments) and 37.5 (Guarantees and Security), the Administrative Agent, if it has the prior written consent of an Instructing Group, and the Obligors affected thereby, may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and all the Obligors.

37.2     Consent

An amendment or waiver relating to the following matters shall not be made without the prior written consent of each Lender affected thereby:

(a)	any increase in the Commitment of such Lender;

(b)	a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from an Obligor under this Agreement to which any Lender is entitled;

(c)	a decrease in the Margin, or the principal amount of, any Advance or any interest payment, fees or other amounts due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(d)	any change in the currency of account;

(e)	the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(f)	the deferral of the Maturity Date;

(g)	the obligations of the Parent Guarantor or (subject to Clause 37.5 (Guarantees and Security)) any other Guarantor, under Clause 24 (Guarantee and Indemnity);

(h)	any reduction to the percentage set forth in the definition of Instructing Group; or

(i)	a change to any provision which contemplates the need for the consent or approval of all the Lenders.

37.3     Technical Amendments

Notwithstanding Clause 37.1 (Amendments), the Administrative Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of this Agreement, where such amendments would not prejudice or otherwise be adverse to the position of any Lender under this Agreement, without reference to the Lenders.

37.4     Amendments affecting the Administrative Agent

Notwithstanding any other provision of this Agreement, the Administrative Agent shall not be obliged to agree to any amendment or waiver if the same would:

(i)	amend or waive any provision of Clause 25 (Administrative Agent and Obligors’ Agent), Clause 32 (Costs and Expenses) or this Clause 37 (Amendments); or

(ii)	otherwise amend or waive any of the Administrative Agent’s rights under this Agreement or subject the Administrative Agent to any additional obligations under this Agreement.

37.5     Guarantees and Security

The release of a Guarantor from any of its obligations under Clause 24 (Guarantee and Indemnity) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of this Agreement, shall require prior consent of all the Lenders, provided that the Administrative Agent or the Security Trustee (as applicable) in its discretion shall be permitted to effect any such release (excluding, for the avoidance of doubt, a release of the Parent Guarantor from any of its obligations under Clause 24 (Guarantee and Indemnity)) to the extent required in connection with:

(a)	the Permitted Sale and Leaseback;

(b)	the sale or other disposal to a third party of a Collateral Vessel (or of a Subsidiary Guarantor) or a total loss of a Collateral Vessel, subject to (x) receipt by the Administrative Agent on the Disposal Date or the Total Loss Date (as the case may be) of the prepayment required to be made by the relevant Borrower in respect of the same or (y) a determination by the Administrative Agent that no such prepayment is required, in each case, pursuant to and in accordance with Clause 8.1 (Total Loss or Sale); or

(c)	the substitution of a Collateral Vessel pursuant to and in accordance with Clause 19.12(b) (Disposal of Assets and Collateral Vessel Substitution).

38.       THIRD PARTY RIGHTS

(a)	A person which is not a party to this Agreement (a “third party”) shall have no right to enforce any of its provisions except that:

(i)	a third party shall have those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect; and

(ii)	each of Clause 12.2 (Tax Indemnity), Clause 14 (Increased Costs) and Clause 25.9(b) (Exclusion of Liability) shall be enforceable by any third party referred to in such clause as if such third party were a party to this Agreement.

(b)	The parties to this Agreement may without the consent of any third party vary or rescind this Agreement.

39.       COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

40.       GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, English Law.

41.       JURISDICTION

41.1     Courts of England

Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

41.2     Waiver

Each of the Obligors irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes being settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

41.3     Service of Process

Each of the Obligors which is not incorporated in England agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to Teekay Shipping (UK) Limited at 49 St. James Street, London SW1A 1JT or its registered office for the time being. If the appointment of the person mentioned in this Clause 41.3 ceases to be effective in respect of any of the Obligors, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Administrative Agent shall be entitled to appoint such person by notice to the relevant Obligor. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law.

41.4     Proceedings in Other Jurisdictions

Nothing in Clause 41.1 (Courts of England) shall (or shall be construed so as to) limit the right of the Finance Parties or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

41.5     Waiver of Immunity

To the extent that any Obligor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                                    SCHEDULE 1

                                             LENDERS AND COMMITMENTS

Tranche A

------------------------------------------------------------------- --------------------------------------------
                              Lender                                                Commitment
------------------------------------------------------------------- --------------------------------------------
Nordea Bank Norge ASA, Grand Cayman Branch                                         US$32,000,000
------------------------------------------------------------------- --------------------------------------------
DnB NOR Bank ASA                                                                   US$32,000,000
------------------------------------------------------------------- --------------------------------------------
HSBC Bank plc                                                                      US$24,000,000
------------------------------------------------------------------- --------------------------------------------
ING Bank N.V.                                                                      US$24,000,000
------------------------------------------------------------------- --------------------------------------------
Danish Ship Finance (Danmarks Skibskreditfond)                                     US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Deutsche Schiffsbank Aktiengesellschaft                                            US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Dresdner Bank AG in Hamburg                                                        US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Fokus Bank ASA                                                                     US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Landesbank Hessen-Thuringen Girozentrale                                           US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Lloyds TSB Bank plc                                                                US$18,240,000
------------------------------------------------------------------- --------------------------------------------
NIB Capital Bank N.V.                                                              US$18,240,000
------------------------------------------------------------------- --------------------------------------------
The Royal Bank of Scotland plc                                                     US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Scotiabank Europe plc                                                              US$18,240,000
------------------------------------------------------------------- --------------------------------------------
Vereins- und Westbank AG                                                           US$18,240,000
------------------------------------------------------------------- --------------------------------------------
The Governor and Company of the Bank of Ireland                                    US$12,800,000
------------------------------------------------------------------- --------------------------------------------
Skandinaviska Enskilda Banken AB (publ.)                                           US$12,800,000
------------------------------------------------------------------- --------------------------------------------
Total:                                                                            US$320,000,000
=================================================================== ============================================

Tranche B

------------------------------------------------------------------- --------------------------------------------
                              Lender                                                 Commitment
------------------------------------------------------------------- --------------------------------------------
Nordea Bank Norge ASA, Grand Cayman Branch                                         US$18,000,000
------------------------------------------------------------------- --------------------------------------------

DnB NOR Bank ASA                                                                   US$18,000,000
------------------------------------------------------------------- --------------------------------------------
HSBC Bank plc                                                                      US$13,500,000
------------------------------------------------------------------- --------------------------------------------
ING Bank N.V.                                                                      US$13,500,000
------------------------------------------------------------------- --------------------------------------------
Danish Ship Finance (Danmarks Skibskreditfond)                                     US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Deutsche Schiffsbank Aktiengesellschaft                                            US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Dresdner Bank AG in Hamburg                                                        US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Fokus Bank ASA                                                                     US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Landesbank Hessen-Thuringen Girozentrale                                           US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Lloyds TSB Bank plc                                                                US$10,260,000
------------------------------------------------------------------- --------------------------------------------
NIB Capital Bank N.V.                                                              US$10,260,000
------------------------------------------------------------------- --------------------------------------------
The Royal Bank of Scotland plc                                                     US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Scotiabank Europe plc                                                              US$10,260,000
------------------------------------------------------------------- --------------------------------------------
Vereins- und Westbank AG                                                           US$10,260,000
------------------------------------------------------------------- --------------------------------------------
The Governor and Company of the Bank of Ireland                                     US$7,200,000
------------------------------------------------------------------- --------------------------------------------
Skandinaviska Enskilda Banken AB (publ.)                                            US$7,200,000
------------------------------------------------------------------- --------------------------------------------
Total:                                                                            US$180,000,000
=================================================================== ============================================

SCHEDULE 2

FORM OF TRANSFER CERTIFICATE

To: Nordea Bank Finland Plc, New York Branch (as the "Administrative Agent")

TRANSFER CERTIFICATE

This Transfer Certificate relates to an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between Teekay Shipping Corporation (the “Parent Guarantor”), Teekay Nordic Holdings Incorporated (as the “Original Borrower”), Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), the Administrative Agent, Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented).

1.	Terms defined in the Credit Facility Agreement shall, subject to any contrary indication, have the same meanings in this Transfer Certificate. The terms “Lender”, “Transferee”, “Lender’s Participation” and “Portion Transferred” are defined in the Schedule to this Transfer Certificate.

2.	The Lender:

(a)	confirms that the details in the Schedule to this Transfer Certificate are an accurate summary of the Lender’s participation in the Credit Facility Agreement and the Interest Periods or Terms (as the case may be) for existing Advances as at the date of this Transfer Certificate; and

(b)	requests the Transferee to accept and procure the transfer to the Transferee of the Portion Transferred by countersigning and delivering this Transfer Certificate to the Administrative Agent at its address for the service of notices designated to the Administrative Agent in accordance with the Credit Facility Agreement.

3.	The Transferee requests the Administrative Agent to accept this Transfer Certificate as being delivered to the Administrative Agent pursuant to and for the purposes of Clause 31.5 (Transfer Certificate) of the Credit Facility Agreement so as to take effect in accordance with the terms of it on the Transfer Date or on such later date as may be determined in accordance with the terms of it.

4.	The Transferee confirms that it has received a copy of the Credit Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

5.	The Transferee undertakes with the Lender and each of the other parties to the Credit Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Credit Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Administrative Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6.	The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Facility Agreement, any other Finance Document or other document relating to it and assumes no responsibility for the financial condition of any Obligor or for the performance and observance by any Obligor of any of its obligations under the Credit Facility Agreement, any Finance Document or any other document relating to it and any and all such conditions and warranties, whether express or implied by Law or otherwise, are excluded.

7.	The Lender gives notice that nothing in this Transfer Certificate or in the Credit Facility Agreement (or any other Finance Document or other document relating to it) shall oblige the Lender (a) to accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Credit Facility Agreement transferred pursuant to this Transfer Certificate or (b) to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever (including the failure by any Obligor or any other party to the Credit Facility Agreement (or any document relating to it) to perform its obligations under any such document) and the Transferee acknowledges the absence of any such obligation as is referred to in (a) and (b) above.

8.	This Transfer Certificate and the rights, benefits and obligations of the parties under this Transfer Certificate shall be governed by and construed in accordance with English Law.

* delete as appropriate.

The Schedule

1.     Lender:

2.     Transferee:

3.     Transfer Date:

4.     Lender’s Participation                             Interest Period/Term                            Portion Transferred

5.     Commitment                                                                                                               Portion Transferred

6.     Outstandings                                              Term                                                       Portion Transferred

* Details of the Lender’s Available Commitment should not be completed after the applicable Termination Date.

[Lender]                                                                    [Transferee]

By:                                                                              By:

Date:                                                                           Date:

Administrative Details of Transferee and its Facility Office

Facility Office Address:

Contact Name:

Account for Payments:

Fax:

Telephone:

[to be printed onto Transfer Certificate by the Administrative Agent following delivery]

The Administrative Agent hereby acknowledges the transfer effected by this Transfer Certificate and confirms that such transfer took effect on [the Transfer Date referred to above]/[[date] (notwithstanding paragraph 3 of this Schedule)].

The Administrative Agent

By:

Date:

SCHEDULE 3

PART I — CONDITIONS PRECEDENT TO FIRST DRAWDOWN

1.	Corporate Documents

In relation to each Original Obligor and each Charterer which is required to enter into a Security Document pursuant to this Agreement:

(a)	a copy of its up to date constitutional documents and, if applicable, a good standing certificate;

(b)	a copy of resolutions of the board of directors of such Original Obligor (or to the extent applicable, in the case of each Subsidiary Guarantor, resolutions of its sole member) or (as applicable) such Charterer (and in the case of each Charterer being a corporation, a resolution of its shareholders) approving the execution, delivery and performance of each of the Transaction Documents to which it is party and the terms and conditions of it and authorising a named person or persons to sign each Transaction Document to which it is party and any documents to be delivered by such Original Obligor or Charterer (as the case may be) pursuant to it, together with copies of any powers of attorney or other instruments of authority required in connection therewith; and

(c)	a duly completed certificate of a duly authorised officer of such Original Obligor or (as applicable) such Charterer in the form attached in Part III of Schedule 3 (Form of Officer’s Certificate) (subject to the necessary amendments to such form contemplated therein).

2.	Authorisations

A copy of each Necessary Authorisation as is, in the opinion of counsel to the Administrative Agent, necessary to render the Finance Documents to which any Original Obligor or Charterer (as applicable) is party legal, valid, binding and enforceable, to make the Finance Documents admissible in evidence in such Original Obligor’s or Charterer’s (as the case may be) jurisdiction of incorporation and in England and to enable such Original Obligor or Charterer (as the case may be) to perform its obligations thereunder.

3.	Initial Appraisal Packages and Insurance Report

(a)	Initial Appraisal Packages in respect of each of the Collateral Vessels (demonstrating that the aggregate Market Value of all Collateral Vessels is equal to at least US$715,000,000); and

(b)	An insurance report prepared by Bank Assure addressed to the Finance Parties (or accompanied by written confirmation that such report may be relied upon by them) relating to the insurance maintained in respect of the Collateral Vessels.

4.	Financial Statements

Copies of the Original Consolidated Financial Statements of the Group.

5.	Finance Documents

Original duly executed copies of:

(a)     this Agreement;

(b)     the Security Trust Deed; and

(c)     the Initial Security Documents, together with all documents required to be delivered pursuant thereto.

6.	Process Agent

Written confirmation from the process agent (a) referred to in Clause 41.3 (Service of Process) and (b) appointed by each Charterer which is to enter into a Security Document, in each case, in respect of its acceptance of such appointment as process agent.

7.	Legal Opinions

An opinion of:

(a)	White & Case, legal advisers to the Administrative Agent and the Lead Arrangers on matters of English law;

(b)	Watson, Farley & Williams, legal advisers to the Parent Guarantor on matters of Marshall Islands law; and

(c)	Kluge Advokatfirma, legal advisers to the Administrative Agent and the Lead Arrangers on matters of Norwegian law.

in each case addressed to the Administrative Agent (for itself and on behalf of the Finance Parties).

8.	Collateral Vessels

(a)	Evidence that the mortgage entered into or to be entered into by each Subsidiary Guarantor has been (or will be simultaneously with the making of the Advances to be made on the initial Drawdown Date) duly registered and/or recorded as a valid first priority ship mortgage in favour of the Security Trustee in respect of the relevant Collateral Vessel in accordance with the laws of the relevant jurisdiction.

(b)	Evidence that the relevant Collateral Vessel:

(i)	is (or will be simultaneously with the making of the Advances to be made on the initial Drawdown Date) definitively and permanently registered in the name of the applicable Subsidiary Guarantor in full compliance with Clause 19.14 (Registration) (including the provision of certificates of ownership from appropriate authorities);

(ii)	is in the absolute and unencumbered ownership of such Subsidiary Guarantor, save as contemplated by the Finance Documents;

(iii)	has a classification which complies in all respects with Clause 19.7 (Classification); and

(iv)	without prejudice to paragraph 3(b) (Initial Appraisal Packages and Insurance Report) above, is insured in accordance with the Finance Documents and all requirements therein in respect of insurances for the time being applicable have been complied with.

(c)	Copies of the Documents of Compliance and of the Collateral Vessel’s Safety Management Certificate in respect of each Collateral Vessel (together with any other relevant details of the applicable safety management system relating to such Collateral Vessel which the Administrative Agent may reasonably require).

(d)     The results of maritime registry searches relating to each Collateral Vessel.

9.	Relevant Third Party Charters

Copies of each of the Relevant Third Party Charters.

10.	Other Evidence

Any other documents or other evidence that the Administrative Agent may reasonably require, by notice to the Parent Guarantor.

PART II — CONDITIONS SUBSEQUENT DOCUMENTS

Legal Opinions

An opinion of:

(a)	Higgs & Johnson, legal advisers to the Administrative Agent and the Lead Arrangers on matters of Bahamian law; and

(b)	Kluge Advokatfirma, legal advisers to the Administrative Agent and the Lead Arrangers on matters of Norwegian law.

PART III — FORM OF OFFICER’S CERTIFICATE

To: Nordea Bank Finland Plc, New York Branch (as the "Administrative Agent")

Dear Sirs,

We refer to an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between Teekay Shipping Corporation (the “Parent Guarantor”), Teekay Nordic Holdings Incorporated (as the “Original Borrower”), Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), the Administrative Agent, Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented). Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions when used in this Certificate.

I, [name], [a][an] [Director][General Partner][Officer] of [name of Obligor/Charterer] of [address] (the “Relevant Company”):

CERTIFY that:

(a)	attached to this Certificate marked “A” is a true, correct, complete and up-to-date copy of the Relevant Third Party Charter to which the Relevant Company is a party. [Include in Certificate for each Obligor or the relevant Charterer (as applicable) where a Relevant Third Party Charter is in place to which the Charterer is a party or in respect of Collateral Vessel owned by such Obligor (as the case may be).]

(b)	attached to this Certificate marked “B” are true, correct, complete and up-to-date copies of all constitutional documents and, if applicable, a good standing certificate relating to the Relevant Company;

(c)	attached to this Certificate marked “C” is a true, correct, complete and up-to-date copy of resolutions of the Relevant Company approving the execution, delivery and performance of each of the [applicable] Transaction Documents [to which it is party] and the terms and conditions thereof and authorising a named person or persons to sign each such Transaction Document and any documents to be delivered by the Relevant Company pursuant to it, together with copies of any powers of attorney or other instruments of authority required in connection therewith;

(d)	[attached to this Certificate marked “D” is a true, correct, complete and up-to-date copy of a resolution of the [shareholders][sole member] of the Relevant Company approving the execution, delivery and performance of the Transaction Documents to which it is party and the terms and conditions thereof];

(e)	[attached to this Certificate and marked “E” is a true, correct and complete copy of all relevant Necessary Authorisations required in relation to the Transaction Documents pursuant to the Finance Documents and each such Necessary Authorisation remains in full force and effect];***

(f)	[attached to this Certificate marked “F” is a true, complete and correct copy of the acceptance by the relevant agent in England of its appointment as agent of the Relevant Company for the purpose of accepting service of process. I confirm that such agent’s appointment remains in force as at the date of this Certificate;] [Process agent appointment required in relation to each Obligor and each Charterer being party to a Security Document.]

(g)	[attached to this Certificate marked “G” are true, complete and correct copies of the Documents of Compliance and of the Safety Management Certificate relating to the Collateral Vessel owned by the Relevant Company (together with any other relevant details of the applicable safety management system relating to such Collateral Vessel which have been requested by the Administrative Agent prior to the delivery of this Certificate);] [Include where Relevant Company is (or is to become) a Subsidiary Guarantor or where Officer’s Certificate to be delivered in respect of a New Vessel.]

(h)	[The Collateral Vessel owned by the Relevant Company:

(i)	is (or will be concurrently with the making of the Advances to be made on the initial Drawdown Date) definitively and permanently registered in the name of the applicable Subsidiary Guarantor in full compliance with Clause 19.14 (Registration) (as evidenced by the provision of certificates of ownership from appropriate authorities);

(ii)	is in the absolute and unencumbered ownership of such Subsidiary Guarantor, save as contemplated by the Finance Documents;

(iii)	has a classification which complies in all respects with Clause 19.7 (Classification); and

(iv)	is insured in accordance with the Finance Documents and all requirements therein in respect of Insurances for the time being applicable have been complied with.] [Include where Relevant Company is (or is to become) a Subsidiary Guarantor or where Officer’s Certificate to be delivered in respect of a New Vessel.]

(i)	the entry into and performance of the Finance Documents by the Relevant Company will not breach any borrowing or other Indebtedness limit to which the Relevant Company is subject; [and]

(j)	[the execution, delivery and performance of the Finance Documents to which the Relevant Company is a party and the performance by the Relevant Company of its obligations thereunder and under any other agreement or document executed pursuant thereto does not breach any agreement binding on the Relevant Company.]

[(h)	The following persons were the duly elected and qualified directors and officers of the Relevant Company, holding the respective offices set forth opposite their names on the date of the adoption of the resolutions described in paragraph (c) above and on the date hereof:

Name	Position

[ ] [ ] [ ]	[ ] [ ] [ ]]

[(h)	[The Relevant Company has no directors [or officers].] [The following persons are the duly elected and qualified officers of the Relevant Company on the date hereof.]

Name	Position

[ ] [ ] [ ]	[ ] [ ] [ ]]

[(i)	The Relevant Company is authorised to issue 500 shares with a par value of $1.00 per share, [all] of which have been issued to the Parent Guarantor and are so held on the date of the adoption of the resolution described in paragraph [(d)] above and on the date hereof.]

The following signatures are the true signatures of the persons who have been authorised to sign the relevant Finance Documents on behalf of the Relevant Company and to give notices and communications, [(including Drawdown Requests)]*, under or in connection with the Finance Documents on behalf of the Relevant Company.

Name                                                    Position                                                    Signature

[                                ]                           [                                ]                                 [                                ]

[                                ]                           [                                ]                                 [                                ]

[                                ]                           [                                ]                                 [                                ]

Signed: _______________________

             [Director][General Partner][Officer]

Date:    [                           ]

* Include in respect of the Original Borrower.

I, [name], a [Director/Secretary/General Partner/Officer] of the Relevant Company, certify that the persons whose names and signatures are set out above are duly authorised signatories of the Relevant Company and that the signatures of each of them above are their respective signatures.

Signed: _______________________

             [Director/Secretary/General Partner/Officer]

Date:    [                           ]

PART IV — INITIAL SECURITY DOCUMENTS

1.	Assignments in respect of the rights of each Subsidiary Guarantor to or under (i) the Insurances (ii) the requisition proceeds (iii) the Earnings and (iv) in the case of each Collateral Vessel being subject to a Relevant Third Party Charter entered into by a Charterer incorporated in Norway, the benefit of the assignments referred to in paragraph 2(ii) below.

2.	Assignments (including in respect of Earnings) by the relevant Charterer in favour of (i) the Security Trustee or (ii) where such Charterer is incorporated in Norway, the relevant Subsidiary Guarantor, in relation to each Relevant Third Party Charter.

3.	Share pledges/charges in respect of the entire issued share capital or limited liability company interest (as applicable) of each Subsidiary Guarantor.

4.	Vessel mortgage and (if required in the relevant jurisdiction) deed of covenant in respect of each of the Collateral Vessels (subject to Clause 19.23 (Collateral Vessel Provisions)) incorporating the Collateral Vessel Provisions and providing inter alia for the maintenance of insurances by the bareboat charterer in respect of such Collateral Vessel and the naming of the Security Trustee as sole loss payee (in respect of a total loss).

SCHEDULE 4

FORM OF DRAWDOWN REQUEST

From: Teekay Nordic Holdings Incorporated (the "Original Borrower")

To: Nordea Bank Finland Plc, New York Branch (the "Administrative Agent")

Date: [•]

Dear Sirs,

We refer to an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between Teekay Shipping Corporation (the “Parent Guarantor”), the Original Borrower, Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), the Administrative Agent, Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented).

Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this request.

We give you notice that, pursuant to the Credit Facility Agreement, we wish the Lenders to make an Advance [by way of a Rollover Advance]* on the following terms:

(a)     Amount US$[•]

(b)     Portion of such Advance from: Tranche A [•]; Tranche B [•];

(c)     Interest Period/Term [1/3/6] month[s]; and

(d)     Proposed date of such Advance (or if that day is not a Business Day, the next Business Day),

We confirm that, at the date of this Request, the representations and warranties referred to in Clause 4.1(e) (Conditions to each Advance) of the Credit Facility Agreement are true and that no Default has occurred and is continuing [and no Default]/[Event of Default]* would result from the making of the Advance to which this Drawdown Request relates.

* Applicable if Drawdown Request relates to a Rollover Advance.

The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully

_______________________

For and on behalf of:

TEEKAY NORDIC HOLDINGS INCORPORATED

SCHEDULE 5

ASSOCIATED COSTS RATE

1.	The Associated Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank or (c) the requirements of the National Central Bank in such Lender’s jurisdiction.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Associated Costs Rate will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4.	The Additional Costs Rate for a Lender lending from a Facility Office in the United Kingdom shall be calculated as follows:

E x 0.01 per cent per annum 300
where:

E	is designed to compensate the Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 5 below and expressed in pounds per £1,000,000.

5.	For the purposes of paragraph 4 of this Schedule, “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

6.	If requested by the Administrative Agent, each Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Lender to the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff base of that Lender.

7.	For the purposes of paragraph 5 of this Schedule:

(a)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(b)	“Tariff Base” has the meaning given to it, and will be calculated in accordance with, the Fees Rules of the Tariff Base of that Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraph 6 above.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 6 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Associated Costs Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 6 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Associated Costs Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.	The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

SCHEDULE 6

PART I — PERMITTED SALE AND LEASEBACK

1.	A sale-and-leaseback transaction in respect of the Tranche A Vessels structured primarily to achieve tax efficiency for the purposes of the tax arrangements of the Group, whilst preserving the interests of the Lenders in relation to the Credit Facility.

2.	A limited partnership (the “Leaseback Borrower”) to be established (a) in a jurisdiction and with a constitutional, administrative and legal structure which is satisfactory to the Administrative Agent and (b) with a member of the Group as a general partner.

3.	Leaseback Borrower (and/or new special purpose companies owned or to be owned by Leaseback Borrower established in a suitable tax jurisdiction for chartering the Tranche A Vessels) to acquire the Tranche A Vessels and/or Subsidiary Guarantors being owners of the Tranche A Vessels (“Relevant Subsidiary Guarantors”).

4.	Acquisition to be funded by equity investment in, and debt provided to, Leaseback Borrower (as a percentage of acquisition price) substantially as follows: (i) pursuant to the transfer of the loan from the Lenders under Tranche A (70%) and (ii) a combination of equity from CanCo (Investor) and debt from the Parent Guarantor (in each case, fully subordinated to the rights of each of the Finance Parties under the Finance Documents) (30%).

5.	Leaseback Borrower and/or Relevant Subsidiary Guarantors to enter into long-term time charters (each a “Time Charter”) in respect of the Tranche A Vessels with a subsidiary of the Parent Guarantor, which provide for charter payments (net of taxes) in amounts which are at least sufficient to meet the payment obligations of the Leaseback Borrower falling due under the Credit Facility Agreement as well as other reasonable costs and expenses associated with the operation of the Tranche A Vessels. Time Charters to be assigned in favour of the Lenders.

6.	Leaseback Borrower, or its respective vessel owning subsidiaries, to enter into management agreements (each a “Management Agreement”) with the Parent Guarantor or a subsidiary thereof for the technical management of the Tranche A Vessels. Such Management Agreements to be assigned in favour of the Lenders.

PART II — FORM OF ACCESSION NOTICE

THIS ACCESSION NOTICE is entered into on [                        ] by [insert name of relevant Substitute Vessel Owner] (the “Relevant Subsidiary”) and Teekay Shipping Corporation by way of a deed in favour of each of the Finance Parties (as defined in the Credit Facility Agreement referred to below).

BACKGROUND

A	By an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between Teekay Shipping Corporation (the “Parent Guarantor”), Teekay Nordic Holdings Incorporated (as the “Original Borrower”), Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), Nordea Bank Finland Plc, New York Branch (as the “Administrative Agent”), Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented), the Lenders agreed to provide the Credit Facility to the Original Borrower on the terms and subject to the conditions thereof. Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this Notice.

B	Pursuant to and in accordance with the terms of the Credit Facility Agreement, the Relevant Subsidiary is to become a party to the Credit Facility Agreement as a Guarantor.

NOW THIS DEED WITNESS AS FOLLOWS:

1.	The Relevant Subsidiary is a company duly organised under the laws of [insert relevant jurisdiction].

2.	The Relevant Subsidiary confirms that it has received from the Parent Guarantor a true and up-to-date copy of the Credit Facility Agreement and of the other Finance Documents.

3.	The Relevant Subsidiary undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Facility Agreement and the other Finance Documents by a Guarantor and agrees that it shall be bound by the Credit Facility Agreement and the other Finance Documents in all respects as if it had been an original party thereto as an Original Guarantor. [Provided that [make such exceptions (if any) as may be necessary to limit the obligations of Relevant Subsidiary to ensure that such obligations are enforceable in accordance with applicable local law]].

4.	The Parent Guarantor and the Relevant Subsidiary confirm that (a) no Default has occurred and is continuing or will result from the execution and delivery of this Accession Notice and (b) each of the representations made in Clause 16 (Representations and Warranties) is true and will continue to be true, in each case, in respect of such Relevant Subsidiary, following the accession of the Relevant Subsidiary to the Credit Facility Agreement as a Guarantor pursuant to this Accession Notice (or in the case of any such representation which expressly relates to a given date or period (following such accession), such representation is true in respect of that date or period in relation to the Relevant Subsidiary).

5.	The Relevant Subsidiary confirms that it has appointed [ ] of [ ] to be its process agent for the purposes of accepting service of Proceedings in England on it.

6.	The Relevant Subsidiary’s administrative details for the purposes of the Credit Facility Agreement are as follows:

Address: Contact: Telephone No: Fax No: E-mail:

7.	This Accession Notice and the rights, benefits and obligations of the parties under this Accession Notice shall be governed by and construed in accordance with English law.

8.	This Accession Notice has been executed as a Deed by the Parent Guarantor and the Relevant Subsidiary and signed by [?] on the date written at the beginning of this Accession Notice.

THE COMMON SEAL of [Name of Relevant Subsidiary] was hereunto affixed in the presence of:	) ) ) ) )

.........................................................

Director	)

.........................................................

Director/Secretary	)

OR EXECUTED as a DEED by [Name of Relevant Subsidiary] acting by

THE COMMON SEAL of TEEKAY SHIPPING CORPORATION was hereunto affixed in the presence of:	) ) ) ) )

Director ) ................................................... [insert name of director]

Director/Secretary ) ................................................... [insert name of director/secretary]

OR EXECUTED as a DEED by TEEKAY SHIPPING CORPORATION acting by THE ADMINISTRATIVE AGENT NORDEA BANK FINLAND PLC, NEW YORK BRANCH By:

PART III — ACCESSION DOCUMENTS

1.	Corporate Documents

In relation to an Additional Obligor or (where indicated) (x) a Subsidiary Guarantor which is to acquire a New Vessel and (y) any Charterer which is required to enter into a Security Document in respect of a Relevant Third Party Charter relating to such New Vessel under this Agreement, a copy of:

(a)	its up-to-date constitutional documents and, if applicable, a good standing certificate in respect thereof (including in respect of such Charterer);

(b)	a board resolution (or in the case of the Leaseback Borrower, other appropriate approval) approving the execution and delivery of the relevant Accession Notice, its accession to the Credit Facility Agreement as a Borrower and/or Guarantor (as the case may be) and the performance of its obligations under the Finance Documents and authorising a named person to sign such Accession Notice and any other documents to be delivered by it pursuant thereto, together with copies of any powers of attorney or other instruments of authority required in connection therewith;

(c)	in the case of any such Subsidiary Guarantor or Charterer (as the case may be), a board resolution approving the execution and delivery of the Finance Documents to be entered into in relation to such New Vessel and authorising a named person to sign such Finance Documents and any other documents to be delivered by it pursuant thereto, together with copies of any powers of attorney or other instruments of authority required in connection therewith;

(e)	if applicable, a copy of a shareholders’ resolution of the shareholders of such Additional Obligor, Subsidiary Guarantor or Charterer (as applicable) approving the execution, delivery and performance of the Transaction Documents to which it is party or which are to be entered into in relation to a New Vessel (as the case may be) and the terms and conditions thereof; and

(f)	a duly completed certificate, of a duly authorised officer of such Additional Obligor, Subsidiary Guarantor or Charterer (as the case may be) in the form of Part III of Schedule 3 (Form of Officer’s Certificate) (subject to the necessary amendments to such form contemplated therein).

2.	Legal Opinions

Without prejudice to the scope of Clause 20.2(d)(iv) (Conditions), opinions (if any) required by the Administrative Agent from such legal advisers as may be acceptable to it as to relevant Law (including in relation to any tax matters applicable to such Additional Obligor or Subsidiary Guarantor and any Security required to be provided under this Agreement by or in respect of such Additional Obligor, Charterer or New Vessel).

3.	Necessary Authorisations

A copy of any Necessary Authorisation as is in the opinion of counsel to the Lenders necessary to render the Transaction Documents to which such Additional Obligor, Subsidiary Guarantor or Charterer is (or is to be) party legal, valid, binding and enforceable to make the Transaction Documents to which such Additional Obligor, Subsidiary Guarantor or Charterer is (or is to be) party admissible in evidence in such Additional Obligor’s, Subsidiary Guarantor’s or Charterer’s jurisdiction of incorporation and (if different) in England and to enable such Additional Obligor, Subsidiary Guarantor or Charterer to perform its obligations thereunder.

4.	Security Documents

At least 2 original copies of any Security Documents required by the Administrative Agent pursuant to Clause 20.2(d)(iii) (Conditions) duly executed by the Additional Obligor, Subsidiary Guarantor or Charterer (as the case may be) together with all documents required to be delivered pursuant to it.

5.	Process Agent

Written confirmation from the process agent referred to in the relevant Accession Notice, in the case of an Additional Obligor, or appointed by the Charterer which is required to enter into a Security Document pursuant to this Agreement in respect of a Collateral Vessel owed by such Additional Obligor, in each case, that it accepts its appointment as process agent.

6.	Collateral Vessels

To the extent required by the Administrative Agent, in respect of any Collateral Vessel owned by, or to be acquired in connection with, the accession or novation of such Additional Obligor to this Agreement or any New Vessel:

(a)	evidence that the mortgage entered into or to be entered into by such Additional Obligor or Subsidiary Guarantor (as the case may be) has been duly registered and/or recorded as a valid first priority ship mortgage in favour of the Security Trustee in respect of the relevant Collateral Vessel in accordance with the laws of the relevant jurisdiction;

(b)	evidence that the relevant Collateral Vessel:

(i)	is definitively and permanently registered in the name of the applicable Additional Obligor or Subsidiary Guarantor (as the case may be), is in full compliance with Clause 19.14 (Registration) (including the provision of certificates of ownership from appropriate authorities);

(ii)	is in the absolute and unencumbered ownership of such Additional Obligor or Subsidiary Guarantor, save as contemplated by the Finance Documents;

(iii)	has a classification which complies in all respects with Clause 19.7 (Classification); and

(iv)	is insured in accordance with the Finance Documents and all requirements therein in respect of Insurances for the time being applicable have been complied with;

(c)	copies of the Documents of Compliance and of the Collateral Vessel’s Safety Management Certificate in respect of the relevant Collateral Vessel (together with any other relevant details of the applicable safety management system relating to such Collateral Vessel which the Administrative Agent may reasonably require); and

(d)	the results of maritime registry searches relating to the relevant Collateral Vessel.

7.	Additional Appraisal Package

Each Additional Appraisal Package for the time being required to be delivered pursuant to Clause 17.6 (Additional Appraisal Package).

8.	Relevant Third Party Charters

In respect of any New Vessel, copies of any Relevant Third Party Charters relating thereto.

9.	“Know your Customer” Checks

In respect of each Additional Obligor, all documents and other evidence relating to it which are required for the purposes of Clause 17.11 (“Know your Customer” Checks).

10.	Other Evidence

Such other documents or other evidence which the Administrative Agent may reasonably require.

PART IV — FORM OF NOVATION DEED

NOVATION DEED

To: Nordea Bank Finland Plc, New York Branch (the "Administrative Agent")

From: (1) [name of Leaseback Borrower] (the "Leaseback Borrower")

           (2) Teekay Nordic Holdings Incorporated (the “Original Borrower”)

            (3) Teekay Shipping Corporation (the “Parent Guarantor”)

Dear Sirs,

1.	We refer to an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between the Parent Guarantor, the Original Borrower, Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), the Administrative Agent, Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented). Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions when used in this Deed. The Leaseback Borrower, the Parent Guarantor and the Original Borrower are referred to in this Deed as the “Relevant Obligors”.

2.	Each Relevant Obligor confirms that (a) the conditions set out in Clause 20.2 (Conditions) in relation to the Permitted Sale and Leaseback have been satisfied or will be satisfied immediately upon the occurrence of the Leaseback Completion Date (b) no Default has occurred and is continuing or will result from the completion of the Permitted Sale and Leaseback and (c) each of the representations made in Clause 16 (Representations and Warranties) is true and will continue to be true, in each case, in respect of the Leaseback Borrower, following the completion of the Permitted Sale and Leaseback (or in the case of any such representation which expressly relates to a given date or period following such completion, such representation is true in respect of that date or period in relation to the Leaseback Borrower).

3.	For the purposes of the Permitted Sale and Leaseback, the Original Borrower wishes to procure the transfer to the Leaseback Borrower (and the Leaseback Borrower wishes to accept such transfer) of the Tranche A Obligations by signing this Deed and delivering the same to the Administrative Agent.

4.	Each Relevant Obligor requests the Administrative Agent to accept this Deed as being delivered to the Administrative Agent pursuant to and in accordance with Clause 21.2 (Novation of Leaseback Borrower) so as to take effect in accordance with the terms thereof on the Leaseback Completion Date.

5.	The Leaseback Borrower undertakes with each of the other parties to the Credit Facility Agreement that it will (a) perform in accordance with the terms thereof all those obligations which will be assumed by it under the Credit Facility Agreement from the Leaseback Completion Date and (b) satisfy each of the conditions (if any) subject to which this Deed is expressed to take effect.

6.	The Parent Guarantor confirms (for itself and as Obligors’ Agent for the other Obligors) that, notwithstanding the occurrence of the Leaseback Completion Date, the Parent Guarantor’s guarantee and indemnity obligations and the guarantee and indemnity obligations of the other Obligors pursuant to Clause 24 (Guarantee and Indemnity) of the Credit Facility Agreement will apply to all of the obligations of the Leaseback Borrower under the Finance Documents in all respects in accordance with the terms of the Credit Facility Agreement as if the Leaseback Borrower had been party to the Credit Facility Agreement as the Original Borrower.

7.	The Leaseback Borrower’s administrative details for the purposes of the Credit Facility Agreement are as follows:

Address: Contact: Telephone No: Fax No: E-mail:

8.	This Deed and the rights, benefits and obligations of the parties under this Deed shall be governed by and construed in accordance with English Law.

9.	This Deed has been executed and delivered as a deed by the Leaseback Borrower, the Original Borrower and the Parent Guarantor.

Yours faithfully,

THE LEASEBACK BORROWER

[Applicable Signature Block for Leaseback Borrower when executing a deed]

THE ORIGINAL BORROWER

TEEKAY NORDIC HOLDINGS INCORPORATED

[Applicable Signature Block for Original Borrower when executing a deed]

THE PARENT GUARANTOR

TEEKAY SHIPPING CORPORATION

Acknowledged by the Administrative Agent:

THE ADMINISTRATIVE AGENT

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:

Date:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To: Nordea Bank Finland Plc, New York Branch (the "Administrative Agent")

From: Teekay Shipping Corporation (the "Parent Guarantor")

Date: [•]

Dear Sirs,

We refer to an agreement (the “Credit Facility Agreement”) dated 1 September 2004 and made between Teekay Nordic Holdings Incorporated (as the “Original Borrower”) the Parent Guarantor, Nordea Bank Finland Plc, New York Branch (as the “Bookrunner”), Nordea Bank Finland Plc, New York Branch and DnB NOR Bank ASA (as the “Lead Arrangers”), the Administrative Agent, Nordea Bank Finland Plc, New York Branch (as the “Security Trustee”), the vessel owning entities named therein (as the “Subsidiary Guarantors”) and the persons named therein as lenders (as from time to time amended, varied, novated or supplemented).

Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions in this Certificate.

We attach the relevant calculation details applicable on the last day of our financial [year][quarter] ending [•] (the “Relevant Period”) which confirm that:

1.	Free Liquidity [was at all times equal to or greater than/fell below] $100,000,000. Therefore the condition contained in Clause 18(a) (Financial Condition) [has/has not] been complied with in respect of the Relevant Period.

2.	Available Credit [was at all times equal to or greater than/fell below] 7.5% of Total Debt. Therefore the condition contained in Clause 18(b) (Financial Condition) [has/has not] been complied with.

Signed: ………………………………….....

               Duly authorised representative of

               TEEKAY SHIPPING CORPORATION

SCHEDULE 8

COMMITMENT REDUCTION SCHEDULE

 Commitment Reduction                      Tranche A                                     Tranche B
         Date
(months following date     Commitment (US$)          Tranche A          Commitment (US$)          Tranche B
  of this Agreement)                                 Commitment                                   Commitment
                                                  Reductions (US$)                             Reductions (US$)

           0                   320,000,000                                   180,000,000
           6                   311,813,920              8,186,080            175,395,330              4,604,670
          12                   303,441,095              8,372,825            170,685,616              4,709,714
          18                   294,877,265              8,563,830            165,868,462              4,817,154
          24                   286,118,073              8,759,192            160,941,416              4,927,046
          30                   277,159,061              8,959,011            155,901,972              5,039,444
          36                   267,995,672              9,163,389            150,747,566              5,154,406
          42                   258,623,244              9,372,429            145,475,574              5,271,991
          48                   249,037,006              9,586,237            140,083,316              5,392,258
          54                   239,232,083              9,804,923            134,568,047              5,515,269
          60                   229,203,485             10,028,598            128,926,960              5,641,086
          66                   218,946,109             10,257,376            123,157,187              5,769,774
          72                   208,454,737             10,491,372            117,255,790              5,901,397
          78                   197,724,031             10,730,706            111,219,768              6,036,022
          84                   186,748,531             10,975,501            105,046,048              6,173,719
          90                   175,522,652             11,225,879             98,731,491              6,314,557
          96                   164,040,682             11,481,970             92,272,884              6,458,608
          102                  152,296,780             11,743,902             85,666,939              6,605,945
          108                  140,284,970             12,011,810             78,910,296              6,756,643
          114                  128,000,000             12,284,970             72,000,000              6,910,296
          120                            0            128,000,000                     (0)            72,000,000

-------------------------------------------------------------------------------------------------------------------

SCHEDULE 9

COLLATERAL VESSELS

Tranche A Vessels

Vessel  and          Year                  Yard               Type               dwt               Flag
Owner

Suezmax - Shuttle Tankers

Navion               2003                  Samsung            DH                 147,500           Bahamas
Stavanger
(Navion
Stavanger
L.L.C.)

Aframax - Shuttle Tankers

Nordic               1999                  Samsung            DH                 103,895           Bahamas
Marita
(Nordic
Marita
L.L.C.)

Nordic               1997                  Imabari            DH                 106,506           Bahamas
Svenita
(Nordic
Svenita
L.L.C.)

Nordic               1992                  Tsuneishi          DH                 108,153           NIS
Savonita
(Nordic
Savonita
L.L.C.)

Nordic               1992                  Tsuneishi          DH                 106,877           Bahamas
Torinita
(Nordic
Torinita
L.L.C.)

Nordic               1992                  Dalian             DH                 97,068            NIS
Yukon
(Nordic
Yukon
L.L.C.)

Nordic               1987                  Dalian             DH                 80,745            NIS
Trym
(Nordic
Troll &
Trym L.L.C.)

Aframax - Conventional Tankers

Falster Spirit       1995                  Hyundai            DH                 95,416            Bahamas
(Falster
Spirit L.L.C.)

Poul Spirit          1995                  Onomichi           DH                 105,351           Bahamas
(Poul Spirit
L.L.C.)

Senang Spirit        1994                  Imabari            DH                 95,649            Bahamas
(Senang
Spirit
L.L.C.)

Torben Spirit        1994                  Onomichi           DH                 98,662            Bahamas
(Torben
Spirit L.L.C.)

Samar Spirit         1992                  Onomichi           DH                 98,640            Bahamas
(Samar Spirit
L.L.C.)

Tranche B Vessels

Vessel  and          Year                  Yard               Type               dwt               Flag
Owner

Suezmax - Shuttle Tankers

Nordic                2004                 Samsung            DH                 151,294           Bahamas
Brasilia                                                                                           (with
(Nordic                                                                                            Brazilian
Brasilia                                                                                           bareboat
L.L.C.)                                                                                            registry
                                                                                                   option)

Nordic Spirit         2001                 Samsung            DH                 151,294           Bahamas
(Nordic                                                                                            (with
Spirit                                                                                             Brazilian
L.L.C.)                                                                                            bareboat
                                                                                                   registry
                                                                                                   option)

Aframax - Shuttle Tankers

Petroatlantic         2003                 Samsung            DH                  92,995           Bahamas
(Petroatlantic
L.L.C.)

Petronordic           2002                 Samsung            DH                  92,995           Bahamas
(Petronordic
L.L.C.)

SCHEDULE 10

COLLATERAL VESSEL PROVISIONS

1.	DEFINITIONS

In this Schedule 10 (Collateral Vessel Provisions):

“Approved Brokers” means the insurance brokers appointed by the Subsidiary Guarantor as approved, in writing, from time to time by the Security Trustee (such approval not to be unreasonably withheld or delayed).

“Approved Currency” means dollars or any other currency approved, in writing, from time to time by the Security Trustee.

“Collateral Vessel” means, for the purpose of this Schedule 10, the collateral vessel from time to time legally and beneficially owned by the Subsidiary Guarantor.

“Damage Notification Event” means any circumstance or event in connection with or in relation to the Collateral Vessel which gives rise to any claim or aggregate claims against the relevant insurers, before any adjustment for any relevant franchise or deduction, which exceeds $5,000,000 or the equivalent in any other currency.

“Environmental Affiliate” means an agent or employee of the Subsidiary Guarantor or a person in a contractual relationship with the Subsidiary Guarantor in respect of the Collateral Vessel (including, without limitation, the operation of or the carriage of cargo of the Collateral Vessel).

“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Laws.

“Environmental Claim” means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident.

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from the Collateral Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than the Collateral Vessel and which involves a collision between the Collateral Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Collateral Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any guarantor, any manager (or any sub-manager of the Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from the Collateral Vessel and in connection with which the Collateral Vessel is actually or potentially liable to be arrested and/or where any guarantor, any manager (or any sub-manager of the Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Laws” means all present and future laws, regulations, treaties and conventions of any applicable jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment;

(b)	relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)	provide remedies or compensation for harm or damage to the environment; or

(d)	relate to Environmentally Sensitive Materials or health or safety matters.

“Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

“Excess Risks” means, in relation to the Collateral Vessel, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Collateral Vessel as a consequence of the excess of the value at which the Collateral Vessel is assessed for the purposes of such claims is over the Collateral Vessel’s insured value.

“Insurers” means the underwriters or insurance companies with whom any of the Obligatory Insurances is effected and any protection and indemnity or war risks association in which the Collateral Vessel may at any time be entered.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation.

“Law” means any:

(a)	common or customary law;

(b)	constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

(c)	present or future directive, regulation, practice, concession or requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

“Mortgage” means the first preferred mortgage in respect of the Collateral Vessel to be granted by the Subsidiary Guarantor in favour of the Security Trustee.

“Obligatory Insurances” means, in relation to the Collateral Vessel, any policy or contract of insurance and any entry in a protection and indemnity or war risks association which are now or may hereafter be taken out or effected by or on behalf of the Subsidiary Guarantor pursuant to Clauses 6.1, 6.2 and 6.4 herein or the provisions of any other Finance Document in respect of the Collateral Vessel or its increased value, Earnings or profits, and all the benefits thereof including all claims thereunder and returns of premium.

“Policy” means, in relation to the Obligatory Insurances, any binder, contract, slip, note, certificate of entry, record or any other document evidencing the contract of the Obligatory Insurance or its terms.

“Required Insurance Amount” means, in respect of the Collateral Vessel, an aggregate amount equal to not less than the greater of the Market Value of the Collateral Vessel and 110 per cent of the Outstandings, pro rata in respect of the Collateral Vessel.

“Requisition Compensation” means any monies or other compensation receivable from any government (whether civil, military or de facto) or public or local authority in relation to the Collateral Vessel or any part thereof in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire (to the extent that a total loss occurs during such requisition for hire) by or under the order of any such government or public or local authority.

“Security Period” means the period beginning on the date of Mortgage and ending on the date upon which the Security Trustee is satisfied that:

(a)	none of the Finance Parties is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under any of the Finance Documents; and

(b)	all secured obligations (however defined in the Security Documents to which the Subsidiary Guarantor is a party) have been unconditionally and irrevocably paid and discharged in full.

“Shipper” shall include any person (except for the Subsidiary Guarantor or any person, firm or company acting on its behalf) who is or becomes a party to any contract of affreightment.

2.	REPRESENTATIONS AND WARRANTIES

The Subsidiary Guarantor makes the representations and warranties set out in this Clause 2 and acknowledges that the Security Trustee (for the benefit of the Finance Parties) has entered into the Security Documents in reliance on the following:

(a)	it is the sole, legal and beneficial owner of all of sixty-four sixty-fourth shares in the Collateral Vessel, free and clear of all Encumbrances except for Permitted Liens, the Mortgage and, if applicable, any deed of covenants;

(b)	the Collateral Vessel has been registered under a Pre-Approved Flag and is in full compliance with such flag regulations;

(c)	the Collateral Vessel is not (i) under arrest, detention or any similar action or (ii) in the possession of any person (other than the Collateral Vessel’s master and/or crew);

(d)	it has not, save for any Security Document to which it is a party, assigned or otherwise created any Encumbrance over its rights, title, interest in and benefit to any of the Earnings, the Requisition Compensation or the Obligatory Insurances (or any part thereof);

(e)	the Collateral Vessel is insured in accordance with the provisions of Clause 6 (Obligatory Insurances) and the Obligatory Insurances are valid and in full force and effect;

(f)	the Collateral Vessel is classified to the highest classification for vessels of a similar type to the Collateral Vessel by a Pre-Approved Classification Society, free from any recommendation or requirement of such classification society which has not been complied with in accordance with, and in the time required (as extended or modified by such classification society from time to time) by, that classification society;

(g)	neither its entry into, nor the performance by it of its obligations under the Security Documents to which it is a party shall:

(i)	give rise to or oblige it to create any Encumbrance in favour of any person other than the Security Trustee;

(ii)	confer any person with the right to require either payment in respect of any obligation which has not matured or repayment (whether full or partial) in respect of any indebtedness; or

(iii)	require it to withdraw the Collateral Vessel from service under, or terminate, any charter or contract of affreightment in respect of the Collateral Vessel;

(h)	it and (to the best of its knowledge) its Environmental Affiliates have complied with the provisions of all Environmental Laws and have obtained and are in full compliance with all requisite Environmental Approvals except where non-compliance or failure to obtain Environmental Approvals does not and will not have a Material Adverse Effect;

(i)	neither it nor (to the best of its knowledge) its Environmental Affiliates has received notice of any Environmental Claim that alleges that either it or its Environmental Affiliate is not in compliance with all Environmental Laws or Environmental Approvals, where such non-compliance has or will have a Material Adverse Effect;

(j)	no Environmental Claim has been made, threatened or is pending against it or to the best of its knowledge, its Environmental Affiliates in connection with the Collateral Vessel; and

(k)	there has been no Environmental Incident except where such incident does not and will not have a Material Adverse Effect and no person has claimed that an Environmental Incident has occurred in respect of the Collateral Vessel.

3.	INSURANCE COVENANTS

The Subsidiary Guarantor covenants with the Security Trustee (for the benefit of the Finance Parties) that, at all times, during the Security Period it shall:

(a)	execute all such documents (including, without limitation, any guarantees and/or indemnities required by any protection and indemnity or war risks association) and ensure such documents remain in full force and effect and do all such things as may be necessary to confer the Security Trustee with the benefit of the Obligatory Insurances including, without limitation, at the request of the Security Trustee:

(i)	notify the insurers of the Security Trustee’s interest in the Collateral Vessel and the Obligatory Insurances by notices in the forms set out in the relevant Security Documents to which it is a party; and

(ii)	ensure that the Obligatory Insurances contain loss payable and, if applicable, notices of cancellation clauses substantially in the forms set out in the relevant Security Documents to which it is a party (or in such form as may be approved from time to time, in writing, by the Security Trustee);

(b)	promptly upon effecting the Obligatory Insurances, give written notice to the Security Trustee stating the full particulars (including, without limitation, the dates and amounts of the Obligatory Insurances) thereof;

(c)	punctually pay all premiums, calls, contributions or other sums payable in respect of the Obligatory Insurances and upon request by the Security Trustee promptly produce the receipts paid by it in respect of the Obligatory Insurances;

(d)	within thirty days following a request by the Security Trustee (such request not to be made more than once in any calendar year unless additional insurances have been effected pursuant to Clause 4(h) (Operational Covenants)), provide the Security Trustee with a detailed report signed by an independent and reputable firm of marine insurance brokers or consultants appointed by it and approved by the Security Trustee detailing the Obligatory Insurances and stating that, in the reasonable opinion of such firm, the Obligatory Insurances are adequate, each such report to be prepared at the expense of the Subsidiary Guarantor if the Security Trustee has reasonable grounds for inquiring about the adequacy of such Obligatory Insurances, but otherwise at the expense of the Security Trustee;

(e)	not alter materially or agree to any material alteration of any of the Obligatory Insurances without the prior written consent of the Security Trustee or consent or agree to any act or omission which might invalidate or render unenforceable any of the Obligatory Insurances in whole or in part or waive any of its rights under or in respect of any of the Obligatory Insurances;

(f)	cause the Approved Brokers and the managers of any protection and indemnity or war risks association in which the Collateral Vessel may be entered:

(i)	to hold to the order of the Security Trustee in accordance with customary market practice the originals of all Policies (and the benefit of such Obligatory Insurances) and upon request deliver certified copies of the same to the Security Trustee;

(ii)	to deliver to the Security Trustee a letter or letters of undertaking in the form customarily provided by the relevant protection and indemnity club in a form acceptable to the Security Trustee together with a copy of the club’s certificate of entry (if the relevant protection and indemnity club has confirmed that it will deliver the same); and

(iii)	in the event that the Collateral Vessel enters United States of America waters (or the territorial waters of any other country which requires special certification) to provide to the Security Trustee with such evidence as the Security Trustee may reasonably require that the Collateral Vessel has a valid and current certificate of financial responsibility for pollution by oil and/or any other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Collateral Vessel;

(g)	promptly notify the Security Trustee:

(i)	if any underwriter, insurance company or protection and indemnity or war risks association cancels any of the Obligatory Insurances or ceases to be underwriters for any purpose whatsoever in connection with that Obligatory Insurance;

(ii)	of any material alteration to any of the Obligatory Insurances or any failure to pay any premium, call, contribution or other amounts due or any failure to renew any of the Obligatory Insurances (other than entry in a protection and indemnity association) at least seven days before the expiry of that Obligatory Insurance and one day before expiry of the entry in the protection and indemnity association; and

(iii)	of any other act, omission or event of which would or might render invalid or unenforceable any of the Obligatory Insurances in whole or in part;

(h)	not, without the prior written consent of the Security Trustee, settle, compromise or abandon any claim, give notice of abandonment in respect of the Collateral Vessel under any of the Obligatory Insurances other than a claim under protection and indemnity insurance or, so long as no Event of Default shall have occurred and be continuing, a claim of less than $5,000,000 (or the equivalent thereof in any other currency) arising otherwise than out of a total loss of the Collateral Vessel;

(i)	do all things necessary and provide all documents, evidence and information to the Security Trustee to enable the Security Trustee to collect or recover any moneys which may at any time, become payable in respect of any of the Obligatory Insurances;

(j)	in the case of the Obligatory Insurances in respect of protection and indemnity risks, provide for all moneys payable thereunder arising out of a claim to be paid in accordance with a loss payable clause in the relevant form set out in the relevant Security Document to which it is a party, and pay or settle, in full, any liability to which a claim relates or, as the case may be, reimburse any relevant insured which has settled that claim;

(k)	ensure that all payments made to the Security Trustee (or such person as the Security Trustee may direct) by or on behalf of the insurers under any of the Obligatory Insurances shall be made without any set-off, counterclaim, deductions or condition whatsoever;

(l)	not do (or permit to be done) or omit to do any act or thing which would or might enable the cancellation of any of the Obligatory Insurances or render any of the Obligatory Insurances invalid, void, voidable or unenforceable or render any sum paid under any of the Obligatory Insurances repayable in whole or in part;

(m)	take all necessary action and comply with all requirements which may from time to time be applicable to the Obligatory Insurances, and ensure that the Obligatory Insurances are not made subject to any exclusions or qualifications without the Security Trustee’s prior written consent, such consent not to be unreasonably delayed or withheld;

(n)	not make any changes relating to the classification, classification society, manager or operator of the Collateral Vessel without the prior written consent of the insurers and the Security Trustee other than in accordance with clause 19 (Covenants) of the Credit Facility Agreement;

(o)	if the Collateral Vessel is trading to the United States of America, during such time, make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in respect of the Collateral Vessel in order to maintain cover for such trading to the United States of America and the Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) in respect of the Collateral Vessel; and

(p)	not do any act nor voluntarily suffer nor permit any act to be done whereby any of the Obligatory Insurances shall or may be suspended or avoided (in whole or in part) and it shall not without obtaining the prior written consent of the relevant insurers and the Security Trustee employ or allow the employment of the Collateral Vessel otherwise than in conformity with the terms and conditions of the Obligatory Insurances.

4.	OPERATIONAL COVENANTS

The Subsidiary Guarantor covenants with the Security Trustee (for the benefit of the Finance Parties) that, at all times, during the Security Period it shall:

(a)	maintain the registration of the Collateral Vessel under a Pre-Approved Flag or under such other flag as may be approved by the Security Trustee, in writing, such approval not to be unreasonably withheld or delayed, and it shall not cause or permit to be done any act or omission whereby the registration of the Collateral Vessel at any one time would or might be defeated or imperilled;

(b)	not knowingly cause or permit the Collateral Vessel to be operated in any manner or employed in any trade or business contrary to or unlawful under the laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to the Collateral Vessel;

(c)	maintain and preserve, at its own expense, the Collateral Vessel in a seaworthy condition and in good working order and repair (ordinary wear and tear excepted) and in such condition to ensure that the Collateral Vessel is free of recommendation or requirement which has not been complied with within any time limit specified by such person (as such requirement or recommendation may be extended or modified from time to time) or, if no such time limit is specified, as soon as reasonably practicable;

(d)	comply with all laws, regulations and requirements (statutory or otherwise) from time to time applicable in the jurisdiction where the Collateral Vessel is registered and/or in the jurisdictions where the Collateral Vessel trades and/or is operated from and take all action as is necessary to ensure that it receives certification of compliance with those laws, regulation and requirements;

(e)	submit the Collateral Vessel on a regular basis to all periodical or other surveys as the classification society in which the Collateral Vessel is entered may require and at the request of the Security Trustee provide the Security Trustee with copies of all classification certificates of the Collateral Vessel and its machinery and of all damage or survey reports issued in connection therewith;

(f)	promptly notify the Security Trustee of any substantial change in the structure of the Collateral Vessel or any other modification which might involve material alteration to the Collateral Vessel provided that it shall not without the prior written consent of the Security Trustee, cause or permit to be made any change or modification which may result in a change to the type of the Collateral Vessel;

(g)	promptly notify the Security Trustee of any change of the name or port of registry of the Collateral Vessel;

(h)	not cause or permit the Collateral Vessel to enter into, trade to, or within the territorial waters of any country where the Obligatory Insurances on the Collateral Vessel may be jeopardised or imperilled unless it has first taken out or effected, at its own cost and expense, such additional insurances as the Security Trustee and the relevant insurers may require and as shall be necessary or customary for first class ship-owners trading vessels with or within the territorial waters of such country and if required by the Security Trustee, it shall assign those insurances in favour of the Security Trustee (in form and substance satisfactory to the Security Trustee);

(i)	ensure that all repairs to or replacements of any damaged or worn or lost parts of equipment are effected in such manner (both as regards workmanship and quality of materials) so not as to diminish in any material way the value of the Collateral Vessel and not to remove any material part of, or any item of, equipment installed on the Collateral Vessel unless the part or item so removed is replaced by a suitable part or item which is in the same condition and value as or better condition and value than the part or item removed, is free from any Encumbrance other than in favour of the Security Trustee and becomes upon installation on the Collateral Vessel the property of the Subsidiary Guarantor and subject to the security constituted by the Mortgage or, if applicable, any deed of covenants to which it is a party provided, that the Subsidiary Guarantor or any person on its behalf may not install equipment owned by a third party unless the equipment can be removed without any risk of damage to the Collateral Vessel;

(j)	not, other than those already in existence and fully disclosed to the Security Trustee prior to or on the date of the Credit Facility Agreement, enter into any agreement or arrangement whereby the Earnings may be shared or pooled with any other person, except with the prior written consent of the Security Trustee, which consent shall not be unreasonably withheld provided that the Subsidiary Guarantor assigns or procures that the Security Trustee obtains an assignment of the benefit of such Earnings in favour of the Security Trustee in form and substance satisfactory to the Security Trustee;

(k)	not, without the prior written consent of the Security Trustee, sell, assign or transfer, or enter into any agreement to sell, assign or transfer, all or part of the Collateral Vessel to any other person other than in circumstances where the proceeds of such sale, assignment or transfer will be applied as contemplated by clause 8.2 (Application of Mandatory Prepayments) of the Credit Facility Agreement;

(l)	(and it procures that its Environmental Affiliates shall) comply in all material respects with the ISM Code, all Environmental Laws, all Environmental Approvals and all other laws or regulations applicable to it and/or the Collateral Vessel including, without limitation, requirements relating to its establishment of financial responsibility, the management of its business and its ownership, operation, use and maintenance of the Collateral Vessel and its operation and/or its carriage of cargo except where such non-compliance does not or will not have an adverse effect on the value or utility of the Collateral Vessel and provide evidence of its compliance with such laws, regulations and/or approvals upon the request of the Security Trustee;

(m)	not employ or operate or allow the employment or operation of the Collateral Vessel in any manner contrary to any law, regulation or approval including, without limitation, the ISM Code in any applicable jurisdiction or in breach of any United States of America, European Union or United Nations sanctions;

(n)	not permit or allow to occur any discharge, release, leak, migration or other escape of any Environmentally Sensitive Material into the environment on, under or from any property owned, leased, occupied or controlled by it (including, without limitation, the Collateral Vessel), where such discharge, release, leak, migration or other escape would or might have a Material Adverse Effect;

(o)	upon the request of the Security Trustee, conduct and complete all investigations, studies, sampling, audits and testings reasonably required by any known Environmental Incident that would or might have a Material Adverse Effect;

(p)	promptly notify the Security Trustee by an effective and prompt mode of communication upon receiving notice of or becoming aware of any of the following events:

(i)	any circumstance or event which is or is likely to constitute a Damage Notification Event;

(ii)	any event as a result of which the Collateral Vessel has become or might, with the passage of time or otherwise, become a total loss;

(iii)	any requirement or recommendation made in relation to the Collateral Vessel by any insurer or classification society or by any competent authority which is not complied with within the time limit (as extended or modified by such insurer or classification society) and/or in the manner required by that insurer, classification society or competent authority;

(iv)	any levy of any distress on or any arrest, condemnation, confiscation, requisition for title or use, compulsory acquisition, seizure, detention or forfeiture of the Collateral Vessel (or any part thereof), any exercise or purported exercise of any lien or claim on or against the Collateral Vessel, any Earnings or any Requisition Compensation and (save in the case of any compulsory acquisition or requisition for title or use in respect of the Collateral Vessel) procure within 30 days the release of or discharge the lien or claim on or against the Collateral Vessel, any Earnings or any Requisition Compensation by providing adequate bail, security or otherwise as the circumstances may require;

(v)	any Environmental Claim pending, or made against it or any of its Environmental Affiliates or in connection with the Collateral Vessel which has or will have a Material Adverse Effect;

(vi)	any claim for breach of the ISM Code being made against it or any of its Environmental Affiliates, any manager or otherwise in connection with the Collateral Vessel;

(vii)	any other matter, event or incident, actual or threatened, the effect of which would or might lead to the ISM Code not being complied with in all material respects;

(viii)	any known Environmental Incident which has or will have a Material Adverse Effect;

(ix)	any death, sickness, injury of any third party, or any loss or damage to any property of any third party caused by, or in connection with, the Collateral Vessel (or any part thereof) which might reasonably be expected to give rise to a loss which constitutes a Damage Notification Event;

(x)	any other event which might reasonably have a Material Adverse Effect on its ability to punctually and fully perform its obligations hereunder or under any of the Finance Documents;

(q)	promptly submit to the protection and indemnity association in accordance with such association’s requirements such quarterly or other declarations in respect of cargo voyages to the United States of America and any other jurisdiction which requires declaration in respect of cargo voyages;

(r)	not represent to any third parties nor hold out any of the Finance Parties as having any operational interest in or carrying any cargo or passengers on the Collateral Vessel or as being in any way connected or associated with any such cargo or passengers or with the operation of the Collateral Vessel;

(s)	not pledge the credit of any of the Finance Parties for any maintenance, service, repairs, dry-docking or modification in respect of the Collateral Vessel or for any other purpose whatsoever;

(t)	not sell or purport to sell (save as permitted under the Credit Facility Agreement) or execute a bill of sale of in respect of the Collateral Vessel or any interest therein; and

(u)	promptly pay and discharge or cause to be paid and discharged in full:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Collateral Vessel, any Earnings or any of the Obligatory Insurances;

(ii)	all taxes, assessments, governmental charges, fines, penalties, dues and other amounts due and payable in respect of the Collateral Vessel, any Earnings or any of the Obligatory Insurances; and

(iii)	all other outgoings whatsoever in respect of the Collateral Vessel.

5.	MAINTENANCE OF SECURITY COVENANTS

The Subsidiary Guarantor covenants with the Security Trustee (for the benefit of the Finance Parties) that, at all times, during the Security Period it shall:

(a)	do everything necessary under all applicable laws for the purpose of perfecting the Security Documents and maintaining the Collateral Vessel as a good and valid security including, without limitation, at all times:

(i)	keep on board the Collateral Vessel together with the Collateral Vessel’s papers, a certified copy of the Mortgage, any mortgage book or other document of record as may be required by law to be kept on board the Collateral Vessel and cause to be recorded therein or thereon the particulars relating to the Mortgage or any other document as may be required by law and exhibit the same to the Security Trustee (including its representatives and nominees) and any person having a legal interest in or any business arrangement in connection with the Collateral Vessel;

(ii)	place and keep prominently in the chart room and in the master’s cabin of the Collateral Vessel a framed notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high reading as follows:

NOTICE OF MORTGAGE

This vessel is subject to a first priority mortgage in favour of Nordea Bank Finland Plc, New York Branch, as security trustee. Under the terms of the said first priority mortgage neither the owner nor any master nor any charterer of the vessel nor any other person has the right, power or authority to create, incur or permit to be placed on the vessel any lien whatsoever other than for the crew’s wages or salvage.”; and

(iii)	ensure that the interest of the Finance Parties in the Collateral Vessel is duly noted and/or recorded to the maximum extent permitted by applicable law with the registry where the Collateral Vessel is registered;

(b)	promptly (and in any event within 45 days of the relevant event) replace any notice as referred to in Clause 5(a)(ii) above that becomes illegible, lost, damaged or destroyed for any reason;

(c)	not, without the prior written consent of the Security Trustee, abandon (save in the case of extreme inclement weather) the Collateral Vessel or any part thereof;

(d)	not, without the prior written consent of the Security Trustee (which consent shall not be unreasonably withheld or delayed), let or agree to let the Collateral Vessel (or any part thereof) on demise charter (excluding, for the purposes of this clause, any Bareboat Charters);

(e)	not, without the prior written consent of the Security Trustee (which shall not be unreasonably withheld), appoint any person to act as manager of the Collateral Vessel other than in accordance with clause 19 (Covenants) of the Credit Facility Agreement;

(f)	do all such acts and execute all such documents as may be reasonably required by the Security Trustee to ensure the payment to the Security Trustee of any Requisition Compensation and any other moneys owed to the Subsidiary Guarantor in respect of any requisition for use or hire of the Collateral Vessel by or on behalf of any government or other authority;

(g)	not cause or permit the Collateral Vessel to be employed in any manner which will or may render it liable to confiscation, forfeiture, seizure, condemnation or destruction or any other similar action;

(h)	take all reasonable steps necessary to prevent any threatened arrest, detention, seizure, condemnation or any other similar action of the Collateral Vessel and to prevent any material risk of forfeiture of the Collateral Vessel and/or any risk of criminal liability to any of the Finance Parties by the adequate provision of bail, security or otherwise as the circumstances may require; and

(i)	not, without the prior written consent of the Security Trustee, save for any Security Document to which it is a party, assign, charge, mortgage or otherwise create (or concur in the creation of or permit to exist) any Encumbrance (in part or in whole) other than Permitted Liens over the Collateral Vessel, the Requisition Compensation, the Obligatory Insurances or the Earnings.

6.	OBLIGATORY INSURANCES

6.1	The Subsidiary Guarantor shall ensure that the Collateral Vessel is, at all times, during the Security Period, insured against:

(a)	fire and marine risks (including hull and machinery, hull interest and freight interest insurance) and war risks in an amount equal to at least the Required Insurance Amount; and

(b)	protection and indemnity risks (including pollution and Excess Risks) in accordance with usual practice for a “full entry” in respect of the full value and full tonnage of the Collateral Vessel,

such insurance to be expressed in an Approved Currency and arranged through the Approved Brokers and to be on such terms and with such insurers or insurance companies (or, in the case of war risks and protection and indemnity risks, such war risk or protection and indemnity associations) as may be approved, in writing, by the Security Trustee from time to time (such approval not to be unreasonably withheld or delayed).

6.2	The Subsidiary Guarantor shall effect and maintain oil pollution insurance cover in respect of the Collateral Vessel in an amount equal to US$1,000,000,000 in respect of each incident (such insurance shall include cover taken out or effected under Clause 6.1 insofar as insurance risks are concerned) or where (in the reasonable opinion of an Instructing Group, which shall take into consideration the price at which such cover can be effected) such insurance cannot be obtained in the international insurance market following due diligence (other than where the absence of available cover is caused by a history of accidents and/or spillage in respect of the Collateral Vessel and/or the Subsidiary Guarantor) such insurance shall be in an amount equal to at least US$500,000,000 in respect of each incident (or such other amount as may be agreed by the Instructing Group).

6.3	If the Subsidiary Guarantor fails to take out or maintain any Obligatory Insurance required to be effected by it pursuant to the provisions of Clauses 6.1 and 6.2, the Security Trustee, for and on behalf of the Subsidiary Guarantor, may (but shall not be obliged to) effect any such insurance (without prejudice to any other right of the Security Trustee arising hereunder or under any other Finance Document) and the Subsidiary Guarantor will on demand promptly pay to the Security Trustee the amount of any payment made in connection therewith, together with interest thereon at the rate and in the manner specified in clause 23.2 (Default Rate) of the Credit Facility Agreement.

6.4	Without prejudice to the Subsidiary Guarantor’s continuing obligations under this Clause 6, it shall, at least seven days before the expiry of any Obligatory Insurances (other than entry in a protection and indemnity association) and at least one day before the expiry of any entry in the protection and indemnity association (or within such shorter period as the Security Trustee may from time to time agree) taken out or effected by it or on its behalf in respect of the Collateral Vessel confirm, in writing, to the Security Trustee that the same has been renewed in accordance with the terms hereunder and promptly provide certified copies of the terms and conditions of the renewal.

6.5	Without prejudice to Clause 3(h) (Insurance Covenants), provided that no Event of Default shall have occurred and be continuing, the Subsidiary Guarantor may settle or compromise a claim arising out of any event or circumstance which does not constitute a total loss or a Damage Notification Event of or in respect of the Collateral Vessel. Further, where in accordance with Clause 5(f) (Maintenance of Security Covenants) any Requisition Compensation has been paid to the Security Trustee (to the extent that it is entitled to retain the same) the Security Trustee shall, provided that the Subsidiary Guarantor is in compliance with its obligations under the Transaction Documents to which it is a party, release such proceeds to the Subsidiary Guarantor.

7.	BAREBOAT CHARTER INSURANCE

The Subsidiary Guarantor agrees that if the Collateral Vessel is subject to a Third Party Bareboat Charter or other demise charter, it shall procure that:

(a)	the relevant bareboat charterer of the Collateral Vessel complies, in a manner satisfactory to the Security Trustee, in all respects with the provisions of Clause 6 (Obligatory Insurances) in respect of the Obligatory Insurances relating to the Collateral Vessel; and

(b)	the relevant bareboat charterer assigns to the Security Trustee all of its rights, title, interest in and benefit to the insurances taken out or effected by it or on its behalf relating to the Collateral Vessel upon terms satisfactory to the Security Trustee.

8.	CHANGES TO OBLIGATORY INSURANCES

If following a review of the Obligatory Insurances, the Security Trustee determines that such Obligatory Insurances are inadequate to protect the Finance Parties’ interest in the Collateral Vessel by reason of changes to the insurance market (other than changes permitted hereunder) having regard to comparable insurances effected by owners and operators of vessels of a similar type and age to the Collateral Vessel, the Security Trustee may by notice to the Subsidiary Guarantor require the Subsidiary Guarantor, at its own cost and expense, to promptly take such actions as in the reasonable opinion of the Security Trustee are necessary to remedy such inadequacies.

9.	APPLICATION OF INSURANCE MONEYS

9.1 Prior to an Event of Default

Prior to the occurrence of an Event of Default which is continuing, the proceeds of any claim under any of the Obligatory Insurances (other than in respect of a total loss or a Damage Notification Event) shall be applied, in full, by the Subsidiary Guarantor in or towards making good the loss or damage in respect of which such proceeds have been paid (and in the event that the proceeds of any claim are received by the Security Trustee, such proceeds (provided that the Subsidiary Guarantor is not in breach of any of its obligations under any Finance Document to which it is a party) shall be paid by the Security Trustee to the Subsidiary Guarantor in reimbursement of moneys expended by it for such purpose upon providing evidence satisfactory to the Security Trustee that such sums have been or are to be applied for such purpose).

9.2 After the occurrence of an Event of Default

Upon the occurrence of an Event of Default which is continuing, the Subsidiary Guarantor shall ensure that the proceeds of any claim in respect of protection and indemnity insurance shall be paid directly by the relevant insurers to the person to which the liability covered by such insurance was incurred.

9.3 General

Without prejudice to the terms of clause 8.2 (Application of Mandatory Prepayments) of the Credit Facility Agreement, all monies held, received or recovered by the Security Trustee, as a consequence of a total loss or a Damage Notification Event in respect of the Collateral Vessel or an Event of Default shall be applied by the Security Trustee in accordance with the provisions of clause [ ] of the Security Trust Deed.

10.	SUBSIDIARY GUARANTOR’S CONTINUING OBLIGATIONS

Notwithstanding anything contained in this Schedule 10:

(a)	the Subsidiary Guarantor shall remain liable under each charter and each contract of affreightment in respect of the Collateral Vessel to perform all the obligations assumed by it thereunder; and

(b)	the Security Trustee shall not be obliged:

(i)	to assume or be under any obligation in any manner to perform or fulfil any obligations (including making any payments) of the Subsidiary Guarantor or any of its Environmental Affiliates under or pursuant to any charter or contract of affreightment in respect of the Collateral Vessel;

(ii)	to enforce against any charterer or Shipper any term or condition of any charter or contract of affreightment in respect of the Collateral Vessel; or

(iii)	to make any enquiries as to the nature or sufficiency of any payment received by the Security Trustee.

11.	PROVISION OF INFORMATION

The Subsidiary Guarantor agrees that it shall, at all times, during the Security Period:

(a)	provide the Security Trustee with any information regarding the Collateral Vessel (including, without limitation, the employment, the position and the engagements of the Collateral Vessel) as reasonably requested by the Security Trustee together with details of the Earnings, payments and amounts due to the master and crew, all towages and salvages and copies of all contracts for the employment of or any other matters concerning the Collateral Vessel;

(b)	provide to the Security Trustee on request copies of the classification certificates of the Collateral Vessel and all machinery, damage and/or survey reports on the Collateral Vessel and of any charter and any contract of affreightment entered into by or on behalf of it in respect of the Collateral Vessel;

(c)	(i) ensure that the Security Trustee, its surveyors and/or other persons appointed by it will be permitted upon giving reasonable notice (and so as not to interrupt the trade of the Collateral Vessel) to board and have full and complete access to inspect the Collateral Vessel, its cargo and its logs; and

(d)	keep full, proper and up-to-date books of account in respect of the Collateral Vessel, or procure that the managers of the Collateral Vessel do so, and permit the Security Trustee upon giving reasonable notice to inspect, copy and make extracts from the same, or procure that the said managers do so, and provide evidence satisfactory to the Security Trustee that the wages and allotments and the insurance, tax (including PAYE) and pension contributions of the master and crew are being promptly and regularly paid in such amounts as required to fully discharge any due and payable liabilities.

12.	SECURITY TRUSTEE POWERS

Upon the occurrence of any Event of Default which is continuing, the Security Trustee shall be entitled (and the Subsidiary Guarantor agrees that the Security Trustee shall be so entitled), without notice or further demand, to immediately exercise all the powers and remedies conferred on it under such documents and in accordance with applicable law as mortgagee and chargee of the Collateral Vessel including, without limitation, the right:

(a)	to take possession of the Collateral Vessel and exercise all the rights and powers of a mortgagee;

(b)	to recover and collect all freights, passage moneys, remuneration for salvage or towage services, hire moneys and all other income or earnings then due or to become due to the Subsidiary Guarantor in respect of the Collateral Vessel and to give a good receipt therefor on behalf of the Subsidiary Guarantor;

(c)	to require that all Policies relating to any of the Obligatory Insurances (including details of and correspondence concerning outstanding claims) be delivered to such adjusters and/or brokers and/or other insurers as the Security Trustee may nominate;

(d)	to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under any of the Obligatory Insurances and to take over or institute or pursue all proceedings in connection therewith (as the Security Trustee in its absolute discretion thinks fit) and to permit the Approved Brokers through whom collection or recovery is effected to charge and retain the usual brokerage therefor;

(e)	to recover, defend, discharge, compound, release or compromise claims including, without limitation, those which (i) have given or may give rise to any charge or lien on the Collateral Vessel, (ii) have priority over the Mortgage or (iii) are or may be enforceable by proceedings against the Collateral Vessel;

(f)	to sell the Collateral Vessel or any share therein (whether as mortgagee, attorney-in-fact for the Subsidiary Guarantor or otherwise), with or without the benefit of any charter or other engagement, by public auction or private contract, at any place in the world, with or without advertisement (but in the case of a sale by private contract, the Security Trustee shall give prior notification thereof to the Subsidiary Guarantor), for cash, on credit or otherwise and upon such terms as the Security Trustee in its absolute discretion may determine with the power to postpone any sale and to execute legal bills or bills of sale in respect of a sale and without being answerable for any loss incurred by any sale or resulting from any postponement thereof unless such loss has occurred due to the gross negligence or wilful misconduct of the Security Trustee, and at any public sale to purchase the Collateral Vessel and to set off the purchase price of the Collateral Vessel against the secured obligations (howsoever defined in the Mortgage or, as the case may be, any deed of covenants);

(g)	to manage and, for such purpose, to appoint and/or remove any manager of the Collateral Vessel and to insure the Collateral Vessel on such terms and with such insurers and against such risks as the Security Trustee may in its absolute discretion think fit, and to maintain and repair the Collateral Vessel and to hold, lay up, lease, charter, operate or otherwise use the Collateral Vessel in such manner and for such period as the Security Trustee in its absolute discretion deems expedient and to do all acts and things incidental or conducive thereto in all respects as if the Security Trustee were the owner of the Collateral Vessel without being responsible for any loss thereby incurred unless such loss has occurred due to the gross negligence or wilful misconduct of the Security Trustee;

(h)	order the Collateral Vessel to proceed forthwith at the Subsidiary Guarantor’s risk and expense to a port or place nominated by the Security Trustee and require the Subsidiary Guarantor to give the necessary instructions to the master and/or crew of the Collateral Vessel to comply with any such instructions of the Security Trustee and if the Subsidiary Guarantor fails to give such instructions for any reason whatsoever the Security Trustee shall have the right and power to give such instructions directly to the master and/or crew;

(i)	recover from the Subsidiary Guarantor on first demand, all losses, expenses, payments and disbursements (including, without limitation, legal fees) incurred reasonably by the Security Trustee in respect of or, incidental to the exercise by it of any of its powers under the Mortgage or, as the case may be, the Deed of Covenants together with interest thereon at the rate as set out in clause 23.2 (Default Rate) of the Credit Facility Agreement from the date when such losses, expenses, payments or disbursements (including, without limitation, legal fees) were incurred by the relevant Finance Party until the date of reimbursement whether before or after judgment.

Notwithstanding the terms of this Clause 12, the Security Trustee shall be under no duty to enquire as to the sufficiency of any payment received by it in relation to the Collateral Vessel or to take any action to recover amounts due or to enforce its rights and powers in relation thereto.

13.	ENVIRONMENTAL INDEMNIFICATION

The Subsidiary Guarantor shall defend, indemnify and hold harmless each of the Finance Parties and any of its employees, agents, officers and directors from and against any claims, demands, penalties, disbursements, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown (including, without limitation, legal fees), contingent or otherwise, arising out of or in any way related to Environmentally Sensitive Material in, transported, stored or carried upon or forming a part of or discharge from the Collateral Vessel or in relation to any Environmental Laws, Environmental Approvals or Environmental Claims.

SIGNATORIES

THE PARENT GUARANTOR

TEEKAY SHIPPING CORPORATION

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

THE ORIGINAL BORROWER

TEEKAY NORDIC HOLDINGS INCORPORATED

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

THE BOOKRUNNER

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	HANS KJELSRUD

Address:	437 Madison Avenue New York, NY 10022 USA

Fax:	+1 212 421 4420

Attention:	Hans Chr. Kjelsrud

Telephone:	+1 212 318 9634

Email:	hans.kjelsrud@nordea.com

THE LEAD ARRANGERS

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	HANS KJELSRUD

Address:	437 Madison Avenue New York, NY 10022 USA

Fax:	+1 212 421 4420

Attention:	Hans Chr. Kjelsrud

Telephone:	+1 212 318 9634

Email:	hans.kjelsrud@nordea.com

DNB NOR BANK ASA

By:	ASTRID PRESTNES NORDTORP

Address:	Stranden 21 0250 Oslo Norway

Fax:	+ 47 22 48 20 20

Attention:	Astrid Prestnes Nordtorp

Telephone:	+ 47 22 94 91 29

Email:	astrid.prestnes.nordtorp@dnbnor.no

THE ADMINISTRATIVE AGENT

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	HANS KJELSRUD

Address:	437 Madison Avenue New York, NY 10022 USA

Fax:	+1 212 421 4420

Attention:	Hans Chr. Kjelsrud

Telephone:	+1 212 318 9634

Email:	hans.kjelsrud@nordea.com

THE SECURITY TRUSTEE

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	HANS KJELSRUD

Address:	437 Madison Avenue New York, NY 10022 USA

Fax:	+1 212 421 4420

Attention:	Hans Chr. Kjelsrud

Telephone:	+1 212 318 9634

Email:	hans.kjelsrud@nordea.com

THE SUBSIDIARY GUARANTORS

NAVION STAVANGER L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC MARITA L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC SVENITA L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC SAVONITA L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC TORINITA L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC YUKON L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC TROLL & TRYM L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

FALSTER SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

POUL SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

SENANG SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

TORBEN SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

SAMAR SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC BRASILIA L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

NORDIC SPIRIT L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

PETROATLANTIC L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

PETRONORDIC L.L.C.

By:	GREG ROMANIUK

Address:	c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver British Columbia V6C 2K2 Canada

Attention:	Director, Finance

Fax:	+1 604 681 3011

Telephone:	+1 604 683 3529

Email:	greg.romaniuk@teekay.com

THE LENDERS

NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH

By:       HANS CHR. KJELSRUD

DNB NOR BANK ASA

By:       ASTRID PRESTNES NORDTORP

HSBC BANK PLC

By:       ADAM BYRNE

ING BANK N.V.

By:       PAUL BROSNAHAN

By:       HUGH BAKER

DANISH SHIP FINANCE (DANMARKS SKIBSKREDITFOND)

By:       ERIK I. LASSEN

By:       CHRISTIAN BEHNKE

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By:       MALTE SCHULTE-TRUX

By:       LARS BOHLIG

DRESDNER BANK AG IN HAMBURG

By:       DOROTHEE MILEWSKI

By:       D. QIAN

FOKUS BANK ASA

By:       BENT R. EIDEM

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE

By:       NORBERT SCHUSTER

By:       NEIL HENNESSY

LLOYDS TSB BANK PLC

By:       DAVID SUMMER

By:       ANTHONY STEVENS

NIB CAPITAL BANK N.V.

By:       J. L. NIEUWENHUISEN

By:       C. MULDER

THE ROYAL BANK OF SCOTLAND PLC

By:       ROBERT JAMES MANNERS

SCOTIABANK EUROPE PLC

By:       DAVID SPARKES

VEREINS- UND WESTBANK AG

By:       NICOLINI HELFER

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:       JOHN HARTIGAN

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

By:       BEARTE B E

By:       PER FR LICH